Exhibit 10.3

SILICON VALLEY CA-I, LLC,

a Delaware limited liability company,

Landlord,

and

FIREEYE, INC.,

a Delaware corporation,

Tenant

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TABLE OF CONTENTS

(continued)

EXHIBIT A – FLOOR PLAN DEPICTING THE PREMISES

EXHIBIT A-1 – SITE PLAN

EXHIBIT B – INITIAL ALTERATIONS

EXHIBIT B-1 – DEPICTION OF INITIAL ALTERATIONS

EXHIBIT C – COMMENCEMENT DATE MEMORANDUM

EXHIBIT D – RULES AND REGULATIONS

EXHIBIT E – EARLY POSSESSION AGREEMENT

EXHIBIT F – FORM OF LETTER OF CREDIT

EXHIBIT G – APPROVED SIGNAGE

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SILICON VALLEY PORTFOLIO LEASE

REFERENCE PAGES

BUILDING:	Milpitas Business Park 1390 McCarthy Boulevard Milpitas, California

LANDLORD:	SILICON VALLEY CA-I, LLC,
a Delaware limited liability company

LANDLORD’S ADDRESS:	c/o RREEF Management Company
3303 Octavius Drive, Suite 102
Santa Clara, California 95054

WIRE INSTRUCTIONS AND/OR ADDRESS FOR RENT PAYMENT:	Silicon Valley CA-I, LLC Dept. 2090
P.O. Box 39000
San Francisco, California 94139

LEASE REFERENCE DATE:	January 15, 2008

TENANT:	FIREEYE, INC.,
a Delaware corporation

TENANT’S NOTICE ADDRESS:

(a) As of beginning of Term:	1390 McCarthy Boulevard Milpitas, California 95035

(b) Prior to beginning of Term (if different):	1360 Willow Road Menlo Park, California 94025

PREMISES ADDRESS:	1390 McCarthy Boulevard
Milpitas, California 95035

PREMISES RENTABLE AREA:	Approximately 16,892 sq. ft. (for outline of Premises see Exhibit A)

USE:	General office use and research and development, light assembly, manufacturing and storage of computer electronics.

COMMENCEMENT DATE:	March 1, 2008

TERM OF LEASE:	Approximately thirty-six (36) months beginning on the Commencement Date and ending on the Termination Date.

TERMINATION DATE:	The last day of the thirty-sixth (36th) full calendar month after the Commencement Date, which Termination Date is estimated to be February 28, 2011.

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ANNUAL RENT and MONTHLY INSTALLMENT OF RENT (Article 3):

Months		Rentable Square Footage	Annual Rent Per Square Foot	Annual Rent	Monthly Installment of Rent
from	through
1	12	16,892	$12.60	$212,839.20	$17,736.60
13	24	16,892	$13.20	$222,974.40	$18,581.20
25	36	16,892	$13.80	$233,109.60	$19,425.80

INITIAL ESTIMATED MONTHLY INSTALLMENT OF RENT ADJUSTMENTS (Article 4):		$5,743.28

TENANT’S PROPORTIONATE SHARE:		38.73%

SECURITY DEPOSIT:		$50,000.00 (In cash or Letter of Credit pursuant to Article 40 of this Lease).

ASSIGNMENT/SUBLETTING FEE:		$1,000.00

PARKING:		3.7 unreserved parking spaces per 1,000 rentable square feet of the Premises at no charge during the Term or any extension thereof.

REAL ESTATE BROKER:		CB Richard Ellis, representing Landlord, and Colliers Parrish, representing Tenant.

TENANT’S SIC CODE:		3571

AMORTIZATION RATE:		N/A

The Reference Pages information is incorporated into and made a part of the Lease. In the event of any conflict between any Reference Pages information and the Lease, the Lease shall control. The Lease includes Exhibits A through G, all of which are made a part of the Lease.

IN WITNESS WHEREOF, Landlord and Tenant have entered into the Lease as of the Lease Reference Date set forth above.

LANDLORD:		TENANT:

SILICON VALLEY CA-I, LLC, a Delaware limited liability company		FIREEYE, INC., a Delaware corporation

By:	RREEF Management Company, a Delaware corporation, its Authorized Agent

By:	/s/ James H. Ida	By:	/s/ Ashar Aziz

Name:	James H. Ida	Name:	Ashar Aziz

Title:	Vice Pres, Dist Mgr	Title:	CEO

Dated:	1/24/08	Dated:	1/24/2008

		By:	/s/ Zane M. Taylor

		Name:	Zane M. Taylor

		Title:	V.P. Operations

		Dated:	1/24/2008

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LEASE

By this Lease Landlord leases to Tenant and Tenant leases from Landlord the Premises in the Building as set forth and described on the Reference Pages. The Premises are depicted on the floor plan attached hereto as Exhibit A, and the Building is depicted on the site plan attached hereto as Exhibit A-l. The Reference Pages, including all terms defined thereon, are incorporated as part of this Lease.

1. USE AND RESTRICTIONS ON USE.

1.1 The Premises are to be used solely for the purposes set forth on the Reference Pages. Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building or injure, annoy, or disturb them, or allow the Premises to be used for any improper, immoral, unlawful, or objectionable purpose, or commit any waste. Tenant shall not do, permit or suffer in, on, or about the Premises the sale of any alcoholic liquor without the written consent of Landlord first obtained. Tenant shall comply with all federal, state and city laws, codes, ordinances, rules and regulations (collectively “Regulations”) applicable to the use of the Premises and its occupancy and shall promptly comply with all governmental orders and directions for the correction, prevention and abatement of any violations in the Building or appurtenant land, caused or permitted by, or resulting from the specific use by, Tenant, or in or upon, or in connection with, the Premises, all at Tenant’s sole expense. Tenant shall not do or permit anything to be done on or about the Premises or bring or keep anything into the Premises which will in any way increase the rate of, invalidate or prevent the procuring of any insurance protecting against loss or damage to the Building or any of its contents by fire or other casualty or against liability for damage to property or injury to persons in or about the Building or any part thereof Except to the extent properly included in Expenses, Landlord shall be responsible for correcting any violations of Regulations in effect, as interpreted and enforced as of the date of this Lease, with respect to the parking area and ramps leading to the Building. Notwithstanding the foregoing, Landlord shall have the right to contest any alleged violation in good faith, including, without limitation, the right to apply for and obtain a waiver or deferment of compliance, the right to assert any and all defenses allowed by law and the right to appeal any decisions, judgments or rulings to the fullest extent permitted by Regulations. Landlord, after the exhaustion of any and all rights to appeal or contest, will make all repairs, additions, alterations or improvements necessary to comply with the terms of any final order or judgment.

1.2 Tenant shall not, and shall not direct, suffer or permit any of its agents, contractors, employees, licensees or invitees (collectively, the “Tenant Entities”) to at any time handle, use, manufacture, store or dispose of in or about the Premises or the Building any (collectively, “Hazardous Materials”) flammables, explosives, radioactive materials, hazardous wastes or materials, toxic wastes or materials, or other similar substances, petroleum products or derivatives or any substance subject to regulation by or under any federal, state and local laws and ordinances relating to the protection of the environment or the keeping, use or disposition of environmentally hazardous materials, substances, or wastes, presently in effect or hereafter adopted, all amendments to any of them, and all rules and regulations issued pursuant to any of such laws or ordinances (collectively, “Environmental Laws”), nor shall Tenant suffer or permit any Hazardous Materials to be used in any manner not fully in compliance with all Environmental Laws, in the Premises or the Building and appurtenant land or allow the environment to become contaminated with any Hazardous Materials. Notwithstanding the foregoing, Tenant may handle, store, use or dispose of products containing small quantities of Hazardous Materials (such as aerosol cans containing insecticides, toner for copiers, paints, paint remover and the like) to the extent customary and necessary for the use of the Premises for general office purposes; provided that Tenant shall always handle, store, use, and dispose of any such Hazardous Materials in a safe and lawful manner and never allow such Hazardous Materials to contaminate the Premises, Building and appurtenant land or the environment. Tenant shall protect, defend, indemnify and hold each and all of the Landlord Entities (as defined in Article 31) harmless from and against any and all loss, claims, liability or costs (including court costs and attorney’s fees) incurred by reason of any actual or asserted failure of Tenant to fully comply with all applicable Environmental Laws, or the presence, handling, use or disposition in or from the Premises of any Hazardous Materials by Tenant or any Tenant Entity (even though permissible under all applicable Environmental Laws or the provisions of this Lease), or by reason of any actual or asserted failure of Tenant to keep, observe, or perform any provision of this Section 1.2. Pursuant to California Health & Safety Code Section 25359.7, Landlord hereby notifies Tenant that Landlord knows or has reasonable cause to believe that a release of Hazardous Materials has come to be located on or beneath the property on which the Building lies. Further, to Landlord’s actual knowledge, there are no Hazardous Materials at the Building in violation of Environmental Laws. For purposes of this Section, “Landlord’s actual knowledge” shall be deemed to mean and limited to the current actual knowledge of the Property Manager for the Building, at the time of execution of this Lease and not any implied, imputed, or constructive knowledge of said individual or of Landlord or any parties related to or comprising Landlord and without any independent investigation or inquiry having been made or any implied duty to investigate or make any inquiries; it being understood and agreed that such individual shall have no personal liability in any manner whatsoever hereunder or otherwise related to the transactions contemplated hereby.

1.3 Tenant and the Tenant Entities will be entitled to the non-exclusive use of the common areas of the Building as they exist from time to time during the Term, including the parking facilities, subject to Landlord’s rules and regulations regarding such use. However, in no event will Tenant or the Tenant Entities park more vehicles in the parking facilities than Tenant’s Proportionate Share of the total parking spaces available for common use. The foregoing shall not be deemed to provide Tenant with an exclusive right to any parking spaces or any guaranty of the availability of any particular parking spaces or any specific number of parking spaces, except as set forth on the Reference Pages to this Lease.

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2. TERM.

2.1 The Term of this Lease shall begin on the date (“Commencement Date”) that Landlord shall tender possession of the Premises to Tenant, and shall terminate on the date as shown on the Reference Pages as the Termination Date based on the actual Commencement Date (“Termination Date”), unless sooner terminated by the provisions of this Lease. Tenant shall, at Landlord’s request, execute and deliver a memorandum agreement provided by Landlord in the form of Exhibit C attached hereto, setting forth the actual Commencement Date, Termination Date and, if necessary, a revised rent schedule. Should Tenant fail to do so within thirty (30) days after Landlord’s request, the information set forth in such memorandum provided by Landlord shall be conclusively presumed to be agreed and correct. Except to the extent caused or exacerbated by Tenant, or any of Tenant’s related parties, agents, licensees, employees, invitees, customers or contractors, as of the date Landlord delivers possession of the Premises to Tenant, or as a result of the Initial Alterations described in Exhibit B attached hereto, or other modifications to the Premises by or on behalf of Tenant, the base Building electrical, heating, ventilation and air conditioning, mechanical, plumbing and lighting (inclusive of ballasts) systems servicing the Premises shall be in good working condition and order, and the Premises shall be clean (including carpeting but subject to ordinary wear and tear) and free of debris and personal property of others. Tenant shall have thirty (30) days from the date Landlord delivers possession of the Premises to Tenant in which to discover and to notify Landlord, in writing, which, if any, of the above stated Building systems are not in good working order and satisfactory condition and repair and Landlord shall at its cost promptly effectuate the repair and correction thereof.

2.2 Tenant agrees that in the event of the inability of Landlord to deliver possession of the Premises on the Commencement Date set forth on the Reference Pages for any reason, Landlord shall not be liable for any damage resulting from such inability, but except to the extent such delay is the result of a Tenant Delay, Tenant shall not be liable for any rent until the Commencement Date. No such failure to give possession on the Commencement Date shall affect the other obligations of Tenant under this Lease, except that the actual Commencement Date shall be postponed until the date that Landlord delivers possession of the Premises to Tenant, except to the extent that such delay is arising from or related to the acts or omissions of Tenant or any Tenant Entities, including, without limitation as a result of: (a) Tenant’s failure to agree to plans and specifications and/or construction cost estimates or bids; (b) Tenant’s request for materials, finishes or installations other than Landlord’s standard except those, if any, that Landlord shall have expressly agreed to furnish without extension of time agreed by Landlord; (c) Tenant’s change in any plans or specifications; or, (d) performance or completion by a party employed by Tenant (each of the foregoing, a “Tenant Delay”). If any delay is the result of a Tenant Delay, the Commencement Date and the payment of rent under this Lease shall be accelerated by the number of days of such Tenant Delay.

2.3 Subject to the terms of this Section 2.3 and provided that this Lease and the Early Possession Agreement (as defined below) have been fully executed by all parties and Tenant has delivered all prepaid rental, the Security Deposit, and insurance certificates required hereunder, Landlord grants Tenant the right to enter the Premises, at Tenant’s sole risk, solely for the purpose of constructing the Initial Alterations, described in Exhibit B attached hereto, and installing telecommunications and data cabling, equipment, furnishings and other personalty, but not for the permitted use specified in this Lease. Such possession prior to the Commencement Date shall be subject to all of the terms and conditions of this Lease, except that Tenant shall not be required to pay Monthly Installment of Rent or Tenant’s Proportionate Share of Expenses and Taxes with respect to the period of time prior to the Commencement Date during which Tenant occupies the Premises solely for such purposes. Tenant shall not be liable for any utilities or Building services (including, but not limited to, loading dock usage, parking or use of freight elevators) provided to Tenant during such period and during Tenant’s construction of the Initial Alterations. Notwithstanding the foregoing, if Tenant takes possession of the Premises before the Commencement Date for any purpose other than as expressly provided in this Section, such possession shall be subject to the terms and conditions of this Lease and Tenant shall pay Monthly Installment of Rent, Tenant’s Proportionate Share of Expenses and Taxes, and any other charges payable hereunder to Landlord for each day of possession before the Commencement Date. Said early possession shall not advance the Termination Date. As a condition to any early entry by Tenant pursuant to this Section 2.3, Tenant shall execute and deliver to Landlord an early possession agreement (the “Early Possession Agreement”) in the form attached hereto as Exhibit E, provided by Landlord, setting forth the actual date for early possession and the date for the commencement of payment of Monthly Installment of Rent.

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3. RENT.

3.1 Tenant agrees to pay to Landlord the Annual Rent in effect from time to time by paying the Monthly Installment of Rent then in effect on or before the first day of each full calendar month during the Term, except that the first full month’s rent shall be paid upon the execution of this Lease. The Monthly Installment of Rent in effect at any time shall be one-twelfth (1/12) of the Annual Rent in effect at such time. Rent for any period during the Term which is less than a full month shall be a prorated portion of the Monthly Installment of Rent based upon the number of days in such month. Said rent shall be paid to Landlord, without deduction or offset and without notice or demand, at the Rent Payment Address, as set forth on the Reference Pages, or to such other person or at such other place as Landlord may from time to time designate in writing. If an Event of Default occurs, Landlord may require by notice to Tenant that all subsequent rent payments be made by an automatic payment from Tenant’s bank account to Landlord’s account, without cost to Landlord. Tenant must implement such automatic payment system prior to the next scheduled rent payment or within ten (10) days after Landlord’s notice, whichever is later. Unless specified in this Lease to the contrary, all amounts and sums payable by Tenant to Landlord pursuant to this Lease shall be deemed additional rent.

3.2 Tenant recognizes that late payment of any rent or other sum due under this Lease will result in administrative expense to Landlord, the extent of which additional expense is extremely difficult and economically impractical to ascertain. Tenant therefore agrees that if rent or any other sum is not paid when due and payable pursuant to this Lease, a late charge shall be imposed in an amount equal to the greater of; (a) Fifty Dollars ($50.00), or (b) six percent (6%) of the unpaid rent or other payment; provided, however, that the foregoing late charge shall not apply to the first such late payment in any twelve (12) month period of the Term of this Lease or any extension thereto until following written notice to Tenant and the expiration of five (5) days thereafter without cure. The amount of the late charge to be paid by Tenant shall be reassessed and added to Tenant’s obligation for each successive month until paid. The provisions of this Section 3.2 in no way relieve Tenant of the obligation to pay rent or other payments on or before the date on which they are due, nor do the terms of this Section 3.2 in any way affect Landlord’s remedies pursuant to Article 19 of this Lease in the event said rent or other payment is unpaid after date due.

4. RENT ADJUSTMENTS.

4.1 For the purpose of this Article 4, the following terms are defined as follows:

4.1.1 Lease Year: Each fiscal year (as determined by Landlord from time to time) falling partly or wholly within the Term.

4.1.2 Expenses: All costs of operation, maintenance, repair, replacement and management of the Building (including the amount of any credits which Landlord may grant to particular tenants of the Building in lieu of providing any standard services or paying any standard costs described in this Section 4.1.2 for similar tenants), as determined in accordance with generally accepted accounting principles, including the following costs by way of illustration, but not limitation: water and sewer charges; insurance charges of or relating to all insurance policies and endorsements deemed by Landlord to be reasonably necessary or desirable and relating in any manner to the protection, preservation, or operation of the Building or any part thereof; utility costs, including, but not limited to, the cost of heat, light, power, steam, gas; waste disposal; the cost of janitorial services; the cost of security and alarm services (including any central station signaling system); costs of cleaning, repairing, replacing and maintaining the common areas, including parking and landscaping, window cleaning costs; labor costs; costs and expenses of managing the Building including management and/or administrative fees (provided, however, in no event shall the management fees for the Building exceed three percent (3%) of gross receipts for the Building); air conditioning maintenance costs (provided, however, that Tenant’s Proportionate Share of Expenses for said costs, excluding the costs associated with Tenant’s obligation to provide regular and customary preventative repair and maintenance, shall not exceed $3,000.00 per calendar year); elevator maintenance fees and supplies; material costs; equipment costs including the cost of maintenance, repair and service agreements and rental and leasing costs; purchase costs of equipment; current rental and leasing costs of items which would be capital items if purchased; tool costs; licenses, permits and inspection fees; wages and salaries; employee benefits and payroll taxes; accounting and legal fees; any sales, use or service taxes incurred in connection therewith. In addition, Landlord shall be entitled to recover, as additional rent (which, along with any other capital expenditures constituting Expenses, Landlord may either include in Expenses or cause to be billed to Tenant along with Expenses and Taxes but as a separate item), Tenant’s Proportionate Share of: (i) an allocable portion of the cost of capital improvement items which are reasonably calculated to reduce operating expenses; (ii) the cost of fire sprinklers and suppression systems and other life safety systems; and (iii) other capital expenses which are required under any Regulations which were not applicable to the Building at the time it was constructed; but the costs described in this sentence shall be amortized over the reasonable life of such expenditures in accordance with such reasonable life and amortization schedules as shall be determined by Landlord in accordance with generally accepted accounting principles, with interest on the unamortized amount at one percent (1%) in excess of the Wall Street Journal prime lending

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rate announced from time to time. Expenses shall not include depreciation or amortization of the Building or equipment in the Building except as provided herein, loan principal payments, costs of alterations of tenants’ premises, leasing commissions, interest expenses on long-term borrowings or advertising costs. In addition, Expenses shall not include the following: (a) attorney’s fees and other expenses incurred in connection with negotiations or disputes with prospective tenants or tenants or other occupants of the Building; (b) costs incurred by Landlord for the repair of damage to the Building, to the extent that Landlord is reimbursed for such costs by insurance proceeds, contractor warranties, guarantees, judgments or other third party sources; and, (c) any expenses for which Landlord has received actual reimbursement (other than through Expenses).

4.1.3 Taxes: Real estate taxes and any other taxes, charges and assessments which are levied with respect to the Building or the land appurtenant to the Building, or with respect to any improvements, fixtures and equipment or other property of Landlord, real or personal, located in the Building and used in connection with the operation of the Building and said land, any payments to any ground lessor in reimbursement of tax payments made by such lessor; and all fees, expenses and costs incurred by Landlord in investigating, protesting, contesting or in any way seeking to reduce or avoid increase in any assessments, levies or the tax rate pertaining to any Taxes to be paid by Landlord in any Lease Year. Taxes shall not include any corporate franchise, or estate, inheritance or net income tax, or tax imposed upon any transfer by Landlord of its interest in this Lease or the Building or any taxes to be paid by Tenant pursuant to Article 28.

4.2 Tenant shall pay as additional rent for each Lease Year Tenant’s Proportionate Share of Expenses and Taxes incurred for such Lease Year.

4.3 The annual determination of Expenses shall be made by Landlord and shall be binding upon Landlord and Tenant, subject to the provisions of this Section 4.3. Landlord shall use reasonable efforts to furnish the statement of actual Expenses on or before June 1 of the calendar year immediately following the calendar year to which the statement applies. During the Term, Tenant may review, at Tenant’s sole cost and expense, the books and records supporting such determination in an office of Landlord, or Landlord’s agent, during normal business hours, upon giving Landlord five (5) days advance written notice within sixty (60) days after receipt of such determination, but in no event more often than once in any one (1) year period, subject to execution of a confidentiality agreement acceptable to Landlord, and provided that if Tenant utilizes an independent accountant to perform such review it shall be one of national standing which is reasonably acceptable to Landlord, is not compensated on a contingency basis and is also subject to such confidentiality agreement. However, notwithstanding the foregoing, if Landlord and Tenant determine that Expenses for the Building for the year in question were less than stated by more than six percent (6%), Landlord, within thirty (30) days after its receipt of paid invoices therefor from Tenant, shall reimburse Tenant for the reasonable amounts paid by Tenant to third parties in connection with such review by Tenant, which amount shall not exceed $5,000.00. If Tenant fails to object to Landlord’s determination of Expenses within ninety (90) days after receipt, or if any such objection fails to state with specificity the reason for the objection, Tenant shall be deemed to have approved such determination and shall have no further right to object to or contest such determination. In the event that during all or any portion of any Lease Year or Base Year, the Building is not fully rented and occupied Landlord shall make an appropriate adjustment in occupancy-related Expenses for such year for the purpose of avoiding distortion of the amount of such Expenses to be attributed to Tenant by reason of variation in total occupancy of the Building, by employing consistent and sound accounting and management principles to determine Expenses that would have been paid or incurred by Landlord had the Building been at least ninety-five percent (95%) rented and occupied, and the amount so determined shall be deemed to have been Expenses for such Lease Year.

4.4 Prior to the actual determination thereof for a Lease Year, Landlord may from time to time estimate Tenant’s liability for Expenses and/or Taxes under Section 4.2, Article 6 and Article 28 for the Lease Year or portion thereof. Landlord will give Tenant written notification of the amount of such estimate and Tenant agrees that it will pay, by increase of its Monthly Installments of Rent due in such Lease Year, additional rent in the amount of such estimate. Any such increased rate of Monthly Installments of Rent pursuant to this Section 4.4 shall remain in effect until further written notification to Tenant pursuant hereto.

4.5 When the above mentioned actual determination of Tenant’s liability for Expenses and/or Taxes is made for any Lease Year and when Tenant is so notified in writing, then:

4.5.1 If the total additional rent Tenant actually paid pursuant to Section 4.3 on account of Expenses and/or Taxes for the Lease Year is less than Tenant’s liability for Expenses and/or Taxes, then Tenant shall pay such deficiency to Landlord as additional rent in one lump sum within thirty (30) days of receipt of Landlord’s bill therefor; and

4.5.2 If the total additional rent Tenant actually paid pursuant to Section 4.3 on account of Expenses and/or Taxes for the Lease Year is more than Tenant’s liability for Expenses and/or Taxes, then Landlord shall credit the difference against the then next due payments to be made by Tenant under this Article 4, or, if this Lease has terminated, refund the difference in cash.

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4.6 If the Commencement Date is other than January 1 or if the Termination Date is other than December 31, Tenant’s liability for Expenses and Taxes for the Lease Year in which said Date occurs shall be prorated based upon a three hundred sixty-five (365) day year.

5. SECURITY DEPOSIT. Tenant shall deposit the Security Deposit with Landlord upon the execution of this Lease. Said sum shall be held by Landlord as security for the faithful performance by Tenant of all the terms, covenants and conditions of this Lease to be kept and performed by Tenant and not as an advance rental deposit or as a measure of Landlord’s damage in case of Tenant’s default. If Tenant defaults with respect to any provision of this Lease, Landlord may use any part of the Security Deposit for the payment of any rent or any other sum in default, or for the payment of any amount which Landlord may spend or become obligated to spend by reason of Tenant’s default, or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant’s default. If any portion is so used, Tenant shall within five (5) days after written demand therefor, deposit with Landlord an amount sufficient to restore the Security Deposit to its original amount and Tenant’s failure to do so shall be a material breach of this Lease. Except to such extent, if any, as shall be required by law, Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on such deposit. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the Security Deposit or any balance thereof shall be returned to Tenant at such time after termination of this Lease when Landlord shall have determined that all of Tenant’s obligations under this Lease have been fulfilled. Notwithstanding anything to the contrary contained herein or in Article 23 hereof, Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, or any similar or successor Regulations or other laws now or hereinafter in effect as they affect the Security Deposit; except that with respect to all or any portion of the Security Deposit that Landlord has not applied pursuant to the terms hereof, Tenant shall not be deemed to have waived the priority claim of Tenant to the extent of and as set forth in the last sentence of Section 1950.7(b). Nothing herein shall be deemed to affect any waiver Tenant may have otherwise made of any such priority claim as set forth in any other applicable Regulations.

6. ALTERATIONS.

6.1 Except for those, if any, specifically provided for in Exhibit B to this Lease, Tenant shall not make or suffer to be made any alterations, additions, or improvements, including, but not limited to, the attachment of any fixtures or equipment in, on, or to the Premises or any part thereof or the making of any improvements as required by Article 7, without the prior written consent of Landlord. When applying for such consent, Tenant shall, if requested by Landlord, furnish complete plans and specifications for such alterations, additions and improvements. Landlord’s consent shall not be unreasonably withheld with respect to alterations which (i) are not structural in nature, (ii) are not visible from the exterior of the Building, (iii) do not affect or require modification of the Building’s electrical, mechanical, plumbing, HVAC or other systems, and (iv) in aggregate do not cost more than $5.00 per rentable square foot of that portion of the Premises affected by the alterations in question. In addition, Tenant shall have the right to perform, with prior written notice to but without Landlord’s consent, any alteration, addition, or improvement that satisfies all of the following criteria (a “Cosmetic Alteration”): (1) is of a cosmetic nature such as painting, wallpapering, hanging pictures and installing carpeting; (2) is not visible from the exterior of the Premises or Building; (3) will not affect the systems or structure of the Building; (4) costs less than $20,000.00 in the aggregate during any twelve (12) month period of the Term of this Lease, and (5) does not require work to be performed inside the walls or above the ceiling of the Premises. However, even though consent is not required, the performance of Cosmetic Alterations shall be subject to all of the other provisions of this Article 6 and Article 26 of this Lease.

6.2 In the event Landlord consents to the making of any such alteration, addition or improvement by Tenant, the same shall be made by using either Landlord’s contractor or a contractor reasonably approved by Landlord, in either event at Tenant’s sole cost and expense. If Tenant shall employ any contractor other than Landlord’s contractor and such other contractor or any subcontractor of such other contractor shall employ any non-union labor or supplier, Tenant shall be responsible for and hold Landlord harmless from any and all delays, damages and extra costs suffered by Landlord as a result of any dispute with any labor unions concerning the wages, hours, terms or conditions of the employment of any such labor. In any event Landlord may charge Tenant a construction management fee for any alteration (other than any Cosmetic Alteration that satisfies the criteria set forth in Section 6.1) not to exceed (i) five percent (5%) of the cost of such work for any work costing $100,000.00 or less in the aggregate, and (ii) to the extent the cost of such work exceeds $100,000.00 in the aggregate, three percent (3%) of the cost of any such work, to cover its overhead as it relates to such proposed work, plus third-party costs actually incurred by Landlord in connection with the proposed work and the design thereof, with all such amounts being due five (5) days after Landlord’s demand.

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6.3 All alterations, additions or improvements proposed by Tenant shall be constructed in accordance with all Regulations, using Building standard materials where applicable, and Tenant shall, prior to construction, provide the additional insurance required under Article 11 in such case, and also all such assurances to Landlord as Landlord shall reasonably require to assure payment of the costs thereof, including but not limited to, notices of non-responsibility, waivers of lien, surety company performance bonds and funded construction escrows and to protect Landlord and the Building and appurtenant land against any loss from any mechanic’s, materialmen’s or other liens. Tenant shall pay in addition to any sums due pursuant to Article 4, any increase in real estate taxes attributable to any such alteration, addition or improvement for so long, during the Term, as such increase is ascertainable; at Landlord’s election said sums shall be paid in the same way as sums due under Article 4. If Landlord reasonably determines in its good faith prudent business judgment that the same is reasonably necessary, Landlord may, as a condition to its consent to any particular alterations or improvements, require Tenant to deposit with Landlord the amount reasonably estimated by Landlord as sufficient to cover the cost of removing such alterations or improvements and restoring the Premises, to the extent required under Section 26.2.

6.4 Notwithstanding anything to the contrary contained herein, so long as Tenant’s written request for consent for a proposed alteration or improvements contains the following statement in large, bold and capped font “PURSUANT TO ARTICLE 6 OF THE LEASE, IF LANDLORD CONSENTS TO THE SUBJECT ALTERATION, LANDLORD SHALL NOTIFY TENANT IN WRITING WHETHER OR NOT LANDLORD WILL REQUIRE SUCH ALTERATION TO BE REMOVED AT THE EXPIRATION OR EARLIER TERMINATION OF THE LEASE.”, at the time Landlord gives its consent for any alterations or improvements, if it so does, Tenant shall concurrently be notified whether or not Landlord will require that such alterations or improvements be removed upon the expiration or earlier termination of this Lease. Notwithstanding anything to the contrary contained in this Lease, at the expiration or earlier termination of this Lease and otherwise in accordance with Article 26 hereof, Tenant shall be required to remove all alterations or improvements made to the Premises except for any such alterations or improvements which Landlord expressly indicates or is deemed to have indicated shall not be required to be removed from the Premises by Tenant. If Tenant’s written notice strictly complies with the foregoing and if Landlord fails to so notify Tenant whether Tenant shall be required to remove the subject alterations or improvements at the expiration or earlier termination of this Lease, it shall be assumed that Landlord shall require the removal of the subject alterations or improvements.

7. REPAIR.

7.1 Landlord shall have no obligation to alter, remodel, improve, repair, decorate or paint the Premises, except as specified in Exhibit B if attached to this Lease and except that Landlord shall repair and maintain the structural portions of the Building, the roof and the Building operating systems including the basic plumbing, air conditioning, heating and electrical systems installed or furnished by Landlord; provided, however, that the costs and expenses associated with the foregoing shall be a part of Expenses and subject to the terms and conditions of Article 4 of this Lease. By taking possession of the Premises, Tenant accepts them as being in good order, condition and repair and in the condition in which Landlord is obligated to deliver them subject to Section 2.1 above. It is hereby understood and agreed that no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant, except as specifically set forth in this Lease.

7.2 Tenant shall, at ail times during the Term, keep the Premises in good condition and repair excepting damage by fire, or other casualty, and in compliance with all applicable Regulations, promptly complying with all governmental orders and directives for the correction, prevention and abatement of any violations or nuisances in or upon, or connected with, the Premises, all at Tenant’s sole expense.

7.3 Landlord shall not be liable for any failure to make any repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after written notice of the need of such repairs or maintenance is given to Landlord by Tenant.

7.4 Except as provided in Article 22, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from the making of any repairs, alterations or improvements in or to any portion of the Building or the Premises or to fixtures, appurtenances and equipment in the Building. Tenant hereby waives any and all rights under and benefits of subsection 1 of Section 1932 and Sections 1941 and 1942 of the California Civil Code, or any similar or successor Regulations or other laws now or hereinafter in effect.

8. LIENS. Tenant shall keep the Premises, the Building and appurtenant land and Tenant’s leasehold interest in the Premises free from any liens arising out of any services, work or materials performed, furnished, or contracted for by Tenant, or obligations incurred by Tenant. In the event that Tenant fails, within ten (10) days following the imposition of any such lien, to either cause the same to be released of record or provide Landlord with insurance against the same issued by a major title insurance company or such other protection against the same as Landlord shall accept (such failure to constitute an Event

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of Default), Landlord shall have the right to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All such sums paid by Landlord and all expenses incurred by it in connection therewith shall be payable to it by Tenant within five (5) days of Landlord’s demand.

9. ASSIGNMENT AND SUBLETTING.

9.1 Tenant shall not have the right to assign or pledge this Lease or to sublet the whole or any part of the Premises whether voluntarily or by operation of law, or permit the use or occupancy of the Premises by anyone other than Tenant, and shall not make, suffer or permit such assignment, subleasing or occupancy without the prior written consent of Landlord, such consent not to be unreasonably withheld, and said restrictions shall be binding upon any and all assignees of this Lease and subtenants of the Premises. In the event Tenant desires to sublet, or permit such occupancy of, the Premises, or any portion thereof, or assign this Lease, Tenant shall give written notice thereof to Landlord at least fifteen (15) business days but no more than one hundred twenty (120) days prior to the proposed commencement date of such subletting or assignment, which notice shall set forth the name of the proposed subtenant or assignee, the relevant terms of any sublease or assignment and copies of financial reports and other relevant financial information of the proposed subtenant or assignee.

9.2 Notwithstanding any assignment or subletting, permitted or otherwise, Tenant shall at all times remain directly, primarily and fully responsible and liable for the payment of the rent specified in this Lease and for compliance with all of its other obligations under the terms, provisions and covenants of this Lease. Upon the occurrence of an Event of Default, if the Premises or any part of them are then assigned or sublet, Landlord, in addition to any other remedies provided in this Lease or provided by law, may, at its option, collect directly from such assignee or subtenant all rents due and becoming due to Tenant under such assignment or sublease and apply such rent against any sums due to Landlord from Tenant under this Lease, and no such collection shall be construed to constitute a novation or release of Tenant from the further performance of Tenant’s obligations under this Lease.

9.3 In addition to Landlord’s right to approve of any subtenant or assignee, Landlord shall have the option, in its sole discretion, in the event of any proposed subletting or assignment, to terminate this Lease, or in the case of a proposed subletting of less than the entire Premises, to recapture the portion of the Premises to be sublet, as of the date the subletting or assignment is to be effective. The option shall be exercised, if at all, by Landlord giving Tenant written notice given by Landlord to Tenant within fifteen (15) business days following Landlord’s receipt of Tenant’s written notice as required above. However, if Tenant notifies Landlord, within five (5) days after receipt of Landlord’s termination notice, that Tenant is rescinding its proposed assignment or sublease, the termination notice shall be void and this Lease shall continue in full force and effect. If this Lease shall be terminated with respect to the entire Premises pursuant to this Section, the Term of this Lease shall end on the date stated in Tenant’s notice as the effective date of the sublease or assignment as if that date had been originally fixed in this Lease for the expiration of the Term. If Landlord recaptures under this Section only a portion of the Premises, the rent to be paid from time to time during the unexpired Term shall abate proportionately based on the proportion by which the approximate square footage of the remaining portion of the Premises shall be less than that of the Premises as of the date immediately prior to such recapture. Tenant shall, at Tenant’s own cost and expense, discharge in full any outstanding commission obligation which may be due and owing as a result of any proposed assignment or subletting, whether or not the Premises are recaptured pursuant to this Section 9.3 and rented by Landlord to the proposed tenant or any other tenant.

9.4 In the event that Tenant sells, sublets, assigns or transfers this Lease, Tenant shall pay to Landlord as additional rent an amount equal to fifty percent (50%) of any Increased Rent (as defined below), less the Costs Component (as defined below), when and as such Increased Rent is received by Tenant. As used in this Section, “Increased Rent” shall mean the excess of (i) all rent and other consideration which Tenant is entitled to receive by reason of any sale, sublease, assignment or other transfer of this Lease, over (ii) the rent otherwise payable by Tenant under this Lease at such time. For purposes of the foregoing, any consideration received by Tenant in form other than cash shall be valued at its fair market value as determined by Landlord in good faith. The “Costs Component” is that amount which, if paid monthly, would fully amortize on a straight-line basis, over the entire period for which Tenant is to receive Increased Rent, the reasonable costs incurred by Tenant for leasing commissions, attorneys’ fees and tenant improvements in connection with such sublease, assignment or other transfer.

9.5 Notwithstanding any other provision hereof, it shall be considered reasonable for Landlord to withhold its consent to any assignment of this Lease or sublease of any portion of the Premises if at the time of either Tenant’s notice of the proposed assignment or sublease or the proposed commencement date thereof, there shall exist any uncured default of Tenant or matter which will become a default of Tenant with passage of time unless cured, or if the proposed assignee or sublessee is an entity: (a) with which Landlord is already in negotiation; (b) is already an occupant of the Building unless Landlord is unable to provide the amount of space required by such occupant; (c) is a governmental agency; (d) is incompatible with the character of occupancy of the Building; (e) with which the payment for the sublease or assignment is

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determined in whole or in part based upon its net income or profits; or (f) would subject the Premises to a use which would: (i) involve increased personnel or wear upon the Building; (ii) violate any exclusive right granted to another tenant of the Building; (iii) require any addition to or modification of the Premises or the Building in order to comply with building code or other governmental requirements; or, (iv) involve a violation of Section 1.2. Tenant expressly agrees that for the purposes of any statutory or other requirement of reasonableness on the part of Landlord, Landlord’s refusal to consent to any assignment or sublease for any of the reasons described in this Section 9.5, shall be conclusively deemed to be reasonable.

9.6 Upon any request to assign or sublet, Tenant will pay to Landlord the Assignment/Subletting Fee plus, on demand, a sum equal to all of Landlord’s costs, including reasonable attorney’s fees, incurred in investigating and considering any proposed or purported assignment or pledge of this Lease or sublease of any of the Premises (the “Review Reimbursement”), regardless of whether Landlord shall consent to, refuse consent, or determine that Landlord’s consent is not required for, such assignment, pledge or sublease. Except as otherwise expressly provided herein, the Review Reimbursement shall not exceed $1,000.00 (the “Cap”). Any purported sale, assignment, mortgage, transfer of this Lease or subletting which does not comply with the provisions of this Article 9 shall be void. If: (a) Tenant fails to execute Landlord’s standard form of consent without any changes to this Lease, without material changes to the consent and without material negotiation of the consent, and (b) Landlord shall notify Tenant that the Review Reimbursement shall exceed the Cap as a result of such changes and/or negotiation, and (c) Tenant elects to proceed with such changes and/or negotiation, then the Cap shall not apply and Tenant shall pay to Landlord the Assignment/Subletting Fee plus the Review Reimbursement in full. The foregoing shall in no event be deemed to be a right of Tenant to rescind its written notice to Landlord requesting consent to a transfer of this Lease or a sublease of all or a portion of the Premises as provided in Section 9.1. In the event that Tenant fails to notify Landlord of its election as provided in subsection (c) above within three (3) business days following Landlord’s notice to Tenant of the excess described in subsection (b) above, then Tenant shall be deemed to have elected proceed with any such changes and/or negotiation and the Cap shall not apply.

9.7 If Tenant is a corporation, limited liability company, partnership or trust, any transfer or transfers of or change or changes within any twelve (12) month period in the number of the outstanding voting shares of the corporation or limited liability company, the general partnership interests in the partnership or the identity of the persons or entities controlling the activities of such partnership or trust resulting in the persons or entities owning or controlling a majority of such shares, partnership interests or activities of such partnership or trust at the beginning of such period no longer having such ownership or control shall be regarded as equivalent to an assignment of this Lease to the persons or entities acquiring such ownership or control and shall be subject to all the provisions of this Article 9 to the same extent and for all intents and purposes as though such an assignment

9.8 So long as Tenant is not entering into the Permitted Transfer (as defined below) for the purpose of avoiding or otherwise circumventing the remaining terms of this Article 9, Tenant may assign its entire interest under this Lease, without the consent of Landlord, to (a) an affiliate, subsidiary, or parent of Tenant, or a corporation, partnership or other legal entity wholly owned by Tenant (collectively, an “Affiliated Party”), or (b) a successor to Tenant by purchase, merger, consolidation or reorganization, provided that all of the following conditions are satisfied (each such transfer a “Permitted Transfer” and any such assignee or sublessee of a Permitted Transfer, a “Permitted Transferee”): (i) Tenant is not in default under this Lease; (ii) the Permitted Use does not allow the Premises to be used for retail purposes; (iii) Tenant shall give Landlord written notice at least thirty (30) days prior to the effective date of the proposed Permitted Transfer (provided that, if prohibited by applicable Regulations or contractual confidentiality provisions in connection with a proposed purchase, merger, consolidation or reorganization, then Tenant shall give Landlord written notice within ten (10) days after the effective date of the proposed purchase, merger, consolidation or reorganization); (iv) with respect to a proposed Permitted Transfer to an Affiliated Party, Tenant continues to have a net worth equal to or greater than Tenant’s net worth at the date of this Lease; and (v) with respect to a purchase, merger, consolidation or reorganization or any Permitted Transfer which results in Tenant ceasing to exist as a separate legal entity, (A) Tenant’s successor shall own all or substantially all of the assets of Tenant, and (B) Tenant’s successor shall have a net worth which is at least equal to the greater of Tenant’s net worth at the date of this Lease or Tenant’s net worth as of the day prior to the proposed purchase, merger, consolidation or reorganization. Tenant’s notice to Landlord shall include information and documentation showing that each of the above conditions has been satisfied. If requested by Landlord, Tenant’s successor shall sign a commercially reasonable form of assumption agreement. As used herein, (1) “parent” shall mean a company which owns a majority of Tenant’s voting equity; (2) “subsidiary” shall mean an entity wholly owned by Tenant or at least fifty-one percent (51%) of whose voting equity is owned by Tenant; and (3) “affiliate” shall mean an entity controlled, controlling or under common control with Tenant.

10. INDEMNIFICATION. None of the Landlord Entities shall be liable and Tenant hereby waives all claims against them for any damage to any property or any injury to any person in or about the Premises or the Building by or from any cause whatsoever (including without limiting the foregoing, rain or water leakage of any character from the roof, windows, walls, basement, pipes, plumbing works or appliances, the Building not being in good condition or repair, gas, fire, oil, electricity or theft), except to the extent caused by or arising from the gross negligence or willful misconduct of Landlord or

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its agents, employees or contractors. Tenant shall protect, indemnify and hold the Landlord Entities harmless from and against any and all loss, claims, liability or costs (including court costs and attorney’s fees) incurred by reason of (a) any damage to any property (including but not limited to property of any Landlord Entity) or any injury (including but not limited to death) to any person occurring in, on or about the Premises or the Building to the extent that such injury or damage shall be caused by or arise from any actual or alleged act, neglect, fault, or omission by or of Tenant or any Tenant Entity to meet any standards imposed by any duty with respect to the injury or damage; (b) the conduct or management of any work or thing whatsoever done by the Tenant in or about the Premises or from transactions of the Tenant concerning the Premises; (c) Tenant’s actual or asserted failure to comply with any and all Regulations applicable to the condition or use of the Premises or its occupancy; or (d) any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of the Tenant to be performed pursuant to this Lease. The provisions of this Article shall survive the termination of this Lease with respect to any claims or liability accruing prior to such termination.

11. INSURANCE.

11.1 Tenant shall keep in force throughout the Term: (a) a Commercial General Liability insurance policy or policies to protect the Landlord Entities against any liability to the public or to any invitee of Tenant or a Landlord Entity incidental to the use of or resulting from any accident occurring in or upon the Premises with a limit of not less than $1,000,000 per occurrence and not less than $2,000,000 in the annual aggregate, or such larger amount as Landlord may reasonably and prudently require from time to time, covering bodily injury and property damage liability and $1,000,000 products/completed operations aggregate; (b) Business Auto Liability covering owned, non-owned and hired vehicles with a limit of not less than $1,000,000 per accident; (c) Worker’s Compensation Insurance with limits as required by statute and Employers Liability with limits of $500,000 each accident, $500,000 disease policy limit, $500,000 disease—each employee; (d) All Risk or Special Form coverage protecting Tenant against loss of or damage to Tenant’s alterations, additions, improvements, carpeting, floor coverings, panelings, decorations, fixtures, inventory and other business personal property situated in or about the Premises to the full replacement value of the property so insured; and, (e) Business Interruption Insurance with limit of liability representing loss of at least approximately six (6) months of income.

11.2 The aforesaid policies shall (a) be provided at Tenant’s expense; (b) name the Landlord Entities as additional insureds (General Liability) and loss payee (Property—Special Form); (c) be issued by an insurance company with a minimum Best’s rating of “A-:VII” during the Term; and (d) provide that said insurance shall not be canceled unless ten (10) business days prior written notice (ten calendar days for non-payment of premium) shall have been given to Landlord; a certificate of Liability insurance on ACORD Form 25 and a certificate of Property insurance on ACORD Form 28 shall be delivered to Landlord by Tenant upon the Commencement Date and at least thirty (30) days prior to each renewal of said insurance.

11.3 Whenever Tenant shall undertake any alterations, additions or improvements in, to or about the Premises (“Work”) the aforesaid insurance protection must extend to and include injuries to persons and damage to property arising in connection with such Work, without limitation including liability under any applicable structural work act, and such other insurance as Landlord shall require; and the policies of or certificates evidencing such insurance must be delivered to Landlord prior to the commencement of any such Work.

12. WAIVER OF SUBROGATION. So long as their respective insurers so permit, Tenant and Landlord hereby mutually waive their respective rights of recovery against each other for any loss insured (or required to be insured pursuant to this Lease) by fire, extended coverage, All Risks or other insurance now or hereafter existing for the benefit of the respective party but only to the extent of the net insurance proceeds payable under such policies. Each party shall obtain any special endorsements required by their insurer to evidence compliance with the aforementioned waiver.

13. SERVICES AND UTILITIES. Tenant shall pay for all water, gas, heat, light, power, telephone, sewer, sprinkler system charges and other utilities and services used on or from the Premises, together with any taxes, penalties, and surcharges or the like pertaining thereto and any maintenance charges for utilities. Tenant shall furnish all electric light bulbs, tubes and ballasts, battery packs for emergency lighting and fire extinguishers. If any such services are not separately metered to Tenant, Tenant shall pay such proportion of all charges jointly metered with other premises as determined reasonably and in good faith by Landlord. Any such charges paid by Landlord and assessed against Tenant shall be payable to Landlord within thirty (30) days of demand and shall be additional rent hereunder. Tenant will not, without the written consent of Landlord, contract with a utility provider to service the Premises with any utility, including, but not limited to, telecommunications, electricity, water, sewer or gas, which is not previously providing such service to other tenants in the Building. Landlord shall in no event be liable for any interruption or failure of utility services on or to the Premises.

14. HOLDING OVER. Tenant shall pay Landlord for each day Tenant retains possession of the Premises or part of them after termination of this Lease by lapse of time or otherwise at the rate (“Holdover Rate”) which shall be the greater of

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(a) One Hundred and Fifty Percent (150%) of the amount of the Annual Rent for the last period prior to the date of such termination plus Tenant’s Proportionate Share of Expenses and Taxes under Article 4; and (b) One Hundred and Fifteen Percent (115%) of the then market rental value of the Premises as determined by Landlord assuming a new lease of the Premises of the then usual duration and other terms, in either case, prorated on a daily basis, and also pay all damages sustained by Landlord by reason of such retention. If Landlord gives notice to Tenant of Landlord’s election to such effect, such holding over shall constitute renewal of this Lease for a period from month to month at the Holdover Rate, but if the Landlord does not so elect, no such renewal shall result notwithstanding acceptance by Landlord of any sums due hereunder after such termination; and instead, a tenancy at sufferance at the Holdover Rate shall be deemed to have been created. In any event, no provision of this Article 14 shall be deemed to waive Landlord’s right of reentry or any other right under this Lease or at law.

15. SUBORDINATION. Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, this Lease shall be subject and subordinate at all times to ground or underlying leases and to the lien of any mortgages or deeds of trust now or hereafter placed on, against or affecting the Building, Landlord’s interest or estate in the Building, or any ground or underlying lease; provided, however, that if the lessor, mortgagee, trustee, or holder of any such mortgage or deed of trust elects to have Tenant’s interest in this Lease be superior to any such instrument, then, by notice to Tenant, this Lease shall be deemed superior, whether this Lease was executed before or after said instrument. Notwithstanding the foregoing, Tenant covenants and agrees to execute and deliver within ten (10) days of Landlord’s request such further instruments evidencing such subordination or superiority of this Lease as may be required by Landlord.

16. RULES AND REGULATIONS. Tenant shall faithfully observe and comply with all the rules and regulations as set forth in Exhibit D to this Lease and all reasonable and non-discriminatory modifications of and additions to them from time to time put into effect by Landlord. Landlord shall not be responsible to Tenant for the non-performance by any other tenant or occupant of the Building of any such rules and regulations.

17. REENTRY BY LANDLORD.

17.1 Landlord reserves and shall at all reasonable times and upon reasonable notice, have the right to re-enter the Premises to inspect the same, to show said Premises to prospective purchasers, mortgagees or tenants (during the last six (6) months of the Term), and to alter, improve or repair the Premises and any portion of the Building, without abatement of rent, and may for that purpose erect, use and maintain scaffolding, pipes, conduits and other necessary structures and open any wall, ceiling or floor in and through the Building and Premises where reasonably required by the character of the work to be performed, provided entrance to the Premises shall not be blocked thereby, and further provided that the business of Tenant shall not be interfered with unreasonably. Landlord shall have the right at any time to change the arrangement and/or locations of entrances, or passageways, doors and doorways, and corridors, windows, elevators, stairs, toilets or other public parts of the Building and to change the name, number or designation by which the Building is commonly known. In the event that Landlord damages any portion of any wall or wall covering, ceiling, or floor or floor covering within the Premises, Landlord shall repair or replace the damaged portion to match the original as nearly as commercially reasonable but shall not be required to repair or replace more than the portion actually damaged. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned by any action of Landlord authorized by this Article 17.

17.2 For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in the Premises, excluding Tenant’s vaults and safes or special security areas (designated in advance), and Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in an emergency to obtain entry to any portion of the Premises. As to any portion to which access cannot be had by means of a key or keys in Landlord’s possession, Landlord is authorized to gain access by such means as Landlord shall elect and the cost of repairing any damage occurring in doing so shall be borne by Tenant and paid to Landlord within five (5) days of Landlord’s demand.

18. DEFAULT.

18.1 Except as otherwise provided in Article 20, the following events shall be deemed to be Events of Default under this Lease:

18.1.1 Tenant shall fail to pay when due any sum of money becoming due to be paid to Landlord under this Lease, whether such sum be any installment of the rent reserved by this Lease, any other amount treated as additional rent under this Lease, or any other payment or reimbursement to Landlord required by this Lease, whether or not treated as additional rent under this Lease, and such failure shall continue for a period of five (5) days after written notice that such payment was not made when due, but if any such notice shall be given, for the twelve (12) month period commencing with the date of such notice, the failure to pay within five (5) days after due any additional sum of money becoming due to be paid

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to Landlord under this Lease during such period shall be an Event of Default, without notice. The notice required pursuant to this Section 18.1.1 shall replace rather than supplement any statutory notice required under California Code of Civil Procedure Section 1161 or any similar or successor statute.

18.1.2 Tenant shall fail to comply with any term, provision or covenant of this Lease which is not provided for in another Section of this Article and shall not cure such failure within twenty (20) days (forthwith, if the failure involves a hazardous condition) after written notice of such failure to Tenant provided, however, that such failure shall not be an event of default if such failure could not reasonably be cured during such twenty (20) day period, Tenant has commenced the cure within such twenty (20) day period and thereafter is diligently pursuing such cure to completion, but the total aggregate cure period shall not exceed ninety (90) days.

18.1.3 Tenant shall fail to vacate the Premises immediately upon termination of this Lease, by lapse of time or otherwise, or upon termination of Tenant’s right to possession only.

18.1.4 Tenant shall become insolvent, admit in writing its inability to pay its debts generally as they become due, file a petition in bankruptcy or a petition to take advantage of any insolvency statute, make an assignment for the benefit of creditors, make a transfer in fraud of creditors, apply for or consent to the appointment of a receiver of itself or of the whole or any substantial part of its property, or file a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws, as now in effect or hereafter amended, or any other applicable law or statute of the United States or any state thereof.

18.1.5 A court of competent jurisdiction shall enter an order, judgment or decree adjudicating Tenant bankrupt, or appointing a receiver of Tenant, or of the whole or any substantial part of its property, without the consent of Tenant, or approving a petition filed against Tenant seeking reorganization or arrangement of Tenant under the bankruptcy laws of the United States, as now in effect or hereafter amended, or any state thereof, and such order, judgment or decree shall not be vacated or set aside or stayed within sixty (60) days from the date of entry thereof.

19. REMEDIES.

19.1 Upon the occurrence of any Event or Events of Default under this Lease, whether enumerated in Article 18 or not, Landlord shall have the option to pursue any one or more of the following remedies without any notice (except as expressly prescribed herein) or demand whatsoever (and without limiting the generality of the foregoing, Tenant hereby specifically waives notice and demand for payment of rent or other obligations and waives any and all other notices or demand requirements imposed by applicable law):

19.1.1 Terminate this Lease and Tenant’s right to possession of the Premises and recover from Tenant an award of damages equal to the sum of the following:

19.1.1.1 The Worth at the Time of Award of the unpaid rent which had been earned at the time of termination;

19.1.1.2 The Worth at the Time of Award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rent loss that Tenant affirmatively proves could have been reasonably avoided;

19.1.1.3 The Worth at the Time of Award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of such rent loss that Tenant affirmatively proves could be reasonably avoided;

19.1.1.4 Any other amount necessary to compensate Landlord for all the detriment either proximately caused by Tenant’s failure to perform Tenant’s obligations under this Lease or which in the ordinary course of things would be likely to result therefrom; and

19.1.1.5 All such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time under applicable law.

The “Worth at the Time of Award” of the amounts referred to in parts 19.1.1.1 and 19.1.1.2 above, shall be computed by allowing interest at the lesser of a per annum rate equal to: (i) the greatest per annum rate of interest permitted from time to time under applicable law, or (ii) the Prime Rate plus 5%. For purposes hereof, the “Prime Rate” shall be the per annum interest rate publicly announced as its prime or base rate by a federally insured bank selected by Landlord in the State of California. The “Worth at the Time of Award” of the amount referred to in part 19.1.1.3, above, shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus 1%;

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19.1.2 Employ the remedy described in California Civil Code § 1951.4 (Landlord may continue this Lease in effect after Tenant’s breach and abandonment and recover rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations); or

19.1.3 Notwithstanding Landlord’s exercise of the remedy described in California Civil Code § 1951.4 in respect of an Event or Events of Default, at such time thereafter as Landlord may elect in writing, to terminate this Lease and Tenant’s right to possession of the Premises and recover an award of damages as provided above in Section 19.1.1.

19.2 The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such rent. No waiver by Landlord of any breach hereof shall be effective unless such waiver is in writing and signed by Landlord.

19.3 TENANT HEREBY WAIVES ANY AND ALL RIGHTS CONFERRED BY SECTION 3275 OF THE CIVIL CODE OF CALIFORNIA AND BY SECTIONS 1174 (c) AND 1179 OF THE CODE OF CIVIL PROCEDURE OF CALIFORNIA AND ANY AND ALL OTHER REGULATIONS AND RULES OF LAW FROM TIME TO TIME IN EFFECT DURING THE TERM PROVIDING THAT TENANT SHALL HAVE ANY RIGHT TO REDEEM, REINSTATE OR RESTORE THIS LEASE FOLLOWING ITS TERMINATION BY REASON OF TENANT’S BREACH. TENANT ALSO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY LITIGATION ARISING OUT OF OR RELATING TO THIS LEASE.

19.4 No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing by agreement, applicable law or in equity. In addition to other remedies provided in this Lease, Landlord shall be entitled, to the extent permitted by applicable law, to injunctive relief, or to a decree compelling performance of any of the covenants, agreements, conditions or provisions of this Lease, or to any other remedy allowed to Landlord at law or in equity. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an Event of Default shall not be deemed or construed to constitute a waiver of such Event of Default.

19.5 This Article 19 shall be enforceable to the maximum extent such enforcement is not prohibited by applicable law, and the unenforceability of any portion thereof shall not thereby render unenforceable any other portion.

19.6 If more than two (2) Events of Default occur during the Term or any renewal thereof, Tenant’s renewal options, expansion options, purchase options and rights of first offer and/or refusal, if any are provided for in this Lease, shall be null and void.

19.7 If on account of any breach or default by Tenant in Tenant’s obligations under the terms and conditions of this Lease, it shall become necessary or appropriate for Landlord to employ or consult with an attorney or collection agency concerning or to enforce or defend any of Landlord’s rights or remedies arising under this Lease or to collect any sums due from Tenant, Tenant agrees to pay all costs and fees so incurred by Landlord, including, without limitation, reasonable attorneys’ fees and costs. TENANT EXPRESSLY WAIVES ANY RIGHT TO: (A) TRIAL BY JURY; AND (B) SERVICE OF ANY NOTICE REQUIRED BY ANY PRESENT OR FUTURE LAW OR ORDINANCE APPLICABLE TO LANDLORDS OR TENANTS BUT NOT REQUIRED BY THE TERMS OF THIS LEASE.

19.8 Upon the occurrence of an Event of Default, Landlord may (but shall not be obligated to) cure such default at Tenant’s sole expense. Without limiting the generality of the foregoing, Landlord may, at Landlord’s option, enter into and upon the Premises if Landlord determines in its sole discretion that Tenant is not acting within a commercially reasonable time to maintain, repair or replace anything for which Tenant is responsible under this Lease or to otherwise effect compliance with its obligations under this Lease and correct the same, without being deemed in any manner guilty of trespass, eviction or forcible entry and detainer and without incurring any liability for any damage or interruption of Tenant’s business resulting therefrom and Tenant agrees to reimburse Landlord within five (5) days of Landlord’s demand as additional rent, for any expenses which Landlord may incur in thus effecting compliance with Tenant’s obligations under this Lease, plus interest from the date of expenditure by Landlord at the Wall Street Journal prime rate.

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20. TENANT’S BANKRUPTCY OR INSOLVENCY.

20.1 If at any time and for so long as Tenant shall be subjected to the provisions of the United States Bankruptcy Code or other law of the United States or any state thereof for the protection of debtors as in effect at such time (each a “Debtor’s Law”):

20.1.1 Tenant, Tenant as debtor-in-possession, and any trustee or receiver of Tenant’s assets (each a “Tenant’s Representative”) shall have no greater right to assume or assign this Lease or any interest in this Lease, or to sublease any of the Premises than accorded to Tenant in Article 9, except to the extent Landlord shall be required to permit such assumption, assignment or sublease by the provisions of such Debtor’s Law. Without limitation of the generality of the foregoing, any right of any Tenant’s Representative to assume or assign this Lease or to sublease any of the Premises shall be subject to the conditions that:

20.1.1.1 Such Debtor’s Law shall provide to Tenant’s Representative a right of assumption of this Lease which Tenant’s Representative shall have timely exercised and Tenant’s Representative shall have fully cured any default of Tenant under this Lease.

20.1.1.2 Tenant’s Representative or the proposed assignee, as the case shall be, shall have deposited with Landlord as security for the timely payment of rent an amount equal to the larger of: (a) three (3) months’ rent and other monetary charges accruing under this Lease; and (b) any sum specified in Article 5; and shall have provided Landlord with adequate other assurance of the future performance of the obligations of the Tenant under this Lease. Without limitation, such assurances shall include, at least, in the case of assumption of this Lease, demonstration to the satisfaction of the Landlord that Tenant’s Representative has and will continue to have sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that Tenant’s Representative will have sufficient funds to fulfill the obligations of Tenant under this Lease; and, in the case of assignment, submission of current financial statements of the proposed assignee, audited by an independent certified public accountant reasonably acceptable to Landlord and showing a net worth and working capital in amounts determined by Landlord to be sufficient to assure the future performance by such assignee of all of the Tenant’s obligations under this Lease.

20.1.1.3 The assumption or any contemplated assignment of this Lease or subleasing any part of the Premises, as shall be the case, will not breach any provision in any other lease, mortgage, financing agreement or other agreement by which Landlord is bound.

20.1.1.4 Landlord shall have, or would have had absent the Debtor’s Law, no right under Article 9 to refuse consent to the proposed assignment or sublease by reason of the identity or nature of the proposed assignee or sublessee or the proposed use of the Premises concerned.

21. QUIET ENJOYMENT. Landlord represents and warrants that it has full right and authority to enter into this Lease and that Tenant, while paying the rental and performing its other covenants and agreements contained in this Lease, shall peaceably and quietly have, hold and enjoy the Premises for the Term without hindrance or molestation from Landlord subject to the terms and provisions of this Lease. Landlord shall not be liable for any interference or disturbance by other tenants or third persons, nor shall Tenant be released from any of the obligations of this Lease because of such interference or disturbance.

22. CASUALTY.

22.1 In the event the Premises or the Building are damaged by fire or other cause and in Landlord’s reasonable estimation such damage can be materially restored within two hundred seventy (270) days following the date of the casualty, Landlord shall forthwith repair the same and this Lease shall remain in full force and effect, except that Tenant shall be entitled to a proportionate abatement in rent from the date of such damage. Such abatement of rent shall be made pro rata in accordance with the extent to which the damage and the making of such repairs shall interfere with the use and occupancy by Tenant of the Premises from time to time. Within forty-five (45) days from the date of such damage, Landlord shall notify Tenant, in writing, of Landlord’s reasonable estimation of the length of time within which material restoration can be made, and Landlord’s determination shall be binding on Tenant. For purposes of this Lease, the Building or Premises shall be deemed “materially restored” if they are in such condition as would not prevent or materially interfere with Tenant’s use of the Premises for the purpose for which it was being used immediately before such damage.

22.2 If such repairs cannot, in Landlord’s reasonable estimation, be made within two hundred seventy (270) days following the date of the casualty, Landlord and Tenant shall each have the option of giving the other, at any time within thirty (30) days after Landlord’s notice of estimated restoration time, notice terminating this Lease as of the date of such

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damage. In the event of the giving of such notice, this Lease shall expire and all interest of the Tenant in the Premises shall terminate as of the date of such damage as if such date had been originally fixed in this Lease for the expiration of the Term. In the event that neither Landlord nor Tenant exercises its option to terminate this Lease, then Landlord shall repair or restore such damage, this Lease continuing in full force and effect, and the rent hereunder shall be proportionately abated as provided in Section 22.1.

22.3 Landlord shall not be required to repair or replace any damage or loss by or from fire or other cause to any panelings, decorations, partitions, additions, railings, ceilings, floor coverings, office fixtures or any other property or improvements installed on the Premises by, or belonging to, Tenant. Any insurance which may be carried by Landlord or Tenant against loss or damage to the Building or Premises shall be for the sole benefit of the party carrying such insurance and under its sole control,

22.4 In the event that Landlord should fail to complete such repairs and material restoration within sixty (60) days after the date estimated by Landlord therefor as extended by this Section 22.4, Tenant may at its option and as its sole remedy terminate this Lease by delivering written notice to Landlord, within fifteen (15) days after the expiration of said period of time, whereupon this Lease shall end on the date of such notice or such later date fixed in such notice as if the date of such notice was the date originally fixed in this Lease for the expiration of the Term; provided, however, that if construction is delayed because of changes, deletions or additions in construction requested by Tenant, strikes, lockouts, casualties, Acts of God, war, material or labor shortages, government regulation or control or other causes beyond the reasonable control of Landlord, the period for restoration, repair or rebuilding shall be extended for the amount of time Landlord is so delayed.

22.5 Notwithstanding anything to the contrary contained in this Article: (a) Landlord shall not have any obligation whatsoever to repair, reconstruct, or restore the Premises when the damages resulting from any casualty covered by the provisions of this Article 22 occur during the last twelve (12) months of the Term or any extension thereof, but if Landlord determines not to repair such damages Landlord shall notify Tenant and if such damages shall render any material portion of the Premises untenantable Tenant shall have the right to terminate this Lease by notice to Landlord within fifteen (15) days after receipt of Landlord’s notice; and (b) in the event the holder of any indebtedness secured by a mortgage or deed of trust covering the Premises or Building requires that any insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen (15) days after such requirement is made by any such holder, whereupon this Lease shall end on the date of such damage as if the date of such damage were the date originally fixed in this Lease for the expiration of the Term. Tenant shall have the right to terminate this Lease if: (a) a substantial portion of the Premises has been damaged by fire or other casualty and such damage cannot reasonably be repaired (as reasonably determined by Landlord) within sixty (60) days after Landlord’s receipt of all required permits to restore the Premises; (b) there is less than twelve (12) months of the Term remaining on the date of such casualty; (c) the casualty was not caused by the negligence or willful misconduct of Tenant or any Tenant Entity; and (d) Tenant provides Landlord with written notice of its intent to terminate within thirty (30) days after the date of the fire or other casualty.

22.6 In the event of any damage or destruction to the Building or Premises by any peril covered by the provisions of this Article 22, it shall be Tenant’s responsibility to properly secure the Premises and upon notice from Landlord to remove forthwith, at its sole cost and expense, such portion of all of the property belonging to Tenant or its licensees from such portion or all of the Building or Premises as Landlord shall request.

22.7 Tenant hereby waives any and all rights under and benefits of Sections 1932(2) and 1933(4) of the California Civil Code, or any similar or successor Regulations or other laws now or hereinafter in effect

23. EMINENT DOMAIN. If all or any substantial part of the Premises shall be taken or appropriated by any public or quasi-public authority under the power of eminent domain, or conveyance in lieu of such appropriation, either party to this Lease shall have the right, at its option, of giving the other, at any time within thirty (30) days after such taking, notice terminating this Lease, except that Tenant may only terminate this Lease by reason of taking or appropriation, if such taking or appropriation shall be so substantial as to materially interfere with Tenant’s use and occupancy of the Premises. If neither party to this Lease shall so elect to terminate this Lease, the rental thereafter to be paid shall be adjusted on a fair and equitable basis under the circumstances. In addition to the rights of Landlord above, if any substantial part of the Building shall be taken or appropriated by any public or quasi-public authority under the power of eminent domain or conveyance in lieu thereof, and regardless of whether the Premises or any part thereof are so taken or appropriated, Landlord shall have the right, at its sole option, to terminate this Lease. Landlord shall be entitled to any and all income, rent, award, or any interest whatsoever in or upon any such sum, which may be paid or made in connection with any such public or quasi-public use or purpose, and Tenant hereby assigns to Landlord any interest it may have in or claim to all or any part of such sums, other than any separate award which may be made with respect to Tenant’s trade fixtures and moving expenses; Tenant shall make

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no claim for the value of any unexpired Term. Tenant hereby waives any and all rights under and benefits of Section 1265.130 of the California Code of Civil Procedure, or any similar or successor Regulations or other laws now or hereinafter in effect.

24. SALE BY LANDLORD. In event of a sale or conveyance by Landlord of the Building, the same shall operate to release Landlord from any future liability upon any of the covenants or conditions, expressed or implied, contained in this Lease in favor of Tenant, and in such event Tenant agrees to look solely to the responsibility of the successor in interest of Landlord in and to this Lease. Except as set forth in this Article 24, this Lease shall not be affected by any such sale and Tenant agrees to attorn to the purchaser or assignee. If any security has been given by Tenant to secure the faithful performance of any of the covenants of this Lease, Landlord may transfer or deliver said security, as such, to Landlord’s successor in interest and thereupon Landlord shall be discharged from any further liability with regard to said security.

25. ESTOPPEL CERTIFICATES. Within ten (10) business days following any written request which Landlord may make from time to time, Tenant shall execute and deliver to Landlord or mortgagee or prospective mortgagee a sworn statement certifying: (a) the date of commencement of this Lease; (b) the fact that this Lease is unmodified and in full force and effect (or, if there have been modifications to this Lease, that this Lease is in full force and effect, as modified, and stating the date and nature of such modifications); (c) the date to which the rent and other sums payable under this Lease have been paid; (d) the fact that there are no current defaults under this Lease by either Landlord or Tenant except as specified in Tenant’s statement; and (e) such other matters as may be reasonably requested by Landlord. Landlord and Tenant intend that any statement delivered pursuant to this Article 25 may be relied upon by any mortgagee, beneficiary or purchaser, and Tenant shall be liable for all loss, cost or expense resulting from the failure of any sale or funding of any loan caused by any material misstatement contained in such estoppel certificate. Tenant irrevocably agrees that if Tenant fails to execute and deliver such certificate within such ten (10) business day period Landlord or Landlord’s beneficiary or agent may execute and deliver such certificate on Tenant’s behalf, and that such certificate shall be fully binding on Tenant.

26. SURRENDER OF PREMISES.

26.1 Tenant shall arrange to meet Landlord for two (2) joint inspections of the Premises, the first to occur at least thirty (30) days (but no more than sixty (60) days) before the last day of the Term, and the second to occur not later than forty-eight (48) hours after Tenant has vacated the Premises. In the event of Tenant’s failure to arrange such joint inspections and/or participate in either such inspection, Landlord’s inspection at or after Tenant’s vacating the Premises shall be conclusively deemed correct for purposes of determining Tenant’s responsibility for repairs and restoration.

26.2 All alterations, additions, and improvements in, on, or to the Premises made or installed by or for Tenant, including, without limitation, carpeting (collectively, “Alterations”), shall be and remain the property of Tenant during the Term. Upon the expiration or sooner termination of the Term, all Alterations shall become a part of the realty and shall belong to Landlord without compensation, and title shall pass to Landlord under this Lease as by a bill of sale. At the end of the Term or any renewal of the Term or other sooner termination of this Lease, Tenant will peaceably deliver up to Landlord possession of the Premises, together with all Alterations by whomsoever made, in the same condition received or first installed, broom clean and free of all debris, excepting only ordinary wear and tear and damage by fire or other casualty. Notwithstanding the foregoing, and subject to Section 6.4 above, if Landlord elects by notice given to Tenant at least thirty (30) days prior to expiration of the Term, Tenant shall, at Tenant’s sole cost, remove any Alterations, excluding carpeting, so designated by Landlord’s notice, and repair any damage caused by such removal. Tenant must, at Tenant’s sole cost, remove upon termination of this Lease, any and all of Tenant’s furniture, furnishings, equipment, movable partitions of less than full height from floor to ceiling and other trade fixtures and personal property, as well as all data/telecommunications cabling and wiring installed by or on behalf of Tenant, whether inside walls, under any raised floor or above any ceiling (collectively, “Personalty”). Personalty not so removed shall be deemed abandoned by the Tenant and title to the same shall thereupon pass to Landlord under this Lease as by a bill of sale, but Tenant shall remain responsible for the cost of removal and disposal of such Personalty, as well as any damage caused by such removal.

26.3 All obligations of Tenant under this Lease not fully performed as of the expiration or earlier termination of the Term shall survive the expiration or earlier termination of the Term. Upon the expiration or earlier termination of the Term, Tenant shall pay to Landlord the amount, as estimated by Landlord, necessary to repair and restore the Premises as provided in this Lease and/or to discharge Tenant’s obligation for unpaid amounts due or to become due to Landlord. All such amounts shall be used and held by Landlord for payment of such obligations of Tenant, with Tenant being liable for any additional costs upon demand by Landlord, or with any excess to be returned to Tenant after all such obligations have been determined and satisfied. Any otherwise unused Security Deposit shall be credited against the amount payable by Tenant under this Lease.

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27. NOTICES. Any notice or document required or permitted to be delivered under this Lease shall be addressed to the intended recipient, by fully prepaid registered or certified United States Mail return receipt requested, or by reputable independent contract delivery service furnishing a written record of attempted or actual delivery, and shall be deemed to be delivered when tendered for delivery to the addressee at its address set forth on the Reference Pages, or at such other address as it has then last specified by written notice delivered in accordance with this Article 27, or if to Tenant at either its aforesaid address or its last known registered office or home of a general partner or individual owner, whether or not actually accepted or received by the addressee. Any such notice or document may also be personally delivered if a receipt is signed by and received from, the individual, if any, named in Tenant’s Notice Address.

28. TAXES PAYABLE BY TENANT. In addition to rent and other charges to be paid by Tenant under this Lease, Tenant shall reimburse to Landlord, upon demand, any and all taxes payable by Landlord (other than net income taxes) whether or not now customary or within the contemplation of the parties to this Lease: (a) upon, allocable to, or measured by or on the gross or net rent payable under this Lease, including without limitation any gross income tax or excise tax levied by the State, any political subdivision thereof, or the Federal Government with respect to the receipt of such rent; (b) upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy of the Premises or any portion thereof, including any sales, use or service tax imposed as a result thereof; (c) upon or measured by the Tenant’s gross receipts or payroll or the value of Tenant’s equipment, furniture, fixtures and other personal property of Tenant or leasehold improvements, alterations or additions located in the Premises; or (d) upon this transaction or any document to which Tenant is a party creating or transferring any interest of Tenant in this Lease or the Premises. In addition to the foregoing, Tenant agrees to pay, before delinquency, any and all taxes levied or assessed against Tenant and which become payable during the term hereof upon Tenant’s equipment, furniture, fixtures and other personal property of Tenant located in the Premises.

29. RELOCATION OF TENANT. ~~Landlord, at its sole expense, on at least sixty (60) days prior written notice, may require Tenant to move from the Premises to other space of comparable size and decor in order to permit Landlord to consolidate the space leased to Tenant-with other adjoining space leased or to be leased to another tenant. In the event of any such relocation, Landlord will pay all expenses of preparing and decorating the new premises so that they will be substantially similar to the Premises from which Tenant is moving, and Landlord will also pay the expense of moving Tenant’s furniture and equipment to the relocated premises. In such event this Lease and each and all of the terms and covenants and conditions hereof shall remain in full force and effect and thereupon be deemed applicable to such new space except that revised Reference Pages and a revised Exhibit A shall become part of this Lease and shall reflect the location of the new premises.~~ [INTENTIONALLY OMITTED.]

30. PARKING.

30.1 During the initial Term of this Lease, Tenant agrees to lease from Landlord and Landlord agrees to lease to Tenant, the number and type of parking passes as set forth on the Reference Pages of this Lease. This right to park in the Building’s parking facilities (the “Parking Facility”) shall be on an unreserved, nonexclusive, first come, first served basis, for passenger-size automobiles and is subject to the following terms and conditions:

30.1.1 Tenant shall at all times abide by and shall cause each of Tenant’s employees, agents, customers, visitors, invitees, licensees, contractors, assignees and subtenants (collectively, “Tenant’s Parties”) to abide by any rules and regulations (“Rules”) for use of the Parking Facility that Landlord or Landlord’s garage operator reasonably establishes from time to time, and otherwise agrees to use the Parking Facility in a safe and lawful manner. Landlord reserves the right to adopt, modify and enforce the Rules governing the use of the Parking Facility from time to time including any key-card, sticker or other identification or entrance system and hours of operation. Landlord may refuse to permit any person who violates such Rules to park in the Parking Facility, and any violation of the Rules shall subject the car to removal from the Parking Facility.

30.1.2 Unless specified to the contrary above, the parking spaces hereunder shall be provided on a non- designated “first-come, first-served” basis. Landlord reserves the right to assign specific spaces, and to reserve spaces for visitors, small cars, disabled persons or for other tenants or guests, and Tenant shall not park and shall not allow Tenant’s Parties to park in any such assigned or reserved spaces. Tenant may validate visitor parking by such method as Landlord may approve, at the validation rate from time to time generally applicable to visitor parking. Tenant acknowledges that the Parking Facility may be closed entirely or in part in order to make repairs or perform maintenance services, or to alter, modify, re-stripe or renovate the Parking Facility, or if required by casualty, strike, condemnation, act of God, governmental law or requirement or other reason beyond the operator’s reasonable control.

30.1.3 Tenant acknowledges that to the fullest extent permitted by law, Landlord shall have no liability for any damage to property or other items located in the parking areas of the Project (including without limitation, any loss or

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damage to tenant’s automobile or the contents thereof due to theft, vandalism or accident), nor for any personal injuries or death arising out of the use of the Parking Facility by Tenant or any Tenant’s Parties, whether or not such loss or damage results from Landlord’s active negligence or negligent omission. The limitation on Landlord’s liability under the preceding sentence shall not apply however to loss or damage arising directly from Landlord’s willful misconduct. Without limiting the foregoing, if Landlord arranges for the parking areas to be operated by an independent contractor not affiliated with Landlord, Tenant acknowledges that Landlord shall have no liability for claims arising through acts or omissions of such independent contractor. Tenant and Tenant’s Parties each hereby voluntarily releases, discharges, waives and relinquishes any and all actions or causes of action for personal injury or property damage occurring to Tenant or any of Tenant’s Parties arising as a result of parking in the Parking Facility, or any activities incidental thereto, wherever or however the same may occur, and further agrees that Tenant will not prosecute any claim for personal injury or property damage against Landlord or any of its officers, agents, servants or employees for any said causes of action and in all events, Tenant agrees to look first to its insurance carrier and to require that Tenant’s Parties look first to their respective insurance carriers for payment of any losses sustained in connection with any use of the Parking Facility. Tenant hereby waives on behalf of its insurance carriers all rights of subrogation against Landlord or any Landlord Entities.

30.1.4 Tenant’s right to park as described in this Article and this Lease is exclusive to Tenant and to any Permitted Transferee and shall not pass to any assignee or sublessee without the express written consent of Landlord, which consent shall not be denied unreasonably.

30.1.5 In the event any surcharge or regulatory fee is at any time imposed by any governmental authority with reference to parking, Tenant shall (commencing after two (2) weeks’ notice to Tenant) pay, per parking pass, such surcharge or regulatory fee to Landlord in advance on the first day of each calendar month concurrently with the monthly installment of rent due under this Lease. Landlord will enforce any surcharge or fee in an equitable manner amongst the Building tenants.

30.2 If Tenant violates any of the terms and conditions of this Article, the operator of the Parking Facility shall have the right to remove from the Parking Facility any vehicles hereunder which shall have been involved or shall have been owned or driven by parties involved in causing such violation, without liability therefor whatsoever. In addition, Landlord shall have the right to cancel Tenant’s right to use the Parking Facility pursuant to this Article upon ten (10) days’ written notice, unless within such ten (10) day period, Tenant cures such default. If Tenant violates any of the terms and conditions of this Article, and fails to cure such default within the applicable cure period set forth above, then Tenant’s right to use the Parking Facility shall toll (and Tenant shall be prohibited from using the Parking Facility during such period of any such Tenant default) until Tenant has cured, to Landlord’s satisfaction, such default. Provided, however, that if such default occurs by one or more individual(s) more than three (3) times in any consecutive twelve (12) month period, then Landlord shall have the right, in its sole discretion, to terminate the parking rights of any such individual(s) to use the Parking Facility. Tenant shall use its best efforts to enforce such prohibition if the same is instituted. Such cancellation right shall be cumulative and in addition to any other rights or remedies available to Landlord at law or equity, or provided under this Lease.

31. DEFINED TERMS AND HEADINGS. The Article headings shown in this Lease are for convenience of reference and shall in no way define, increase, limit or describe the scope or intent of any provision of this Lease. Any indemnification or insurance of Landlord shall apply to and inure to the benefit of all the following “Landlord Entities”, being Landlord, Landlord’s investment manager, and the trustees, boards of directors, officers, general partners, beneficiaries, stockholders, employees and agents of each of them. Any option granted to Landlord shall also include or be exercisable by Landlord’s trustee, beneficiary, agents and employees, as the case may be. In any case where this Lease is signed by more than one person, the obligations under this Lease shall be joint and several. The terms “Tenant” and “Landlord” or any pronoun used in place thereof shall indicate and include the masculine or feminine, the singular or plural number, individuals, firms or corporations, and their and each of their respective successors, executors, administrators and permitted assigns, according to the context hereof. The term “rentable area” shall mean the rentable area of the Premises or the Building as calculated by the Landlord on the basis of the plans and specifications of the Building including a proportionate share of any common areas. Tenant hereby accepts and agrees to be bound by the figures for the rentable square footage of the Premises and Tenant’s Proportionate Share shown on the Reference Pages; however, Landlord may adjust either or both figures if there is manifest error, addition or subtraction to the Building or any business park or complex of which the Building is a part, remeasurement or other circumstance reasonably justifying adjustment. The term “Building” refers to the structure in which the Premises are located and the common areas (parking lots, sidewalks, landscaping, etc.) appurtenant thereto. If the Building is part of a larger complex of structures, the term “Building” may include the entire complex, where appropriate (such as shared Expenses or Taxes) and subject to Landlord’s reasonable discretion.

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32. TENANT’S AUTHORITY.

32.1 If Tenant signs as a corporation, partnership, trust or other legal entity each of the persons executing this Lease on behalf of Tenant represents and warrants that Tenant has been and is qualified to do business in the state in which the Building is located, that the entity has full right and authority to enter into this Lease, and that all persons signing on behalf of the entity were authorized to do so by appropriate actions. Tenant agrees to deliver to Landlord, simultaneously with the delivery of this Lease, a corporate resolution, proof of due authorization by partners, opinion of counsel or other appropriate documentation reasonably acceptable to Landlord evidencing the due authorization of Tenant to enter into this Lease.

32.2 Tenant hereby represents and warrants that neither Tenant, nor any persons or entities holding any legal or beneficial interest whatsoever in Tenant, are (i) the target of any sanctions program that is established by Executive Order of the President or published by the Office of Foreign Assets Control, U.S. Department of the Treasury (“OFAC”); (ii) designated by the President or OFAC pursuant to the Trading with the Enemy Act, 50 U.S.C. App. § 5, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06, the Patriot Act, Public Law 107-56, Executive Order 13224 (September 23, 2001) or any Executive Order of the President issued pursuant to such statutes; or (iii) named on the following list that is published by OFAC: “List of Specially Designated Nationals and Blocked Persons.” If the foregoing representation is untrue at any time during the Term, an Event of Default will be deemed to have occurred, without the necessity of notice to Tenant.

33. FINANCIAL STATEMENTS AND CREDIT REPORTS. At Landlord’s request, Tenant shall deliver to Landlord a copy, certified by an officer of Tenant as being a true and correct copy, of Tenant’s most recent audited financial statement, or, if unaudited, certified by Tenant’s chief financial officer as being true, complete and correct in all material respects. Tenant hereby authorizes Landlord to obtain one or more credit reports on Tenant at any time, and shall execute such further authorizations as Landlord may reasonably require in order to obtain a credit report.

34. COMMISSIONS. Each of the parties represents and warrants to the other that it has not dealt with any broker or finder in connection with this Lease, except as described on the Reference Pages.

35. TIME AND APPLICABLE LAW. Time is of the essence of this Lease and all of its provisions. This Lease shall in all respects be governed by the laws of the state in which the Building is located.

36. SUCCESSORS AND ASSIGNS. Subject to the provisions of Article 9, the terms, covenants and conditions contained in this Lease shall be binding upon and inure to the benefit of the heirs, successors, executors, administrators and assigns of the parties to this Lease.

37. ENTIRE AGREEMENT. This Lease, together with its exhibits, contains all agreements of the parties to this Lease and supersedes any previous negotiations. There have been no representations made by the Landlord or any of its representatives or understandings made between the parties other than those set forth in this Lease and its exhibits. This Lease may not be modified except by a written instrument duly executed by the parties to this Lease.

38. EXAMINATION NOT OPTION. Submission of this Lease shall not be deemed to be a reservation of the Premises. Landlord shall not be bound by this Lease until it has received a copy of this Lease duly executed by Tenant and has delivered to Tenant a copy of this Lease duly executed by Landlord, and until such delivery Landlord reserves the right to exhibit and lease the Premises to other prospective tenants. Notwithstanding anything contained in this Lease to the contrary, Landlord may withhold delivery of possession of the Premises from Tenant until such time as Tenant has paid to Landlord any security deposit required by Article 5, the first month’s rent as set forth in Article 3 and any sum owed pursuant to this Lease.

39. RECORDATION. Tenant shall not record or register this Lease or a short form memorandum hereof without the prior written consent of Landlord, and then shall pay all charges and taxes incident to such recording or registration.

40. LETTER OF CREDIT. In lieu of providing cash as a security deposit, at Tenant’s option, concurrent with Tenant’s execution and delivery of this Lease to Landlord, Tenant shall deliver to Landlord, as collateral for the full performance by Tenant of all of its obligations under this Lease and for all losses and damages Landlord may suffer as a result of Tenant’s failure to comply with one or more provisions of this Lease, including, but not limited to, any post lease termination damages under section 1951.2 of the California Civil Code, an Irrevocable Standby Letter of Credit (the “Letter of Credit”) in the amount of Fifty Thousand Dollars ($50,000.00). The following terms and conditions shall apply to the Letter of Credit:

40.1 The Letter of Credit shall be in favor of Landlord, shall be issued by Silicon Valley Bank, or a bank reasonably acceptable to Landlord with a Standard & Poors rating of “A” or better, shall comply with all of the terms and conditions of this Article and shall otherwise be in the form attached hereto as Exhibit F.

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40.2 The Letter of Credit or any replacement Letter of Credit shall be irrevocable for the term thereof and shall automatically renew on a year to year basis until a period ending not earlier than two months subsequent to the Termination Date (the “LOC Expiration Date”) without any action whatsoever on the part of Landlord; provided that the issuing bank shall have the right not to renew the Letter of Credit by giving written notice to Landlord not less than sixty (60) days prior to the expiration of the then current term of the Letter of Credit that it does not intend to renew the Letter of Credit. Tenant understands that the election by the issuing bank not to renew the Letter of Credit shall not, in any event, diminish the obligation of Tenant to deposit the Security Deposit or maintain such an irrevocable Letter of Credit in favor of Landlord through the LOC Expiration Date.

40.3 Landlord, or its then managing agent, upon Tenant’s failure to comply with one or more provisions of this Lease, or as otherwise specifically agreed by Landlord and Tenant pursuant to this Lease or any amendment hereof, without prejudice to any other remedy provided in this Lease or by Regulations, shall have the right from time to time to make one or more draws on the Letter of Credit and use all or part of the proceeds in accordance with Article 40.4 below. In addition, if Tenant fails to furnish a renewal or replacement letter of credit complying with all of the provisions of this Article 40 at least sixty (60) days prior to the stated expiration date of the Letter of Credit then held by Landlord, Landlord may draw upon such Letter of Credit and hold the proceeds thereof (and such proceeds need not be segregated) in accordance with the terms of this Article 40. Funds may be drawn down on the Letter of Credit upon presentation to the issuing bank of Landlord’s (or Landlord’s then managing agent’s) certification set forth in Exhibit F.

40.4 Tenant acknowledges and agrees (and the Letter of Credit shall so state) that the Letter of Credit shall be honored by the issuing bank without inquiry as to the truth of the statements set forth in such draw request and regardless of whether the Tenant disputes the content of such statement. The proceeds of the Letter of Credit shall constitute Landlord’s sole and separate property (and not Tenant’s property or the property of Tenant’s bankruptcy estate) and Landlord may immediately upon any draw (and without notice to Tenant) apply or offset the proceeds of the Letter of Credit: (a) against any rent or other amounts payable by Tenant under this Lease that is not paid when due; (b) against all losses and damages that Landlord has suffered or that Landlord reasonably estimates that it may suffer as a result of Tenant’s failure to comply with one or more provisions of this Lease, including any damages arising under Section 1951.2 of the California Civil Code following termination of this Lease; (c) against any costs incurred by Landlord in connection with this Lease (including attorneys’ fees); and (d) against any other amount that Landlord may spend or become obligated to spend by reason of Tenant’s default. Provided Tenant has performed all of its obligations under this Lease, Landlord agrees to pay to Tenant within sixty (60) days after the LOC Expiration Date the amount of any proceeds of the Letter of Credit received by Landlord and not applied as allowed above; provided, that if prior to the LOC Expiration Date a voluntary petition is filed by Tenant or any guarantor, or an involuntary petition is filed against Tenant or any Guarantor by any of Tenant’s or guarantor’s creditors, under the Federal Bankruptcy Code, then Landlord shall not be obligated to make such payment in the amount of the unused Letter of Credit proceeds until either all preference issues relating to payments under this Lease have been resolved in such bankruptcy or reorganization case or such bankruptcy or reorganization case has been dismissed, in each case pursuant to a final court order not subject to appeal or any stay pending appeal.

40.5 If, as result of any application or use by Landlord of all or any part of the Letter of Credit, the amount of the Letter of Credit shall be less than the amount set forth in this Article 40, Tenant shall, within five (5) days thereafter, provide Landlord with additional letter(s) of credit in an amount equal to the deficiency (or a replacement letter of credit in the total amount required pursuant to this Article 40), and any such additional (or replacement) letter of credit shall comply with all of the provisions of this Article 40, and if Tenant fails to comply with the foregoing, notwithstanding anything to the contrary contained in this Lease, the same shall constitute an incurable Event of Default by Tenant. Tenant further covenants and warrants that it will neither assign nor encumber the Letter of Credit or any part thereof and that neither Landlord nor its successors or assigns will be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

40.6 Landlord may, at any time and without notice to Tenant and without first obtaining Tenant’s consent thereto, transfer all or any portion of its interest in and to the Letter of Credit to another party, person or entity, including Landlord’s mortgagee and/or to have the Letter of Credit reissued in the name of Landlord’s mortgagee. If Landlord transfers its interest in the Building and transfers the Letter of Credit (or any proceeds thereof then held by Landlord) in whole or in part to the transferee, Landlord shall, without any further agreement between the parties hereto, thereupon be released by Tenant from all liability therefor. The provisions hereof shall apply to every transfer or assignment of all or any part of the Letter of Credit to a new landlord. In connection with any such transfer of the Letter of Credit by Landlord, Tenant shall, at Tenant’s sole cost and expense, execute and submit to the issuer of the Letter of Credit such applications, documents and instruments as may be necessary to effectuate such transfer. Tenant shall be responsible for paying the issuer’s transfer and

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processing fees in connection with any transfer of the Letter of Credit and, if Landlord advances any such fees (without having any obligation to do so), Tenant shall reimburse Landlord for any such transfer or processing fees within ten (10) days after Landlord’s written request therefor.

40.7 If the Letter of Credit expires earlier than the LOC Expiration Date, or the issuing bank notifies Landlord that it shall not renew the Letter of Credit, Landlord shall accept a renewal thereof or substitute letter credit (such renewal or substitute Letter of Credit to be in effect not later than sixty (60) days prior to the expiration thereof), irrevocable and automatically renewable through the LOC Expiration Date upon the same terms as the expiring Letter of Credit or upon such other terms as may be acceptable to Landlord. However, if (a) the Letter of Credit is not timely renewed, or (b) a substitute Letter of Credit, complying with all of the terms and conditions of this paragraph is not timely received, Landlord may present such Letter of Credit to the issuing bank, and the entire sum so obtained shall be paid to Landlord, to be held by Landlord in accordance with Article 5 of this Lease. Notwithstanding the foregoing, Landlord shall be entitled to receive from Tenant all attorneys’ fees and costs incurred in connection with the review of any proposed substitute Letter of Credit pursuant to this Section.

40.8 Landlord and Tenant (a) acknowledge and agree that in no event or circumstance shall the Letter of Credit or any renewal thereof or substitute therefor or any proceeds thereof be deemed to be or treated as a “security deposit” under any Regulation applicable to security deposits in the commercial context including Section 1950.7 of the California Civil Code, as such section now exist or as may be hereafter amended or succeeded (“Security Deposit Laws”), (b) acknowledge and agree that the Letter of Credit (including any renewal thereof or substitute therefor or any proceeds thereof) is not intended to serve as a security deposit, and the Security Deposit Laws shall have no applicability or relevancy thereto, and (c) waive any and all rights, duties and obligations either party may now or, in the future, will have relating to or arising from the Security Deposit Laws. Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code and all other provisions of Regulations, now or hereafter in effect, which (i) establish the time frame by which Landlord must refund a security deposit under a lease, and/or (ii) provide that Landlord may claim from the security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums specified above in this Section 40.8 and/or those sums reasonably necessary to compensate Landlord for any loss or damage caused by Tenant’s breach of this Lease or the acts or omission of Tenant or any other Tenant Entities, including any damages Landlord suffers following termination of this Lease.

41. OPTION TO RENEW. Provided this Lease is in full force and effect and Tenant is not in default under any of the other terms and conditions of this Lease beyond any applicable cure periods and (a) Tenant occupies the entirety of the Building located at 1390 McCarthy Boulevard (also known as 890 Tasman Drive) at the time of notification or commencement, Tenant shall have one (1) option to renew (the “Renewal Option”) this Lease for a term of five (5) years (the “Renewal Term”), for the entirety of the Building being leased by Tenant as of the date the Renewal Term is to commence, or (b) if Tenant does not occupy the entirety of the Building at the time of notification or commencement, then Tenant shall have one (1) Renewal Option for a Renewal Term that shall be co-terminous with the then-current term of the adjacent tenant occupying the Building. Any Renewal Term shall be on the same terms and conditions set forth in the Lease, except as modified by the terms, covenants and conditions as set forth below:

41.1 If Tenant elects to exercise the Renewal Option, then Tenant shall provide Landlord with written notice no earlier than the date which is three hundred and sixty five (365) days prior to the expiration of the Term of this Lease but no later than the date which is one hundred eighty (180) days prior to the expiration of the Term of this Lease. If Tenant fails to provide such notice, Tenant shall have no further or additional right to extend or renew the Term of this Lease.

41.2 The Annual Rent and Monthly Installment of Rent in effect at the expiration of the then current Term of this Lease shall be increased to reflect the Prevailing Market (defined below) rate as of the date the Renewal Term is to commence, taking into account the specific provisions of this Lease which will remain constant. Landlord shall advise Tenant of the new Annual Rent and Monthly Installment of Rent for the Premises no later than thirty (30) days after receipt of Tenant’s written request therefor. Said request shall be made no earlier than thirty (30) days prior to the first date on which Tenant may exercise its Renewal Option under this Article 41. If Tenant and Landlord are unable to agree on the Prevailing Market for the Renewal Term not later than sixty (60) days prior to the expiration of the Term, then Landlord and Tenant shall each appoint a qualified MAI appraiser doing business in the area, in turn those two independent MAI appraisers shall appoint a third MAI appraiser and the majority shall decide upon the fair market rental for the Premises as of the expiration of the Term. Landlord and Tenant shall equally share in the expense of this appraisal except that in the event the Annual Rent and Monthly Installment of Rent is found to be within five percent (5%) of the original rate quoted by Landlord, then Tenant shall bear the full cost of all the appraisal process.

41.3 This Renewal Option is not transferable; the parties hereto acknowledge and agree that they intend that the aforesaid option to renew this Lease shall be “personal” to Tenant and any Permitted Transferee (as defined in Section 9.8 of this Lease) as set forth above and that in no event will any assignee or sublessee have any rights to exercise the aforesaid option to renew.

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41.4 If the Renewal Option is validly exercised or if Tenant fails to validly exercise the Renewal Option, Tenant shall have no further right to extend the term of this Lease.

41.5 For purposes of this Renewal Option, “Prevailing Market” shall mean the arms length fair market annual rental rate per rentable square foot under renewal leases and amendments entered into on or about the date on which the Prevailing Market is being determined hereunder for space comparable to the Premises in the Building and buildings comparable to the Building in the same rental market in the Milpitas, California area as of the date the Renewal Term is to commence, taking into account the specific provisions of this Lease which will remain constant. The determination of Prevailing Market shall take into account any material economic differences between the terms of this Lease and any comparison lease or amendment, such as rent abatements, construction costs and other concessions and the manner, if any, in which the landlord under any such lease is reimbursed for operating expenses and taxes. The determination of Prevailing Market shall also take into consideration any reasonably anticipated changes in the Prevailing Market rate from the time such Prevailing Market rate is being determined and the time such Prevailing Market rate will become effective under this Lease,

42. SIGNAGE. During the Term, Tenant shall be entitled to install its own signage at the front door and one (1) door located at the back of the Premises at a location acceptable to Landlord and in accordance with the Building’s Approved Signage, as attached in Exhibit G to this Lease, and otherwise in accordance with the terms of this Lease. Such signage will be designed and constructed at Tenant’s sole cost and expense. All signs shall be in compliance with applicable Regulations, including those of the City of Milpitas, and shall be subject to Landlord’s approval and approval of any public authorities having jurisdiction. Tenant shall be responsible for any electrical energy used in connection with its signs, repairs and maintenance necessary to maintain the signs in their original condition. All of Tenant’s signage shall at all times remain the property of Tenant and Tenant must remove such signage at the expiration or earlier termination of this Lease. Tenant shall repair any damage caused in the removal of its signage and restore the Premises and/or the Building to its condition prior to the installation of such signage.

43. MONUMENT SIGN.

43.1 Tenant shall have the right to have its name listed on the monument sign for the Building inset from the comer of Tasman and McCarthy Boulevards (the “Monument Sign”), subject to the terms of this Article 43. The design, size and color of Tenant’s signage with Tenant’s name to be included on the Monument Sign, and the manner in which it is attached to the Monument Sign, shall comply with all applicable Regulations and shall be subject to the approval of Landlord and any applicable governmental authorities. Landlord reserves the right to withhold consent to any sign that, in the sole judgment of Landlord, is not harmonious with the design standards of the Building and Monument Sign. Landlord shall have the right to require that all names on the Monument Sign be of the same size and style. Tenant must obtain Landlord’s written consent to any proposed signage and lettering prior to its fabrication and installation. Tenant’s right to place its name on the Monument Sign, and the location of Tenant’s name on the Monument Sign, shall be subject to the existing rights of existing tenants in the Building, and the location of Tenant’s name on the Monument Sign shall be further subject to Landlord’s reasonable approval. To obtain Landlord’s consent, Tenant shall submit design drawings to Landlord showing the type and sizes of all lettering; the colors, finishes and types of materials used; and (if applicable and Landlord consents in its sole discretion) any provisions for illumination. Although the Monument Sign will be maintained by Landlord, Tenant shall pay its proportionate share of the cost of any maintenance and repair associated with the Monument Sign. In the event that additional names are listed on the Monument Sign, all future costs of maintenance and repair shall be prorated between Tenant and the other parties that are listed on such Monument Sign.

43.2 Tenant’s name on the Monument Sign shall be designed, constructed, installed, insured, maintained, repaired and removed from the Monument Sign all at Tenant’s sole risk, cost and expense. Tenant, at its cost, shall be responsible for the maintenance, repair or replacement of Tenant’s signage on the Monument Sign, which shall be maintained in a manner reasonably satisfactory to Landlord.

43.3 Upon the expiration or earlier termination of this Lease, or if during the Term (and any extensions thereof) Tenant is in default under the terms of this Lease after the expiration of applicable cure periods then Tenant’s rights granted herein will terminate and Landlord may remove Tenant’s name from the Monument Sign at Tenant’s sole cost and expense and restore the Monument Sign to the condition it was in prior to installation of Tenant’s signage thereon, ordinary wear and tear excepted. The cost of such removal and restoration shall be payable as additional rent within five (5) days of Landlord’s demand.

43.4 The rights provided in this Article shall be non-transferable unless otherwise agreed by Landlord in writing in its sole discretion.

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44. ROOF SPACE FOR DISH/ANTENNA.

44.1 Tenant shall have the right to lease space on the roof of the Building for the purpose of installing (in accordance with Section 6 of the Lease), operating and maintaining a 24 inch high dish/antenna or other communication device approved by the Landlord (the “Dish/Antenna”). The exact location of the space on the roof to be leased by Tenant shall be designated by Landlord and shall not exceed approximately 20 inches by 24 inches (the “Roof Space”). Landlord shall not charge any rent for the Dish/Antenna during the Term or a renewal thereof. Landlord reserves the right to relocate the Roof Space as reasonably necessary during the Term. Landlord’s designation shall take into account Tenant’s use of the Dish/Antenna. Notwithstanding the foregoing, Tenant’s right to install the Dish/Antenna shall be subject to the approval rights of Landlord and Landlord’s architect and/or engineer with respect to the plans and specifications of the Dish/Antenna, the manner in which the Dish/Antenna is attached to the roof of the Building and the manner in which any cables are run to and from the Dish/Antenna. The precise specifications and a general description of the Dish/Antenna along with all documents Landlord reasonably requires to review the installation of the Dish/Antenna (the “Plans and Specifications”) shall be submitted to Landlord for Landlord’s written approval no later than 20 days before Tenant commences to install the Dish/Antenna. Tenant shall be solely responsible for obtaining all necessary governmental and regulatory approvals and for the cost of installing, operating, maintaining and removing the Dish/Antenna. Tenant shall notify Landlord upon completion of the installation of the Dish/Antenna. If Landlord determines that the Dish/Antenna equipment does not comply with the approved Plans and Specifications, that the Building has been damaged during installation of the Dish/Antenna or that the installation was defective, Landlord shall notify Tenant of any noncompliance or detected problems and Tenant immediately shall cure the defects. If the Tenant fails to immediately cure the defects, Tenant shall pay to Landlord upon demand the cost, as reasonably determined by Landlord, of correcting any defects and repairing any damage to the Building caused by such installation. If at any time Landlord, in its sole discretion, deems it necessary, Tenant shall provide and install, at Tenant’s sole cost and expense, appropriate aesthetic screening, reasonably satisfactory to Landlord, for the Dish/Antenna (the “Aesthetic Screening”).

44.2 Landlord agrees that Tenant, upon reasonable prior written notice to Landlord, shall have access to the roof of the Building and the Roof Space for the purpose of maintaining, repairing and removing the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, all of which shall be performed by Tenant or Tenant’s authorized representative or contractors, which shall be approved by Landlord, at Tenant’s sole cost and risk. It is agreed, however, that only authorized engineers, employees or properly authorized contractors of Tenant, FCC (defined below) inspectors, or persons under their direct supervision will be permitted to have access to the roof of the Building and the Roof Space. Tenant further agrees to exercise firm control over the people requiring access to the roof of the Building and the Roof Space in order to keep to a minimum the number of people having access to the roof of the Building and the Roof Space and the frequency of their visits. It is further understood and agreed that the installation, maintenance, operation and removal of the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, is not permitted to damage the Building or the roof thereof, or interfere with the use of the Building and roof by Landlord. Tenant agrees to be responsible for any damage caused to the roof or any other part of the Building, which may be caused by Tenant or any Tenant Entity.

44.3 Tenant agrees to install and maintain only equipment of types and frequencies which will not cause unreasonable interference to Landlord or any other tenant of the Building. In the event Tenant’s equipment causes such interference, Tenant will change the frequency on which it transmits and/or receives and take any other steps necessary to eliminate the interference. If said interference cannot be eliminated within a reasonable period of time, in the judgment of Landlord, then Tenant agrees to remove the Dish/Antenna from the Roof Space. Tenant shall, at its sole cost and expense, and at its sole risk, operate and maintain the Dish/Antenna in a good and workmanlike manner, and in compliance with all Building, electric, communication, and safety codes, ordinances, standards, regulations and requirements, now in effect or hereafter promulgated, of the Federal Government, including, without limitation, the Federal Communications Commission (the “FCC”), the Federal Aviation Administration (“FAA”) or any successor agency of either the FCC or FAA having jurisdiction over radio or telecommunications, and of the state, city and county in which the Building is located. Under this Lease, the Landlord and its agents assume no responsibility for the licensing, operation and/or maintenance of Tenant’s equipment. Tenant has the responsibility of carrying out the terms of its FCC license in all respects. The Dish/Antenna shall be connected to Landlord’s power supply in strict compliance with all applicable Building, electrical, fire and safety codes. Neither Landlord nor any Landlord Entity shall be liable to Tenant for any stoppages or shortages of electrical power furnished to the Dish/Antenna or the Roof Space because of any act, omission or requirement of the public utility serving the Building, or the act or omission of any other tenant, invitee or licensee or their respective agents, employees or contractors, or for any other cause beyond the reasonable control of Landlord, and Tenant shall not be entitled to any rental abatement for any such stoppage or shortage of electrical power. Neither Landlord nor any Landlord Entity shall have any responsibility or liability for the conduct or safety of any of Tenant’s representatives, repair, maintenance and engineering personnel while in or on any part of the Building or the Roof Space.

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44.4 The Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, shall remain the personal properly of Tenant, and shall be removed by Tenant at its own expense at the expiration or earlier termination of this Lease or Tenant’s right to possession hereunder. Tenant shall repair any damage caused by such removal, including the patching of any holes to match, as closely as possible, the color surrounding the area where the equipment and appurtenances were attached. Tenant agrees to maintain all of the Tenant’s equipment placed on or about the roof or in any other part of the Building in proper operating condition and maintain same in satisfactory condition as to appearance and safety in Landlord’s sole discretion. Such maintenance and operation shall be performed in a manner to avoid any interference with any other tenants or Landlord. Tenant agrees that at all times during the Term, it will keep the roof of the Building and the Roof Space free of all trash or waste materials produced by Tenant or Tenant’s agents, employees or contractors.

44.5 In light of the specialized nature of the Dish/Antenna, Tenant shall be permitted to utilize the services of its choice for operation, removal and repair of the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, subject to the reasonable approval of Landlord. Notwithstanding the foregoing, Tenant must provide Landlord with prior written notice of any such removal or repair and coordinate such work with Landlord in order to avoid voiding or otherwise adversely affecting any warranties granted to Landlord with respect to the roof. If necessary, Tenant, at its sole cost and expense, shall retain any contractor having a then existing warranty in effect on the roof to perform such work (to the extent that it involves the roof), or, at Tenant’s option, to perform such work in conjunction with Tenant’s contractor. In the event the Landlord contemplates roof repairs that could affect Tenant’s Dish/Antenna, or which may result in an interruption of the Tenant’s telecommunication service, Landlord shall formally notify Tenant at least thirty (30) days in advance (except in cases of an emergency) prior to the commencement of such contemplated work in order to allow Tenant to make other arrangements for such service.

44.6 Tenant shall not allow any provider of telecommunication, video, data or related services (“Communication Services”) to locate any equipment on the roof of the Building or in the Roof Space for any purpose whatsoever, nor may Tenant use the Roof Space and/or Dish/Antenna to provide Communication Services to an unaffiliated tenant, occupant or licensee of another building, or to facilitate the provision of Communication Services on behalf of another Communication Services provider to an unaffiliated tenant, occupant or licensee of the Building or any other building. Tenant specifically acknowledges and agrees that the terms and conditions of Article 10 of this Lease shall apply with full force and effect to the Roof Space and any other portions of the roof accessed or utilized by Tenant, its representatives, agents, employees or contractors.

44.7 If Tenant defaults under any of the terms and conditions of this Section or this Lease, and Tenant fails to cure said default within the time allowed by Article 18 of this Lease, Landlord shall be permitted to exercise all remedies provided under the terms of this Lease, including removing the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, and restoring the Building and the Roof Space to the condition that existed prior to the installation of the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any. If Landlord removes the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, as a result of an uncured default, Tenant shall be liable for all costs and expenses Landlord incurs in removing the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, and repairing any damage to the Building, the roof of the Building and the Roof Space caused by the installation, operation or maintenance of the Dish/Antenna, the appurtenances, and the Aesthetic Screening, if any. Tenant’s rights pursuant to this Article 44 are personal to the named Tenant under this Lease and are not transferable.

45. LIMITATION OF LANDLORD’S LIABILITY. Redress for any claim against Landlord under this Lease shall be limited to and enforceable only against and to the extent of Landlord’s interest in the Building. The obligations of Landlord under this Lease are not intended to be and shall not be personally binding on, nor shall any resort be had to the private properties of, any of its or its investment manager’s trustees, directors, officers, partners, beneficiaries, members, stockholders, employees, or agents, and in no case shall Landlord be liable to Tenant hereunder for any lost profits, damage to business, or any form of special, indirect or consequential damages.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]
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IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the Lease Reference Date set forth in the Reference Pages of this Lease.

LANDLORD:		TENANT:

SILICON VALLEY CA-I, LLC,		FIREEYE, INC.,
a Delaware limited liability company		a Delaware corporation

By:	RREEF Management Company,
a Delaware corporation, its Authorized Agent

By:	/s/ James H. Ida	By:	/s/ Ashar Aziz

Name:	James H. Ida	Name:	ASHAR AZIZ

Title:	Vice Pres, Dist Mgr	Title:	CEO

Dated:	1/24/08	Dated:	1/24/2008

		By:	/s/ Zane M. Taylor

		Name:	Zane M. Taylor

		Title:	V.P. Operations

		Dated:	1/24/2008

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EXHIBIT A – FLOOR PLAN DEPICTING THE PREMISES

attached to and made a part of the Lease bearing the

Lease Reference Date of January 15, 2008 between

SILICON VALLEY CA-I, LLC, a Delaware limited liability company, as Landlord and

FIREEYE, INC., a Delaware corporation, as Tenant

1390 McCarthy Boulevard, Milpitas

Exhibit A is intended only to show the general layout of the Premises as of the beginning of the Term of this Lease. It does not in any way supersede any of Landlord’s rights set forth in Article 17 of the Lease with respect to arrangements and/or locations of public parts of the Building and changes in such arrangements and/or locations. It is not to be scaled; any measurements or distances shown should be taken as approximate.

A-1

EXHIBIT A-1 – SITE PLAN

attached to and made a part of the Lease bearing the

Lease Reference Date of January 15, 2008 between

SILICON VALLEY CA-I, LLC, a Delaware limited liability company, as Landlord and

FIREEYE, INC., a Delaware corporation, as Tenant

1390 McCarthy Boulevard, Milpitas

Exhibit A-1 is intended only to show the general layout of the Building and/or the project of which the Building is a part as of the beginning of the Term of the Lease. It does not in any way supersede any of Landlord’s rights set forth in Article 17 of the Lease with respect to arrangements and/or locations of public parts of the Building and changes in such arrangements and/or locations. It is not to be scaled; any measurements or distances shown should be taken as approximate, and the location and number of parking spaces should be taken as approximate.

A-2

EXHIBIT B – INITIAL ALTERATIONS

attached to and made a part of the Lease bearing the

Lease Reference Date of January 15, 2008 between

SILICON VALLEY CA-I, LLC, a Delaware limited liability company, as Landlord and

FIREEYE, INC., a Delaware corporation, as Tenant

1390 McCarthy Boulevard, Milpitas

I. Landlord Work:

1. Landlord, at its sole cost and expense (subject to the terms and provisions of Section 1.2 below) shall perform improvements to the Premises in accordance with the following work list (the “Work List”) using Building standard methods, materials and finishes. The improvements to be performed in accordance with the Work List are hereinafter referred to as the “Landlord Work”. Landlord shall enter into a direct contract for the Landlord Work with a general contractor selected by Landlord. In addition, Landlord shall have the right to select and/or approve of any subcontractors used in connection with the Landlord Work.

WORK LIST

A.	Remove the oven in the lab area located within the Premises;

B.	Remove all pre-existing cabling and telecommunication wiring located within the Premises;

C.	Extend the electrical room wall to enclose the electrical transformer and panel supplying power to Tenant’s Premises, as depicted in Exhibit B-1; and,

D.	Install an EMon DMon device to separately monitor the adjacent premises as well as exterior electrical usage.

2. All other work and upgrades, subject to Landlord’s approval, shall be at Tenant’s sole cost and expense, plus any applicable state sales or use tax thereon, payable upon demand as additional rent. Tenant shall be responsible for any Tenant Delay in completion of the Premises resulting from any such other work and upgrades requested or performed by Tenant.

3. Landlord’s supervision or performance of any work for or on behalf of Tenant shall not be deemed to be a representation by Landlord that such work complies with applicable insurance requirements, building codes, ordinances, laws or regulations or that the improvements constructed will be adequate for Tenant’s use.

4. Tenant hereby acknowledges and agrees that the Landlord Work may be performed by Landlord prior to or after the Commencement Date and Landlord’s performance of such Landlord Work shall in no event affect the Commencement Date nor render Landlord liable for any damages or other claims by Tenant or be deemed a constructive eviction of Tenant of the Premises or entitle Tenant to any credit, abatement or adjustment of rent or other sums payable under the Lease.

II. Initial Alterations:

1. Tenant, following the delivery of the Premises by Landlord and the full and final execution and delivery of the Lease to which this Exhibit B is attached and all prepaid rental, the Security Deposit and insurance certificates required under the Lease, shall have the right to perform alterations and improvements in the Premises (the “Initial Alterations”). Notwithstanding the foregoing, Tenant and its contractors shall not have the right to perform Initial Alterations in the Premises unless and until Tenant has complied with all of the terms and conditions of Article 6 of the Lease, including, without limitation, approval by Landlord of the final plans for the Initial Alterations and the contractors to be retained by Tenant to perform such Initial Alterations. Tenant shall be responsible for all elements of the design of Tenant’s plans (including, without limitation, compliance with law, functionality of design, the structural integrity of the design, the configuration of the premises and the placement of Tenant’s furniture, appliances and equipment), and Landlord’s approval of Tenant’s plans shall in no event relieve Tenant of the responsibility for such design. Tenant shall be entitled to select its own general contractor to perform the Initial Alterations, subject to Landlord’s approval which approval shall not be unreasonably withheld. The parties agree that Landlord’s approval of the general contractor to perform the Initial Alterations shall not be considered to be unreasonably withheld if any such general contractor (a) does not have trade references reasonably acceptable to Landlord, (b) does not maintain insurance as required pursuant to the terms of the Lease, (c) does not have the ability to be bonded for the work in an amount of no less than one hundred fifty percent (150%) of the total estimated cost of the Initial Alterations, (d) does not provide current financial statements reasonably acceptable to Landlord, or (e) is not licensed as a contractor in the state/municipality in which the Premises is located. Tenant acknowledges the foregoing is not intended to be an exclusive list of the reasons why Landlord may reasonably withhold its consent to a general contractor.

B-1

2. Provided Tenant is not in default, Landlord agrees to contribute the sum of $ 111,487.20, that is, $6.60 per rentable square foot of the Premises, (the “Allowance”) toward the cost of performing the Initial Alterations in preparation of Tenant’s occupancy of the Premises. The Allowance may only be used for the cost of preparing design and construction documents and mechanical and electrical plans for the Initial Alterations, but only to the extent set forth in Section 4 below, for hard costs in connection with the Initial Alterations and, subject to Landlord’s prior approval, for the installation of network and data cabling. The Allowance shall be paid to Tenant or, at Landlord’s option, to the order of the general contractor that performed the Initial Alterations, within thirty (30) days following receipt by Landlord of (a) receipted bills covering all labor and materials expended and used in the Initial Alterations; (b) a sworn contractor’s affidavit from the general contractor and a request to disburse from Tenant containing an approval by Tenant of the work done; (c) full and final waivers of lien; (d) as- built plans of the Initial Alterations; and (e) the certification of Tenant and its architect that the Initial Alterations have been installed in a good and workmanlike manner in accordance with the approved plans, and in accordance with applicable laws, codes and ordinances. The Allowance shall be disbursed in the amount reflected on the receipted bills meeting the requirements above. Notwithstanding anything herein to the contrary, Landlord shall not be obligated to disburse any portion of the Allowance during the continuance of an uncured default under the Lease, and Landlord’s obligation to disburse shall only resume when and if such default is cured.

3. In no event shall the Allowance be used for the purchase of equipment, furniture or other items of personal property of Tenant. If Tenant does not submit a request for payment of the entire Allowance to Landlord in accordance with the provisions contained in this Exhibit B by June 30, 2008, any unused amount shall accrue to the sole benefit of Landlord, it being understood that Tenant shall not be entitled to any credit, abatement or other concession in connection therewith. Tenant shall be responsible for all applicable state sales or use taxes, if any, payable in connection with the Initial Alterations and/or Allowance. Landlord shall be entitled to charge a construction management fee for Landlord’s oversight of any alterations and work performed by Tenant in preparation of its occupancy of the Premises in an amount equal to three percent (3%) of the total cost of said work; provided, however, said construction management fee shall not apply to the Initial Alterations depicted in Exhibit B-1, attached hereto.

4. In addition to the above described Allowance, Landlord, provided Tenant is not in default, agrees to provide Tenant with a preliminary space plan (the “Space Plan”), permit Tenant to make comments to the Space Plan, and to make one (1) revision to said Space Plan. If any meetings are required in connection with the Space Plan, the cost for such meetings shall be included in the Allowance. Tenant acknowledges and agrees that it shall not be entitled to any credit, offset, abatement or payment with respect to any services provided by Landlord in connection with the Space Plan pursuant to this Section 4.

5. Tenant agrees to accept the Premises in its “as-is” condition and configuration, it being agreed that Landlord shall not be required to perform any work or, except as provided above with respect to the Landlord Work, Restroom Compliance Work Allowance and the Allowance, incur any costs in connection with the construction or demolition of any improvements in the Premises.

III. Miscellaneous:

1. This Exhibit B shall not be deemed applicable to any additional space added to the Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the original Premises or any additions to the Premises in the event of a renewal or extension of the original Term of the Lease, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement to the Lease.

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B-2

EXHIBIT B-1 – DEPICTION OF INITIAL ALTERATIONS

attached to and made a part of the Lease bearing the

Lease Reference Date of January 15, 2008 between

SILICON VALLEY CA-I, LLC, a Delaware limited liability company, as Landlord and

FIREEYE, INC., a Delaware corporation, as Tenant

1390 McCarthy Boulevard, Milpitas

B-3

C-1

EXHIBIT D – RULES AND REGULATIONS

attached to and made a part of the Lease bearing the

Lease Reference Date of January 15, 2008 between

SILICON VALLEY CA-I, LLC, a Delaware limited liability company, as Landlord and

FIREEYE, INC., a Delaware corporation, as Tenant

1390 McCarthy Boulevard, Milpitas

1. No sign, placard, picture, advertisement, name or notice shall be installed or displayed on any part of the outside or inside (which may be visible from the exterior) of the Building without the prior written consent of the Landlord. Landlord shall have the right to remove, at Tenant’s expense and without notice, any sign installed or displayed in violation of this rule. All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at Tenant’s expense by a vendor designated or approved by Landlord. In addition, Landlord reserves the right to change from time to time the format of the signs or lettering and to require previously approved signs or lettering to be appropriately altered.

2. If Landlord objects in writing to any curtains, blinds, shades or screens attached to or hung in or used in connection with any window or door of the Premises, Tenant shall immediately discontinue such use. No awning shall be permitted on any part of the Premises. Tenant shall not place anything or allow anything to be placed against or near any glass partitions or doors or windows which may appear unsightly, in the opinion of Landlord, from outside the Premises.

3. Tenant shall not obstruct any sidewalks, halls, passages, exits, entrances, elevators, or stairways of the Building. No tenant and no employee or invitee of any tenant shall go upon the roof of the Building.

4. Any directory of the Building, if provided, will be exclusively for the display of the name and location of tenants only and Landlord reserves the right to exclude any other names.

5. Tenant shall be responsible for providing janitorial service for the Premises at its sole cost and expense, and Tenant hereby acknowledges that Landlord shall have no obligation whatsoever to provide janitorial service to the Premises. The janitorial services shall be performed by Tenant’s employees or a bonded union janitorial contractor, which contractor (if applicable) shall be reasonably approved by Landlord. Tenant shall comply with all rules and regulations which Landlord may reasonably establish for the proper functioning and protection of any common systems of the Building. Landlord shall not in any way be responsible to any Tenant for any loss of property on the Premises, however occurring, or for any damage to any Tenant’s property by the janitor or any other employee or any other person.

6. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed. No foreign substance of any kind whatsoever shall be thrown into any of them, and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose employees or invitees, shall have caused it.

7. Tenant shall store all its trash and garbage within its Premises. Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. All garbage and refuse disposal shall be made in accordance with directions issued from time to time by Landlord. Tenant will comply with any and all recycling procedures designated by Landlord.

8. Landlord will furnish Tenant two (2) keys free of charge to each door in the Premises that has a passage way lock. Landlord may charge Tenant a reasonable amount for any additional keys, and Tenant shall not make or have made additional keys on its own. Tenant shall not alter any lock or install a new or additional lock or bolt on any door of its Premises. Notwithstanding the above, Tenant will have access to and will be able to make at its expense, key cards for the front entry and all other entries to the Premises. Tenant, upon the termination of its tenancy, shall deliver to Landlord the keys of all doors which have been furnished to Tenant, and in the event of loss of any keys so furnished, shall pay Landlord therefor.

9. If Tenant requires telephone, data, burglar alarm or similar service, the cost of purchasing, installing and maintaining such service shall be borne solely by Tenant. No boring or cutting for wires will be allowed without the prior written consent of Landlord.

10. Tenant shall not place a load upon any floor which exceeds the load per square foot which such floor was designed to carry and which is allowed by law. Heavy objects shall stand on such platforms as determined by Landlord to be necessary to properly distribute the weight. Business machines and mechanical equipment belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Building or to any space in the Building to such a degree as to be objectionable to Landlord or to any tenants shall be placed and maintained by Tenant, at Tenant’s expense, on vibration eliminators or other devices sufficient to eliminate the noise or vibration. Landlord will not be responsible for loss of or damage to any such equipment or other property from any cause, and all damage done to the Building by maintaining or moving such equipment or other property shall be repaired at the expense of Tenant.

11. Landlord shall in all cases retain the right to control and prevent access to the Building of all persons whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation or interests of the Building and its tenants, provided that nothing contained in this rule shall be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal activities. Landlord shall not be liable for damages for any error with regard to the admission to or exclusion from the Building of any person.

12. Tenant shall not use any method of heating or air conditioning other than that supplied or approved in writing by Landlord.

13. Tenant shall not waste electricity, water or air conditioning. Tenant shall keep corridor doors closed. Tenant shall close and lock the doors of its Premises and entirely shut off all water faucets or other water apparatus and electricity, gas or air outlets before Tenant and its employees leave the Premises. Tenant shall be responsible for any damage or injuries sustained by other tenants or occupants of the Building or by Landlord for non compliance with this rule.

14. Tenant shall not install any radio or television antenna, satellite dish, loudspeaker or other device on the roof or exterior walls of the Building without Landlord’s prior written consent, which consent may be withheld in Landlord’s sole discretion, and which consent may in any event be conditioned upon Tenant’s execution of Landlord’s standard form of license agreement. Tenant shall be responsible for any interference caused by such installation.

15. Tenant shall not mark, drive nails, screw or drill into the partitions, woodwork, plaster, or dry wall (except for pictures, tackboards and similar office uses) or in any way deface the Premises. Tenant shall not cut or bore holes for wires. Tenant shall not affix any floor covering to the floor of the Premises in any manner except as approved by Landlord. Tenant shall repair any damage resulting from noncompliance with this rule.

16. Tenant shall not install, maintain or operate upon the Premises any vending machine without Landlord’s prior written consent, except that Tenant may install food and drink vending machines solely for the convenience of its employees.

17. No cooking shall be done or permitted by any tenant on the Premises, except that Underwriters’ Laboratory approved microwave ovens or equipment for brewing coffee, tea, hot chocolate and similar beverages shall be permitted provided that such equipment and use is in accordance with all applicable Regulations.

18. Tenant shall not use any hand trucks except those equipped with the rubber tires and side guards, and may use such other material-handling equipment as Landlord may approve. Tenant shall not bring any other vehicles of any kind into the Building. Forklifts which operate on asphalt areas shall only use tires that do not damage the asphalt.

19. Tenant shall not permit any motor vehicles to be washed or mechanical work or maintenance of motor vehicles to be performed in any parking lot.

20. Tenant shall not use the name of the Building or any photograph or likeness of the Building in connection with or in promoting or advertising Tenant’s business, except that Tenant may include the Building name in Tenant’s address. Landlord shall have the right, exercisable without notice and without liability to any tenant, to change the name and address of the Building.

21. Tenant shall not permit smoking or carrying of lighted cigarettes or cigars other than in areas designated by Landlord as smoking areas.

22. Canvassing, soliciting, distribution of handbills or any other written material in the Building is prohibited and each tenant shall cooperate to prevent the same. No tenant shall solicit business from other tenants or permit the sale of any good or merchandise in the Building without the written consent of Landlord.

23. Tenant shall not permit any animals other than service animals, e.g. seeing-eye dogs, to be brought or kept in or about the Premises or any common area of the Building.

24. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of any premises in the Building. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Building.

25. Landlord reserves the right to make such other and reasonable rules and regulations as in its judgment may from time to time be needed for safety and security, for care and cleanliness of the Building and for the preservation of good order in and about the Building. Tenant agrees to abide by all such rules and regulations herein stated and any additional rules and regulations which are adopted. Tenant shall be responsible for the observance of all of the foregoing rules by Tenant’s employees, agents, clients, customers, invitees and guests.

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EXHIBIT E — EARLY POSSESSION AGREEMENT

attached to and made a part of the Lease bearing the

Lease Reference Date of January 15, 2008 between

SILICON VALLEY CA-I, LLC, a Delaware limited liability company, as Landlord and

FIREEYE, INC., a Delaware corporation, as Tenant

1390 McCarthy Boulevard, Milpitas

EARLY POSSESSION AGREEMENT

Reference is made to that Lease dated January 15, 2008, between SILICON VALLEY CA-I, LLC, a Delaware limited liability company (“Landlord”) and FIREEYE, INC., a Delaware corporation (“Tenant”), for the premises located in the City of Milpitas, County of Santa Clara, State of California, commonly known as Milpitas Business Park.

It is hereby agreed that, notwithstanding anything to the contrary contained in the Lease but subject to the terms of Section 2.3 of the Lease, Tenant may occupy the Premises on                     . The first Monthly Installment of Rent is due on                     .

Landlord and Tenant agree that all the terms and conditions of the above referenced Lease are in full force and effect as of the date of Tenant’s possession of the Premises prior to the Commencement Date pursuant to Section 2.3 other than the payment of rent.

LANDLORD:		TENANT:

SILICON VALLEY CA-I, LLC, a Delaware limited liability company		FIREEYE, INC, a Delaware corporation

By:	RREEF Management Company, a Delaware corporation, its Authorized Agent

By:		By:

Name:	DO NOT SIGN	Name:	DO NOT SIGN

Title:		Title:

Dated:		Dated:

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E-1

EXHIBIT F — FORM OF LETTER OF CREDIT

attached to and made a part of the Lease bearing the

Lease Reference Date of January 15, 2008 between

SILICON VALLEY CA-I, LLC, a Delaware limited liability company, as Landlord and

FIREEYE, INC., a Delaware corporation, as Tenant

1390 McCarthy Boulevard, Milpitas

[Name of Financial Institution]

Irrevocable Standby
Letter of Credit

No.

Issuance Date:

Expiration Date:

Applicant:

Beneficiary

SILICON VALLEY CA-I, LLC, a Delaware limited liability company

C/O RREEF Management Company

3303 Octavius Drive, Suite 102

Santa Clara, California 95054

Attention: Property Manager

Ladies/Gentlemen:

We hereby establish our Irrevocable Standby Letter of Credit in your favor for the account of the above referenced Applicant in the amount of Fifty Thousand Dollars ($50,000.00) available for payment at sight by your draft drawn on us when accompanied by the following documents:

1.	The original of this Irrevocable Standby Letter of Credit and any amendments thereto.

2.	Beneficiary’s dated statement purportedly signed by an authorized signatory reading: “This draw in the amount of U.S. Dollars ($ ) under your Irrevocable Standby Letter of Credit No. represents funds due and owing to us pursuant to the terms of that certain lease by and between SILICON VALLEY CA-I, LLC, a Delaware limited liability company, as landlord, and FIREEYE, INC., a Delaware corporation, as tenant, and/or any amendment to the lease or any other agreement between such parties related to the lease.”

It is a condition of this Irrevocable Standby Letter of Credit that it will be considered automatically extended without amendment for a one year period upon the expiration date set forth above and upon each anniversary of such date, unless at least 60 days prior to such expiration date or applicable anniversary thereof, we notify you in writing, by certified mail return receipt requested or by overnight courier service, that we elect not to so renew this Irrevocable Standby Letter of Credit. A copy of any such notice shall also be sent, in the same manner, to: RREEF Management Company, 875 North Michigan Avenue, 41st Floor, Chicago, Ill. 60611-1901, Attention: Ms. Mary Finley. In addition to the foregoing, we understand and agree that you may draw upon this Irrevocable Standby Letter of Credit in accordance with 1 and 2 above in the event that we elect not to renew this Irrevocable Standby Letter of Credit and, in addition, you provide us with a dated statement purportedly signed by an authorized signatory of Beneficiary stating that the Applicant has failed to provide you with an acceptable substitute irrevocable standby letter of credit in accordance with the terms of the above referenced lease. We further agree that: (a) upon receipt of the documentation required herein, we will honor your draws against this Irrevocable Standby Letter of Credit without inquiry into the accuracy of Beneficiary’s signed statement and regardless of whether Applicant disputes the content of such statement; (b) this Irrevocable Standby Letter of Credit shall permit partial draws and, in the event you elect to draw upon less than the full stated amount hereof, the stated amount of this Irrevocable Standby Letter of Credit shall be automatically reduced by the amount of such partial draw; and (c) you may transfer your interest in this Irrevocable Standby Letter of Credit from time to time and more than one time without our approval so long as you comply with the terms hereof. In the event of a transfer, we reserve the right to require reasonable evidence of such transfer as a condition to any draw hereunder.

F-1

This Irrevocable Standby Letter of Credit is subject to the Uniform Customs and Practice for Documentary Credits (1993 revision) ICC Publication No. 500.

We hereby engage with you to honor drafts and documents drawn under and in compliance with the terms of this Irrevocable Standby Letter of Credit.

All communications to us with respect to this Irrevocable Standby Letter of Credit must be addressed to our office located at                              to the attention of                             .

Very truly yours,

[name]

[title}

F-2

EXHIBIT G — APPROVED SIGNAGE

attached to and made a part of the Lease bearing the

Lease Reference Date of January 15, 2008 between

SILICON VALLEY CA-I, LLC, a Delaware limited liability company, as Landlord and

FIREEYE, INC., a Delaware corporation, as Tenant

1390 McCarthy Boulevard, Milpitas

FIRST AMENDMENT

THIS FIRST AMENDMENT (this “Amendment”) is made and entered into as of April 28, 2010, by and between SILICON VALLEY CA-1, LLC, a Delaware limited liability company (“Landlord”), and FIREEYE, INC., a Delaware corporation (“Tenant”).

RECITALS

A.	Landlord and Tenant are parties to that certain Lease dated January 15, 2008 (the “Lease”). Pursuant to the Lease, Landlord has leased to Tenant space currently containing approximately 16,892 rentable square feet (the “Premises”) of the building located at 1390 McCarthy Boulevard, Milpitas, California 95035 (the “Building”). The Building is part of the project commonly known as Milpitas Business Park.

B.	The Lease by its terms shall expire on February 28, 2011 (“Prior Termination Date”), and the parties desire to extend the Term of the Lease, all on the following terms and conditions.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.	Extension. The Term of the Lease is hereby extended for a period of fifty-four (54) months and shall expire on August 31, 2015 (“Extended Termination Date”), unless sooner terminated in accordance with the terms of the Lease. That portion of the Term commencing the day immediately following the Prior Termination Date (“Extension Date”) and ending on the Extended Termination Date shall be referred to herein as the “Extended Term”.

2.	Monthly Installment of Rent and Annual Rent. Notwithstanding anything to the contrary contained in the Lease, effective retroactively as of March 1, 2010 (the “Effective Date”), the schedule of Monthly Installment of Rent and Annual Rent payable with respect to the Premises during the remainder of the current Term and the Extended Term Is the following:

Period	Rentable Square Footage	Monthly Rate Per Square Foot	Annual Rent	Monthly Installment of Rent
3/1/10 – 2/28/11	16,892	$0.89	$180,406.56	$15,033.88
3/1/11 – 2/29/12	16,892	$0.92	$186,487.68	$15,540.64
3/1/12 – 2/28/13	16,892	$0.94	$190,541.76	$15,878.48
3/1/13 – 2/28/14	16,892	$0.97	$196,622.88	$16,385.24
3/1/14 – 8/31/15	16,892	$1.00	$202,704.00	$16,892.00

All such Monthly Installment of Rent and Annual Rent shall be payable by Tenant in accordance with the terms of the Lease, as amended hereby. Notwithstanding anything in the Lease, as amended hereby, to the contrary, so long as Tenant is not in default under the Lease, as amended hereby, Tenant shall be entitled to an abatement of Monthly Installment of Rent in the amount of $15,033.88 per month for the period commencing retroactively on the Effective Date and continuing through August 31, 2010. The maximum total amount of Monthly Installment of Rent abated with respect to the Premises in accordance with the foregoing shall equal $90,203.28 (the

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“Abated Monthly Installment of Rent”). If Tenant defaults under the Lease, as amended hereby, at any time during the remainder of the current Term and the Extended Term and fails to cure such default within any applicable cure period under the Lease, as amended hereby, then all unamortized Abated Monthly Installment of Rent (i.e. based upon the amortization of the Abated Monthly Installment of Rent in equal monthly amounts, without interest, during the period commencing on the Effective Date and ending on the Extended Termination Date) shall immediately become due and payable. Only Monthly Installment of Rent shall be abated pursuant to this Section, as more particularly described herein, and Tenant’s Proportionate Share of Expenses and Taxes and all other costs and charges specified in the Lease, as amended hereby, shall remain as due and payable pursuant to the provisions of the Lease, as amended hereby.

3.	Additional Security Deposit. No additional Security Deposit shall be required in connection with this Amendment.

4.	Expenses and Taxes. During the remainder of the current Term and the Extended Term, Tenant shall pay for all additional rent payable under the Lease, including Tenant’s Proportionate Share of Expenses and Taxes, in accordance with the terms of the Lease, as amended hereby.

5.	Improvements to Premises.

5.1	Condition of Premises. Tenant is in possession of the Premises and accepts the same “as is” without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements, except as may be expressly provided otherwise in this Amendment. Tenant hereby acknowledges that Landlord has fulfilled its obligations with respect to the Allowance and performing the Landlord Work described in Exhibit “B” of the Lease,

5.2	Responsibility for Improvements to Premises. Tenant may perform improvements to the Premises in accordance with Exhibit A attached hereto and Tenant shall be entitled to an improvement allowance in connection with such work as more fully described in Exhibit A.

6.	Other Pertinent Provisions. Landlord and Tenant agree that, effective as of the date of this Amendment (unless different effective date(s) is/are specifically referenced in this Section), the Lease shall be amended in the following additional respects:

6.1	Landlord’s Address for Notices. Landlord’s Address set forth in the Reference Pages of the Lease is hereby deleted in its entirety and replaced by the following:

“c/o RREEF

2185 North California Boulevard, Suite 285

Walnut Creek, California 94596

Attention: Asset Manager”

6.2	Option to Renew. All references to the “Term” set forth in Article 41 of the Lease are hereby amended to refer to the Extended Term, as defined herein.

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7.	Miscellaneous.

7.1	This Amendment, including Exhibit A (Tenant Alterations) attached hereto, sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Under no circumstances shall Tenant be entitled to any rent abatement, improvement allowance, leasehold improvements, or other work to the Premises, or any similar economic incentives that may have been provided Tenant in connection with entering into the Lease, unless specifically set forth in this Amendment.

7.2	Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

7.3	In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.

7.4	Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed and delivered the same to Tenant

7.5	The capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment.

7.6	Tenant hereby represents to Landlord that Tenant has dealt with no broker in connection with this Amendment other than Colliers International Inc. Tenant agrees to indemnify and hold Landlord, its members, principals, beneficiaries, partners, officers, directors, employees, mortgagee(s) and agents, and the respective principals and members of any such agents harmless from all claims of any other brokers claiming to have represented Tenant in connection with this Amendment Landlord hereby represents to Tenant that Landlord has dealt with no broker in connection with this Amendment other than CB Richard Ellis. Landlord agrees to indemnify and hold Tenant harmless from all claims of any other brokers claiming to have represented Landlord in connection with this Amendment.

7.7	Each signatory of this Amendment represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting. Tenant hereby represents and warrants that neither Tenant, nor any persons or entities holding any legal or beneficial interest whatsoever in Tenant, are (i) the target of any sanctions program that is established by Executive Order of the President or published by the Office of Foreign Assets Control, U.S. Department of the Treasury (“OFAC”); (ii) designated by the President or OFAC pursuant to the Trading with the Enemy Act, 50 U.S.C. App. § 5, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06, the Patriot Act, Public Law 107-56, Executive Order 13224 (September 23, 2001) or any Executive Order of the President issued pursuant to such statutes; or (iii) named on the following list that is published by OFAC: “List of Specially Designated Nationals and Blocked Persons.” If the foregoing representation is untrue at any time during the remainder of the current Term and the Extended Term, an Event of Default under the Lease will be deemed to have occurred, without the necessity of notice to Tenant.

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7.8	Redress for any claim against Landlord under the Lease and this Amendment shall be limited to and enforceable only against and to the extent of Landlord’s interest in the Building. The obligations of Landlord under the Lease are not intended to and shall not be personally binding on, nor shall any resort be had to the private properties of, any of its trustees or board of directors and officers, as the case may be, its investment manager, the general partners thereof, or any beneficiaries, stockholders, employees, or agents of Landlord or the investment manager, and in no case shall Landlord be liable to Tenant hereunder for any lost profits, damage to business, or any form of special, indirect or consequential damage.

IN WITNESS WHEREOF, Landlord and Tenant have entered into and executed this Amendment as of the date first written above.

LANDLORD:		TENANT:

SILICON VALLEY CA-I, LLC, a Delaware limited liability company		FIREEYE, INC., a Delaware corporation

By:	RREEF America L.L.C., a Delaware limited liability company, its Investment Advisor

By:	/s/ James H. Ida	By:	/s/ Ashar Aziz

Name:	James H. Ida	Name:	ASHAR AZIZ

Title:	Vice President	Title:	CEO

Dated:	5/6, 2010	Dated:	5/3, 2010

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EXHIBIT A — TENANT ALTERATIONS

attached to and made a part of the Amendment dated as of April 14, 2010,

between SILICON VALLEY CA-I, LLC, a Delaware limited liability company,

as Landlord and FIREEYE, INC., a Delaware corporation, as Tenant

1. Tenant, following the full and final execution and delivery of the Amendment to which this Exhibit A is attached, shall have the right to perform alterations and improvements in the Premises (the “Tenant Alterations”). Notwithstanding the foregoing, Tenant and its contractors shall not have the right to perform the Tenant Alterations in the Premises unless and until Tenant has complied with all of the terms and conditions of Article 6 of the Lease, including, without limitation, approval by Landlord of the final plans for the Tenant Alterations and the contractors to be retained by Tenant to perform such Tenant Alterations. Notwithstanding the foregoing, Landlord has approved the plans for the Tenant Alterations shown on Schedule 1 attached hereto (the “Plans”). Tenant shall be responsible for all elements of the design of Tenant’s plans (including, without limitation, compliance with law, functionality of design, the structural integrity of the design, the configuration of the Premises and the placement of Tenant’s furniture, appliances and equipment), and Landlord’s approval of Tenant’s plans shall in no event relieve Tenant of the responsibility for such design. In addition to the foregoing, Tenant shall be solely liable for all costs and expenses associated with or otherwise caused by Tenant’s performance and installment of the Tenant Alterations (including, without limitation, any legal compliance requirements arising outside of the Premises). Landlord’s approval of the contractors to perform the Tenant Alterations shall not be unreasonably withheld. The parties agree that Landlord’s approval of the general contractor to perform the Tenant Alterations shall not be considered to be unreasonably withheld if any such general contractor (a) does not have trade references reasonably acceptable to Landlord, (b) does not maintain insurance as required pursuant to the terms of the Lease, or (c) is not licensed as a contractor in the state/municipality in which the Premises is located. Tenant acknowledges the foregoing is not intended to be an exclusive list of the reasons why Landlord may reasonably withhold its consent to a general contractor.

2. Provided Tenant is not in default, Landlord agrees to contribute the sum of $90,000.00 (the “Allowance”) toward the cost of performing the Tenant Alterations. The Allowance may only be used for the cost of preparing design and construction documents and mechanical and electrical plans for the Tenant Alterations, for hard costs in connection with the Tenant Alterations and, following full payment of the cost of the Tenant Alterations, any Excess ADA Costs (as defined in Section 4 below). The Allowance shall be paid to Tenant or, at Landlord’s option, to the order of the general contractor that performed the Tenant Alterations, within thirty (30) days following receipt by Landlord of (a) receipted bills covering all labor and materials expended and used in the Tenant Alterations; (b) a sworn contractor’s affidavit from the general contractor and a request to disburse from Tenant containing an approval by Tenant of the work done; and (c) full and final waivers of Hen. The Allowance shall be disbursed in the amount reflected on the receipted bills meeting the requirements above. Notwithstanding anything herein to the contrary, Landlord shall not be obligated to disburse any portion of the Allowance during the continuance of an uncured default under the Lease, and Landlord’s obligation to disburse shall only resume when and if such default is cured.

3. In no event shall the Allowance be used for the purchase of equipment, furniture or other items of personal property of Tenant. If Tenant does not submit a request for payment of the entire Allowance to Landlord in accordance with the provisions contained in this Exhibit A by August 31, 2010, any unused amount shall accrue to the sole benefit of Landlord, it being understood that Tenant shall not be entitled to any credit, abatement or other concession in connection therewith. Tenant shall be responsible for all applicable state sales or use taxes, if any, payable in connection with the Tenant Alterations and/or

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Allowance. Landlord shall be entitled to deduct from the Allowance a construction management fee for Landlord’s oversight of the Tenant Alterations in an amount equal to five percent (5%) of the total cost of the Tenant Alterations,

4. Provided Tenant is not in default, Landlord agrees to contribute an additional sum of up to $10,000.00 (the “ADA Allowance”) toward the cost of performing any upgrades or modifications to the Premises that are required by Title III of the Americans with Disabilities Act and/or similar handicapped access provisions of applicable building codes in effect and as applied as of the date of the Amendment in connection with the Tenant Alterations shown in the Plans (the “ADA Work”). The ADA Allowance may only be used for the cost of preparing design and construction documents and mechanical and electrical plans for the ADA Work and for hard costs in connection with the ADA Work. Landlord shall disburse the ADA Allowance to Tenant subject to and in accordance with the provisions applicable to the disbursement of the Allowance described in this Exhibit A. Landlord shall be entitled to deduct from the ADA Allowance a construction management fee for Landlord’s oversight of the ADA Work in an amount equal to five percent (5%) of the total cost of the ADA Work. Tenant shall be responsible for the cost of the ADA Work, plus any applicable state sales or use tax, if any, to the extent that it exceeds the ADA Allowance required to be disbursed by Landlord hereunder (the “Excess ADA Costs”), subject to timely application of any excess portion of the Allowance as provided in Section 2 above. Any portion of the ADA Allowance which exceeds the cost of the ADA Work or is otherwise remaining after August 31, 2010 shall accrue to the sole benefit of Landlord, it being agreed that Tenant shall not be entitled to any credit, offset, abatement or payment with respect thereto.

5. Tenant agrees to accept the Premises in its “as-is” condition and configuration, it being agreed that Landlord shall not be required to perform any work, other than the ADA Work or, except as provided above with respect to the Allowance and the Maximum Amount, incur any costs in connection with the construction or demolition of any improvements in the Premises.

6. This Exhibit A shall not be deemed applicable to any additional space added to the Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the original Premises or any additions to the Premises in the event of a renewal or extension of the original Term of the Lease, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement to the Lease.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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Schedule 1

Plans

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SECOND AMENDMENT

THIS SECOND AMENDMENT (the “Amendment”) is made and entered into as of the 5th day of December, 2011, by and between SILICON VALLEY CA-I, LLC, a Delaware limited liability company (“Landlord”), and FIREEYE, INC., a Delaware corporation (“Tenant”).

RECITALS

A.	Landlord and Tenant are parties to that certain lease dated January 15, 2008 (the “Original Lease”), which Original Lease has been previously amended by that certain First Amendment dated April 28, 2010 (collectively, the “Lease”). Pursuant to the Lease, Landlord has leased to Tenant space currently containing approximately 16,892 rentable square feet (the “Original Premises”) of the building located at 1390 McCarthy Boulevard, Milpitas, California 95035 (the “1390 Building”). The Building is part of the project commonly known as Tasman Technology Park (formerly known as Milpitas Business Park) (the “Project”).

B.	Tenant has requested that additional space containing approximately 5,259 rentable square feet described as Suite 2 of the Building located at 1371 McCarthy Boulevard, Milpitas, California 95035 (the “1371 Building”) as shown on Exhibit A hereto (the “Temporary Space”) be added to the Original Premises on a temporary basis and that the Lease be appropriately amended and Landlord is willing to do the same on the following terms and conditions. The 1371 Building is a part of the Project. The 1390 Building and 1371 Building are sometimes referred to collectively as the “Building” and references in the Lease to the Building shall be deemed to include the 1371 Building.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.	Expansion and Effective Date.

1.1	For the period commencing on December 9, 2011 (the “Temporary Space Effective Date”) and ending on the Temporary Space Termination Date (as defined below), the Premises, as defined in the Lease, is temporarily increased from 16,892 rentable square feet to 22,151 rentable square feet by the addition of the Temporary Space, and during the Temporary Space Term (as defined below), the Original Premises and the Temporary Space, collectively, shall be deemed the Premises, as defined in the Lease.

1.2	The Term for the Temporary Space (the “Temporary Space Term”) shall commence on the Temporary Space Effective Date and end on January 8, 2012, unless sooner terminated pursuant to the terms of the Lease (the “Temporary Space Termination Date”) (as the same may be further extended as provided in this Section 1.2) unless sooner terminated in accordance with the terms of the Lease; provided that the Temporary Space Term shall automatically renew for consecutive periods of one (1) month each until terminated by either party in accordance with the provisions of Section 7 below with at least thirty (30) days’ advance written notice of termination delivered to the other party; provided, however, in no event shall the Expansion Space Term be renewed beyond August 31, 2015. The Temporary Space is subject to all the terms and conditions of the Lease except as expressly modified herein and except that Tenant shall not be entitled to receive any allowances, abatement or other financial concession granted with respect to the Original Premises unless such concessions are expressly provided for herein with respect to the Temporary Space.

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2.

Monthly Installment of Rent. In addition to Tenant’s obligation to pay Monthly Installment of Rent for the Original Premises, for the first three (3) months of the Temporary Space Term Tenant shall pay Landlord the sum of $0.00 per month as Monthly Installment of Rent for the Temporary Space, and then commencing on the first (1st) day of the fourth (4th) month of the Temporary Space Term, during the remainder of the Temporary Space Term Tenant shall pay Landlord the sum of $4,680.51 per month as Monthly Installment of Rent for the Temporary Space, with each such installment payable on or before the first day of each month during the period beginning on the Temporary Space Effective Date and ending on the Temporary Space Termination Date, prorated for any partial month within the Temporary Space Term.

All such Monthly Installment of Rent, shall be payable by Tenant in accordance with the terms of the Lease. Notwithstanding the foregoing, in the event that Landlord and Tenant have entered into either an amendment to the Lease or a new Lease for certain premises containing approximately 51,600 rentable square feet described as 800 Tasman Drive, Milpitas, California 95035 (the “800 Tasman Agreement”) on or before the last day of the third month of the Temporary Space Term, Tenant shall have no obligation to pay Monthly Installment of Rent for the Temporary Space during the period commencing on the first day of the fourth month of the Temporary Space Term and ending on the commencement date of the 800 Tasman Agreement.

3.	Additional Security Deposit. No additional Security Deposit shall be required in connection with this Amendment.

4.	Tenant’s Proportionate Share. For the period commencing with the Temporary Space Effective Date and ending on the Temporary Space Termination Date, Tenant shall pay Tenant’s Proportionate Share of Expenses and Taxes for the Temporary Space in the same manner that Tenant pays Tenant’s Proportionate Share of Expenses and Taxes for the Original Premises as provided in Article 4 of the Original Lease. During such period, Tenant’s Proportionate Share for the Temporary Space is 17.43% of the 1371 Building. As of the date of this Amendment, Landlord’s estimate of Tenant’s Proportionate Share of Expenses and Taxes for the Temporary Space during the Temporary Space Term is $1977.38 per month, which amount shall be subject to adjustment pursuant to Article 4 of the Original Lease.

5.	Improvements to Temporary Space.

5.1	Condition of Temporary Space. Tenant has inspected the Temporary Space and agrees to accept the same “as-is” without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements. Tenant shall vacate the Temporary Space on or prior to the Temporary Space Termination Date and deliver up the Temporary Space to Landlord in as good condition as the Temporary Space was delivered to Tenant, ordinary wear and tear excepted.

5.2	Responsibility for Improvements to Temporary Space. Any construction, alterations or improvements to the Temporary Space shall be performed by Tenant at its sole cost and expense using contractors selected by Tenant and approved by Landlord and shall be governed in all respects by the provisions of Article 6 of the Original Lease. In any and all events, the Temporary Space Effective Date shall not be postponed or delayed if the initial improvements to the Temporary Space are incomplete on the Temporary Space Effective Date for any reason whatsoever. Any delay in the completion of initial improvements to the Temporary Space shall not subject Landlord to any liability for any loss or damage resulting therefrom.

6.	Early Access to Temporary Space. During any period that Tenant shall be permitted to enter the Temporary Space prior to the Temporary Space Effective Date (e.g., to perform alterations or

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improvements, if any), Tenant shall comply with all terms and provisions of the Lease, except those provisions requiring payment of Monthly Installment of Rent or Tenant’s Proportionate Share of Expenses and Taxes as to the Temporary Space. If Tenant takes possession of the Temporary Space prior to the Temporary Space Effective Date for any reason whatsoever (other than the performance of work in the Temporary Space with Landlord’s prior approval), such possession shall be subject to all the terms and conditions of the Lease and this Amendment, and Tenant shall pay Tenant’s Proportionate Share of Expenses and Taxes as applicable to the Temporary Space to Landlord on a per diem basis for each day of occupancy prior to the Temporary Space Effective Date.

7.	Mutual Termination Option. At any time during the Temporary Space Term, as same may be extended pursuant to Section 1.2 above, Landlord and Tenant each shall have the right to terminate this Lease, with respect to the Temporary Space only (“Temporary Space Termination Option”), for any reason by providing at least thirty (30) days prior written notice to the other party, in which event, this Lease shall be deemed terminated with respect to the Temporary Space as of the date of termination (“Accelerated Temporary Space Termination Date”) specified in such notice and Tenant shall vacate the Temporary Space on or prior to the Accelerated Temporary Space Termination Date and deliver up the Temporary Space to Landlord in as good condition as the Temporary Space was delivered to Tenant, ordinary wear and tear excepted. If either party exercises the Temporary Space Termination Option as provided for herein, Tenant shall remain liable for all obligations relating to the Temporary Space up to and including the Accelerated Temporary Space Termination Date, including, without limitation, the payment of all rent and other sums due under the Lease with respect to the Temporary Space up to and including the Accelerated Temporary Space Termination Date even though billings for such may occur subsequent to the Accelerated Temporary Space Termination Date. In no event shall the termination of the Lease with respect to the Temporary Space as provided herein affect any of the rights or obligations of the parties under the Lease with respect to the Original Premises or be deemed a termination of the Lease with respect to any portion of the Original Premises.

8.	No Extension or Expansion Options. The parties hereto acknowledge and agree that any option or other rights contained in the Lease which entitle Tenant to extend the term of the Lease or expand the Premises shall apply only to the Original Premises and shall not be applicable to the Temporary Space in any manner.

9.	Holdover. If Tenant should holdover in the Temporary Space after expiration or earlier termination of the Temporary Space Term, any remedies available to Landlord as a consequence of such holdover contained in Article 14 of the Original Lease or otherwise shall be applicable, but only with respect to the Temporary Space and shall not be deemed applicable to the Original Premises unless and until Tenant holds over in the Original Premises after expiration or earlier termination of the Term.

10.	Other Pertinent Provisions. Landlord and Tenant agree that, effective as of the date of this Amendment (unless different effective date(s) is/are specifically referenced in this Section), the Lease shall be amended in the following additional respects:

10.1	Janitorial Services. Tenant shall be responsible for providing janitorial service for the Temporary Space at its sole cost and expense, and Tenant hereby acknowledges that Landlord shall have no obligation whatsoever to provide janitorial service to the Temporary Space. The janitorial services shall be performed by Tenant’s employees or a bonded union janitorial contractor, which contractor (if applicable) shall be reasonably approved by Landlord.

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10.2	Landlord’s Address for Rent Payment. Landlord’s Address for Rent Payment set forth in the Reference Pages of the Original Lease is hereby deleted in its entirety and replaced with the following:

“Silicon Valley CA-I, LLC

08.M10003 – Milpitas-1371 McCarthy-JV

P.O. Box 9047

Addison, Texas 75001-9047”

10.3	Monument Sign. During the Temporary Space Term only, Tenant shall have the right to have its name listed on the monument sign for the Building inset from McCarthy Boulevard (the “Temporary Monument Sign”) in accordance with the provisions of Article 43 of the Original Lease. Upon the expiration or earlier termination of the Temporary Space Term, or if Tenant is in default under the terms of the Lease, as amended hereby, after the expiration of applicable notice and cure periods, the Temporary Monument Sign will be removed at Tenant’s sole cost and expense in accordance with Section 43.3 of the Original Lease.

11.	Miscellaneous.

11.1	This Amendment, including Exhibit A (Outline and Location of Temporary Space) attached hereto, sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Under no circumstances shall Tenant be entitled to any rent abatement, improvement allowance, leasehold improvements, or other work to the Premises, or any similar economic incentives that may have been provided Tenant in connection with entering into the Lease, unless specifically set forth in this Amendment.

11.2	Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect. In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control. The capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment.

11.3	Tenant shall reasonably comply with Landlord’s recycle policy for the Building, including, without limitation, Tenant shall sort and separate its trash into separate recycling containers as required by law or which may be furnished by Landlord and located in the Premises. Tenant shall comply with all laws regarding the collection, sorting, separation, and recycling of garbage, waste products, trash and other refuse at the Building. Landlord reserves the right to refuse to collect or accept from Tenant any trash that is not separated and sorted as required by law or pursuant to Landlord’s recycling policy, and to require Tenant to arrange for such collection at Tenant’s cost, utilizing a contractor reasonably satisfactory to Landlord.

11.4	Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed and delivered the same to Tenant.

11.5	Tenant hereby represents to Landlord that Tenant has dealt with no broker in connection with this Amendment. Tenant agrees to indemnify and hold Landlord and the Landlord Entities harmless from all claims of any brokers claiming to have represented Tenant in connection with this Amendment.

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11.6	Each signatory of this Amendment represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting. Tenant hereby represents and warrants that neither Tenant, nor any persons or entities holding any legal or beneficial interest whatsoever in Tenant, are (i) the target of any sanctions program that is established by Executive Order of the President or published by the Office of Foreign Assets Control, U.S. Department of the Treasury (“OFAC”); (ii) designated by the President or OFAC pursuant to the Trading with the Enemy Act, 50 U.S.C. App. § 5, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701- 06, the Patriot Act, Public Law 107-56, Executive Order 13224 (September 23, 2001) or any Executive Order of the President issued pursuant to such statutes; or (iii) named on the following list that is published by OFAC: “List of Specially Designated Nationals and Blocked Persons.” If the foregoing representation is untrue at any time during the Term, an Event of Default under the Lease will be deemed to have occurred, without the necessity of notice to Tenant.

11.7	Redress for any claim against Landlord under the Lease and this Amendment shall be limited to and enforceable only against and to the extent of Landlord’s interest in the Building. The obligations of Landlord under the Lease are not intended to and shall not be personally binding on, nor shall any resort be had to the private properties of, any of its trustees or board of directors and officers, as the case may be, its investment manager, the general partners thereof, or any beneficiaries, stockholders, employees, or agents of Landlord or the investment manager, and in no case shall Landlord be liable to Tenant hereunder for any lost profits, damage to business, or any form of special, indirect or consequential damage.

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written.

LANDLORD:			TENANT:

SILICON VALLEY CA-I, LLC,			FIREEYE, INC.,
a Delaware limited liability company			a Delaware corporation

By:	SVCA JV LLC,		By:	/s/ Michael J. Sheridan

	a Delaware limited liability company its Manager		Name:	Michael J. Sheridan

			Title:	CFO

			Dated:	12/7/11

By:	RREEF America REIT III Corp. GG-QRS, a Maryland corporation its Manager

	By:	/s/ Mike Walker

	Name:	MIKE WALKER

	Title:	V.P.

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EXHIBIT A

OUTLINE AND LOCATION OF TEMPORARY SPACE

attached to and made a part of the Amendment dated as of December 5, 2011, between

SILICON VALLEY CA-1, LLC, a Delaware limited liability company, as Landlord and

FIREEYE, INC., a Delaware corporation, as Tenant

Exhibit A is intended only to show the general layout of the Temporary Space as of the beginning of the Temporary Space Effective Date. It does not in any way supersede any of Landlord’s rights set forth in the Lease with respect to arrangements and/or locations of public parts of the Building and changes in such arrangements and/or locations. It is not to be scaled; any measurements or distances shown should be taken as approximate.

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THIRD AMENDMENT

THIS THIRD AMENDMENT (this “Amendment”) is made and entered into as of February 21, 2012, by and between SILICON VALLEY CA-I, LLC, a Delaware limited liability company (“Landlord”), and FIREEYE, INC., a Delaware corporation (“Tenant”).

RECITALS

A.	Landlord and Tenant are parties to that certain lease dated January 15, 2008 (the “Original Lease”), which Original Lease has been previously amended by that certain First Amendment dated April 28, 2010 (the “First Amendment”) and that certain Second Amendment (the “Second Amendment”) dated December 5, 2011 (collectively, the “Lease”). Pursuant to the Lease, Landlord has leased to Tenant space currently containing approximately 22,151 rentable square feet comprised of (i) approximately 16,892 rentable square feet (the “Original Premises”) of the building located at 1390 McCarthy Boulevard, Milpitas, California (the “1390 Building”), and (ii) approximately 5,259 rentable square feet described as Suite 2 (the “Original Temporary Space”) of the building located at 1371 McCarthy Boulevard, Milpitas, California (the “1371 Building”). The 1390 Building and the 1371 Building are part of the project commonly known as Tasman Technology Center (formerly known as Milpitas Business Park) (the “Project”).

B.	Tenant has requested that additional space containing approximately 45,106 rentable square feet of the building in the Project that is located at 1440 McCarthy Boulevard, Milpitas, California (the “1440 Building”), as shown on Exhibit A hereto (the “Expansion Space”), be added to the Premises, that additional space containing approximately 29,657 rentable square feet described as Suite 2 of the building in the Project that is located at 1455 McCarthy Boulevard, Milpitas, California (the “1455 Building”), as shown on Exhibit E hereto (the “Additional Temporary Space”), be added to the Temporary Space on a temporary basis, and that the Lease be appropriately amended. Landlord is willing to do all of the foregoing on the following terms and conditions.

C.	The Term of the Lease shall expire by its terms on August 31, 2015 (the “Prior Termination Date”), and the Temporary Space Term shall expire by its terms on March 8, 2012 (the “Prior Temporary Space Termination Date”) and the parties desire to extend the Term of the Lease and the Temporary Space Term, all on the following terms and conditions.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.	Expansion.

1.1

Expansion Space. Effective as of the Expansion Space Effective Date (defined below), the Premises (exclusive of the Temporary Space), as defined in the Lease, is increased from approximately 16,892 rentable square feet in the 1390 Building to approximately 61,998 rentable square feet in the 1390 Building and the 1440 Building by the addition of the Expansion Space, and from and after the Expansion Space Effective Date, the

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Original Premises and the Expansion Space, collectively, shall be deemed the “Premises”, as defined in the Lease and referred to in this Amendment, and the “Building”, as defined in the Lease and as referred to in this Amendment, shall be deemed to include the 1440 Building. The Term for the Expansion Space shall commence on the Expansion Space Effective Date and end on the Second Extended Termination Date (defined below). The Expansion Space is subject to all the terms and conditions of the Lease except as expressly modified herein and except that Tenant shall not be entitled to receive any allowances, abatements or other financial concessions granted with respect to the Original Premises unless such concessions are expressly provided for herein with respect to the Expansion Space.

1.1.1	The “Expansion Space Effective Date” shall be the date upon which the Tenant Alterations (as defined in Exhibit B attached hereto) in the Expansion Space have been substantially completed; provided, however, that if Landlord shall be delayed in substantially completing the Tenant Alterations in the Expansion Space as a result of the occurrence of a Tenant Delay (defined below), then, for purposes of determining the Expansion Space Effective Date, the date of substantial completion shall be deemed to be the day that said Tenant Alterations would have been substantially completed absent any such Tenant Delay(s). A “Tenant Delay” means any act or omission of Tenant or any Tenant Entity that actually delays substantial completion of the Tenant Alterations, including, without limitation, the following: (i) Tenant’s failure to furnish information or approvals within any time period specified in the Lease or this Amendment, including the failure to prepare or approve preliminary or final plans by any applicable due date; (ii) Tenant’s selection of equipment or materials that have long lead times after first being informed by Landlord that the selection may result in a delay; (Hi) changes requested or made by Tenant to previously approved plans and specifications; (iv) the performance of work in the Expansion Space by Tenant or Tenant’s contractor(s) during the performance of the Tenant Alterations; or (v) if the performance of any portion of the Tenant Alterations depends on the prior or simultaneous performance of work by Tenant, a delay by Tenant or Tenant’s contractor(s) in the completion of such work.

1.1.2

The Expansion Space shall be deemed to be substantially completed on the date that Landlord reasonably determines that all Tenant Alterations in the Expansion Space have been performed (or would have been performed absent any Tenant Delays), other than any details of construction, mechanical adjustment or any other matter, the noncompletion of which does not materially interfere with Tenant’s use of the Expansion Space. The adjustment of the Expansion Space Effective Date and, accordingly, the postponement of Tenant’s obligation to pay rent on the Expansion Space shall be Tenant’s sole remedy and shall constitute full settlement of all claims that Tenant might otherwise have against Landlord by reason of the Expansion Space not being ready for occupancy by Tenant on the Target Expansion Space Effective Date. If the Expansion Space Effective Date has not occurred on or before August 1, 2012 (the “Outside Completion Date”), Tenant shall be entitled to a rent abatement following the Expansion Space Effective Date of $1,127.65 for every day in the period beginning on the Outside Completion Date and ending on the Expansion Space Effective Date.

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Landlord and Tenant acknowledge and agree that: (i) the determination of the Expansion Space Effective Date shall take into consideration the effect of any Tenant Delays by Tenant; and (ii) the Outside Completion Date shall be postponed by the number of days the such date is delayed due to strikes, lockouts, casualties, Acts of God, war, material or labor shortages, government regulation or control or other causes beyond the reasonable control of Landlord.

1.1.3	In addition to the postponement, if any, of the Expansion Space Effective Date as a result of the applicability of Section 1.1 of this Amendment, the Expansion Space Effective Date shall be delayed to the extent that Landlord fails to deliver possession of the Expansion Space for any other reason (other than Tenant Delays), including but not limited to, holding over by prior occupants. Any such delay in the Expansion Space Effective Date shall not subject Landlord to any liability for any loss or damage resulting therefrom.

1.1.4	Upon Landlord’s request, Tenant shall execute and return to Landlord, within ten (10) business: days after receipt thereof by Tenant, an Expansion Space Effective Date Memorandum, in the form of Exhibit D attached hereto, but Tenant’s failure or refusal to do so shall not negate Tenant’s acceptance of the Expansion Space or affect determination of the Expansion Space Effective Date.

2.

Extension. The Term of the Lease for the Original Premises and the Expansion Space is hereby extended and shall expire on the last day of the sixty-fourth (64th) full calendar month following the Expansion Space Effective Date (“Second Extended Termination Date”), which is estimated to be August 31, 2017, unless the Term is sooner terminated in accordance with the terms of the Lease. That portion of the Term commencing the day immediately following the Prior Termination Date (“Second Extension Date”) and ending on the Second Extended Termination Date shall be referred to herein as the “Second Extended Term”. The portion of the Term commencing on the Expansion Space Effective Date and ending on the Second Extended Termination Date is hereinafter referred to as the “New Term”.

3.	Monthly Installment of Rent.

3.1	Original Premises Through Prior Termination Date. Monthly Installment of Rent, Tenant’s Proportionate Share of Expenses and Taxes and all other charges under the Lease shall be payable as provided therein with respect to the Original Premises through and including the Prior Termination Date.

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3.2	Original Premises From and After Second Extension Date. As of the Second Extension Date, the schedule of Monthly Installment of Rent and Annual Rent payable with respect to the Original Premises during the Second Extended Term is the following:

Period of Second Extended Term	Rentable Square Footage	Annual Rate Per Square Foot	Annual Rent	Monthly Installment of Rent
9/1/15 – 4/30/16	16,892	$9.84	$166,217.28	$13,851.44
5/1/16 – 4/30/17	16,892	$10.13	$171,115.96	$14,259.66
5/1/17 – 8/31/17	16,892	$10.43	$176,183.56	$14,681.96

All such Monthly Installment of Rent and Annual Rent shall be payable by Tenant in accordance with the terms of the Lease, as amended hereby. Landlord and Tenant acknowledge that the foregoing schedule is based on the assumption that the Expansion Space Effective Date is the Target Expansion Space Effective Date, it being the intent of Landlord and Tenant that solely during the Second Extended Term, the Monthly Installment of Rent rate and Annual Rent rate per rentable square foot for the Original Premises shall always be the same as the Monthly Installment of Rent rate and Annual Rent rate per rentable square foot for the Expansion Space, If the Expansion Space Effective Date is other than the Target Expansion Space Effective Date, the schedule set forth above with respect to the payment of any Monthly Installments of Rent for the Original Premises shall be appropriately adjusted on a per diem basis to reflect the actual Expansion Space Effective Date, and the actual Expansion Space Effective Date shall be set forth in the Expansion Space Effective Date Memorandum described in Section 1.1.4 above.

3.3	Expansion Space During New Term. As of the Expansion Space Effective Date, the schedule of Monthly Installment of Rent and Annual Rent payable with respect to the Expansion Space during the New Term is the following:

Months of New Term	Rentable Square Footage	Annual Rate Per Square Foot	Annual Rent	Monthly Installment of Rent
Months 1 – 12	45,106	$9,00	$405,954.00	$33,829.50
Months 13 – 24	45,106	$9.28	$418,583.68	$34,881.97
Months 25 – 36	45,106	$9.55	$430,762.30	$35,896.86
Months 37 – 48	45,106	$9.84	$443,843.04	$36,986.92
Months 49 – 60	45,106	$10.13	$456,923.78	$38,076.98
Months 60 – 64	45,106	$10.43	$470,455.58	$39,204.63

All such Monthly Installment of Rent and Annual Rent shall be payable by Tenant in accordance with the terms of the Lease, as amended hereby; provided that concurrent with Tenant’s execution and delivery of this Amendment, Tenant shall pay the sum of $28,489.80, representing (a) the Monthly Installment of Rent payable for the Expansion Space for the second (2nd) full calendar month following the Expansion Space Effective Date in an amount equal to $20,745.00, and (b) the estimated Tenant’s Proportionate Share of Expenses and Taxes payable for the Expansion Space for the first (1st) full calendar month following the Expansion Space Effective Date in an amount equal to $7,744.80.

3.4

Abated Rent. Notwithstanding anything in the Lease to the contrary, so long as Tenant is not in default under the Lease, as amended hereby, beyond any applicable notice and cure periods. Tenant shall be entitled to an abatement of Monthly Installment of Rent solely with respect to the Expansion Space, in the amount of (a) $33,829.50 for the first

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(1st) full calendar month following the Expansion Space Effective Date; (b) $13,084.50 per month for the second (2nd) through the twelfth (12th) full calendar months following the Expansion Space Effective Date; (c) $34,881.97 for the thirteenth (13th) full calendar month following the Expansion Space Effective Date; and (d) $35,896.86 for the twenty- fifth (25th) full calendar month following the Expansion Space Effective Date. The maximum total amount of Monthly Installment of Rent abated with respect to the Expansion Space in accordance with the foregoing shall equal $248,537,83 (the “Abated Monthly Installment of Rent”). In addition to the foregoing, so long as Tenant is not in default under the Lease, as amended hereby, beyond applicable notice and cure periods, Tenant shall be entitled to an abatement of a portion of Tenant’s Proportionate Share of Expenses and Taxes solely with respect to the Expansion Space such that the Expansion Space shall be deemed to be 27,660 rentable square feet solely for purposes of calculating Tenant’s Proportionate Share of Expenses and Taxes for the Expansion Space (estimated to be $4,884.88 per month) for the first twelve (12) full calendar months following the Expansion Space Effective Date (the “Abated Additional Rent”). The Abated Monthly Installment of Rent and Abated Additional Rent are collectively referred to herein as the “Abated Rent”, and the first (1st) through the thirteenth (13th) full calendar months in which Tenant is entitled to Abated Rent in accordance with the foregoing shall be referred to herein as the “Initial Rent Abatement Period” If Tenant defaults under the Lease, as amended hereby, at any time during the Initial Rent Abatement Period and fails to cure such default within any applicable cure period under the Lease, then Tenant shall no longer be entitled to receive Abated Rent, Tenant shall be required to pay the full amount of Monthly Installment of Rent and Tenant’s Proportionate Share of Expenses and Taxes for the remainder of the Term, as amended hereby, and the Abated Rent for the period of time preceding Tenant’s default shall immediately become due and payable. Only the Abated Rent for the Expansion Space shall be abated pursuant to this Section, as more particularly described herein, and Monthly Installment of Rent and Tenant’s Proportionate Share of Expenses and Taxes for the Original Premises and all other rent and other costs and charges payable under the Lease, as amended hereby, shall remain as due and payable pursuant to the provisions of the Lease, as amended hereby.

4.	Additional Security.

4.1	Landlord and Tenant hereby acknowledge and agree that Landlord currently holds a Security Deposit in the amount of $50,000.00 pursuant to the terms of Article 5 of the Original Lease (the “Security Deposit”). Within five (5) business days following Tenant’s execution and delivery of this Amendment to Landlord, Tenant shall either (i) pay to Landlord by wire transfer of immediately available funds to an account designated by Landlord the sum of $311,005.86 (the “Additional Security Deposit”) which is added to and becomes part of the Security Deposit held by Landlord as security for payment of rent and the performance of the other terms and conditions of the Lease by Tenant or (ii) deliver to Landlord, as collateral for the full performance by Tenant of all of its obligations under the Lease, as amended hereby, and for all losses and damages Landlord may suffer as a result of Tenant’s failure to comply with one or more provisions of the Lease, including, but not limited to, any post lease termination damages under Section 1951.2 of the California Civil Code, an Irrevocable Standby Letter of Credit (the “Letter of Credit”) in the amount of $311,005.86.

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4.2	The following terms and conditions shall apply to the Letter of Credit:

4.2.1	The Letter of Credit shall be in favor of Landlord, shall be issued by Silicon Valley Bank, or a bank reasonably acceptable to Landlord with a Standard & Poors rating of “A” or better, shall comply with all of the terms and conditions of this Section 4 and shall otherwise be in the form attached hereto as Exhibit F.

4.2.2	The Letter of Credit or any replacement Letter of Credit shall be irrevocable for the term thereof and shall automatically renew on a year to year basis until a period ending not earlier than two months subsequent to the Second Extended Termination Date (the “LOC Expiration Date”) without any action whatsoever on the part of Landlord; provided that the issuing bank shall have the right not to renew the Letter of Credit by giving written notice to Landlord not less than sixty (60) days prior to the expiration of the then current term of the Letter of Credit that it does not intend to renew the Letter of Credit. Tenant understands that the election by the issuing bank not to renew the Letter of Credit shall not, in any event, diminish the obligation of Tenant to deposit the Security Deposit or maintain such an irrevocable Letter of Credit in favor of Landlord through the LOC Expiration Date.

4.2.3	Landlord, or its then authorized representative, upon Tenant’s failure to comply with one or more provisions of the Lease, as amended hereby, or as otherwise specifically agreed by Landlord and Tenant pursuant to the Lease, as amended, without prejudice to any other remedy provided in the Lease or by Regulations, shall have the right from time to time to make one or more draws on the Letter of Credit and use all or part of the proceeds in accordance with Section 4.4 below. In addition, if Tenant fails to furnish a renewal or replacement letter of credit complying with all of the provisions of this Section 4 at least sixty (60) days prior to the stated expiration date of the Letter of Credit then held by Landlord, Landlord may draw upon such Letter of Credit and hold the proceeds thereof (and such proceeds need not be segregated) in accordance with the terms of this Section 4 may be drawn down on the Letter of Credit upon presentation to the issuing bank of Landlord’s (or Landlords then authorized representative’s) certification set forth in Exhibit F.

4.2.4

Tenant acknowledges and agrees (and the Letter of Credit shall so state) that the Letter of Credit shall be honored by the issuing bank without inquiry as to the truth of the statements set forth in such draw request and regardless of whether the Tenant disputes the content of such statement. The proceeds of the Letter of Credit shall constitute Landlord’s sole and separate property (and not Tenant’s property or the property of Tenant’s bankruptcy estate) and Landlord may immediately upon any draw (and without notice to Tenant) apply or offset the proceeds of the Letter of Credit: (a) against any rent or other amounts payable by Tenant under the Lease that is not paid when due; (b) against all losses and damages that Landlord has suffered or that Landlord reasonably estimates that it may suffer as a result of Tenant’s failure to comply with one or more provisions of the Lease, as amended hereby, including any damages arising under Section 1951.2 of the California Civil Code following termination of the Lease; (c) against any costs incurred by Landlord in connection with the Lease (including

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attorneys’ fees); and (d) against any other amount that Landlord may spend or become obligated to spend by reason of Tenant’s default. Provided Tenant has performed all of its obligations under the Lease, Landlord agrees to pay to Tenant within sixty (60) days after the LOC Expiration Date the amount of any proceeds of the Letter of Credit received by Landlord and not applied as allowed above; provided, that if prior to the LOC Expiration Date a voluntary petition is filed by Tenant or any guarantor, or an involuntary petition is filed against Tenant or any guarantor by any of Tenant’s or guarantor’s creditors, under the Federal Bankruptcy Code, then Landlord shall not be obligated to make such payment in the amount of the unused Letter of Credit proceeds until either all preference issues relating to payments under the Lease have been resolved in such bankruptcy or reorganization case or such bankruptcy or reorganization ease has been dismissed, in each case pursuant to a final court order not subject to appeal or any stay pending appeal.

4.2.5	If, as result of any application or use by Landlord of all or any part of the Letter of Credit, the amount of the Letter of Credit shall be less than the amount set forth in this Section 4, Tenant shall, within five (5) days thereafter, provide Landlord with additional letter(s) of credit in an amount equal to the deficiency (or a replacement letter of credit in the total amount required pursuant to this Section 4) and any such additional (or replacement) letter of credit shall comply with all of the provisions of this Section 4, and if Tenant fails to comply with the foregoing, notwithstanding anything to the contrary contained in the Lease, as amended hereby, the same shall constitute an incurable Event of Default by Tenant. Tenant further covenants and warrants that it will neither assign nor encumber the Letter of Credit or any part thereof and that neither Landlord nor its successors or assigns will be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

4.2.6	Landlord may, at any time and without notice to Tenant and without first obtaining Tenant’s consent thereto, transfer all or any portion of its interest in and to the Letter of Credit to another party, person or entity, including Landlord’s mortgagee and/or to have the Letter of Credit reissued in the name of Landlord’s mortgagee. If Landlord transfers its interest in the Building and transfers the Letter of Credit (or any proceeds thereof then held by Landlord) in whole or in part to the transferee, Landlord shall, without any further agreement between the parties hereto, thereupon be released by Tenant from all liability therefor. The provisions hereof shall apply to every transfer or assignment of all or any part of the Letter of Credit to a new landlord. In connection with any such transfer of the Letter of Credit by Landlord, Tenant shall, at Tenant’s sole cost and expense, execute and submit to the issuer of the Letter of Credit such applications, documents and instruments as may be necessary to effectuate such transfer. Tenant shall be responsible for paying the issuer’s transfer and processing fees in connection with any transfer of the Letter of Credit and, if Landlord advances any such fees (without having any obligation to do so), Tenant shall reimburse Landlord for any such transfer or processing fees within ten (10) days after Landlord’s written request therefor.

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4.2.7	If the Letter of Credit expires earlier than the LOC Expiration Date, or the issuing bank notifies Landlord that it shall not renew the Letter of Credit, Landlord shall accept a renewal thereof or substitute Letter of Credit (such renewal or substitute Letter of Credit to be in effect not later than sixty (60) days prior to the expiration thereof), irrevocable and automatically renewable through the LOC Expiration Date upon the same terms as the expiring Letter of Credit or upon such other terms as may be acceptable to Landlord. However, if (a) the Letter of Credit is not timely renewed, or (b) a substitute Letter of Credit, complying with all of the terms and conditions of this paragraph is not timely received, Landlord may present such Letter of Credit to the issuing bank, and the entire sum so obtained shall be paid to Landlord, to be held by Landlord in accordance with Article 5 of the Lease. Notwithstanding the foregoing, Landlord shall be entitled to receive from Tenant all attorneys’ fees and costs incurred in connection with the review of any proposed substitute Letter of Credit pursuant to this Section.

4.2.8	Landlord and Tenant (a) acknowledge and agree that in no event or circumstance shall the Letter of Credit or any renewal thereof or substitute therefor or any proceeds thereof be deemed to be or treated as a “security deposit” under any Regulation applicable to security deposits in the commercial context including Section 1950.7 of the California Civil Code, as such section now exist or as may be hereafter amended or succeeded (“Security Deposit Laws”), (b) acknowledge and agree that the Letter of Credit (including any renewal thereof or substitute therefor or any proceeds thereof) is not intended to serve as a security deposit, and the Security Deposit Laws shall have no applicability or relevancy thereto, and (c) waive any and all rights, duties and obligations either party may now or, in the future, will have relating to or arising from the Security Deposit Laws. Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code and all other provisions of Regulations, now or hereafter in effect, which (i) establish the time frame by which Landlord must refund a security deposit under a lease, and/or (ii) provide that Landlord may claim from the security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums specified above in this Section 4 and/or those sums reasonably necessary to compensate Landlord for any loss or damage caused by Tenant’s breach of the Lease or the acts or omission of Tenant or any other Tenant Entities, including any damages Landlord suffers following termination of the Lease, as amended hereby.

4.2.9	Notwithstanding anything to the contrary contained in the Lease, as amended hereby, in the event that at any time the financial institution which issues said Letter of Credit is declared insolvent by the FDIC or is closed for any reason, Tenant must immediately provide a substitute Letter of Credit that satisfies the requirements of the Lease hereby from a financial institution acceptable to Landlord, in Landlord’s sole discretion.

4.3

Subject to the remaining terms of this Section 4.3, at any time following the first anniversary of the Expansion Space Effective Date and provided that (a) Tenant has timely paid all rent due under the Lease, as amended hereby, during the twelve (12)

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month period immediately preceding the effective date of any reduction of the Security Deposit or Letter of Credit, as the case may be (the applicable instrument hereinafter referred to as “Security Instrument”), and (b) Tenant’s Financial Information (defined below) reflects net cash from Tenant’s operation to be in an amount of not less than $6,000,000.00 during the twelve (12) month period immediately preceding Tenant’s request for reduction of the Security Instrument, Tenant shall have the right to reduce the amount of the Security Instrument so that the new Security Instrument amount will be $205,502.93. Notwithstanding anything to the contrary contained herein, if Tenant has been in default under the Lease, as amended hereby, at any time prior to the effective date of any reduction of the Security Instrument and Tenant has failed to cure such default within any applicable cure period, then Tenant shall have no further right to reduce the amount of the Security Instrument as described herein. If Tenant is entitled to a reduction in the Security Instrument amount, Tenant shall provide Landlord with written notice requesting that the amount of the Security Instrument be reduced as provided above (the “Reduction Notice”). Concurrent with Tenant’s delivery of the Reduction Notice, Tenant shall deliver to Landlord for review Tenant’s financial statements prepared in accordance with generally accepted accounting principles and audited by a nationally or regionally recognized public accounting firm acceptable to Landlord, and any other financial information requested by Landlord (“Tenant’s Financial Information”). In the event Tenant provides Landlord the Additional Security Deposit and Tenant has delivered the Reduction Notice in accordance with this Section 4.3 and Tenant is entitled to receive a reduction in the Security Deposit amount, Landlord shall refund the applicable portion of the Security Deposit to Tenant within thirty (30) days after Landlord’s receipt of the Reduction Notice. In the event Tenant elects to provide a Letter of Credit, then any reduction in the Letter of Credit amount shall be accomplished by Tenant providing Landlord with a substitute Letter of Credit in the reduced amount, which substitute Letter of Credit shall comply with the requirements of this Section 4.

5.	Tenant’s Proportionate Share. For the period commencing with the Expansion Space Effective Date and ending on the Second Extended Termination Date, Tenant’s Proportionate Share for the Expansion Space is 100% of the 1440 Building and 7.41% of the Project and Tenant’s Proportionate Share for the Expansion Space and the Original Premises is, collectively, 10.18% of the Project (provided that the payment of Tenant’s Proportionate Share of Expenses and Taxes for the Expansion Space shall be subject to Section 3.4 of this Amendment).

6.	Additional Rent.

6.1	Original Premises for the Second Extended Term. For the period commencing with the Second Extension Date and ending on the Second Extended Termination Date, Tenant shall pay all additional rent payable under the Lease, including Tenant’s Proportionate Share of Expenses and Taxes applicable to the Original Premises, in accordance with the terms of the Lease.

6.2

Expansion Space from Expansion Space Effective Date Through Second Extended Termination Date. Subject to Section 3.4, for the period commencing with the Expansion Space Effective Date and ending on the Second Extended Termination Date, Tenant shall pay all additional rent, including Tenant’s Proportionate Share of Expenses and Taxes applicable to the Expansion Space, in accordance with the terms of the Lease.

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Notwithstanding the foregoing, the parties hereby acknowledge and agree that the $3,000.00 limitation on the air conditioning maintenance costs included in Expenses as set forth in Section 4.1.2 of the Original Lease shall not apply to the 1440 Building or the Expansion Space and Expenses with respect to the 1440 Building shall include the full amount of any air conditioning maintenance costs.

7.	Improvements to Expansion Space.

7.1	Condition of Expansion Space. Tenant has inspected the Expansion Space and agrees to accept the same “as is” without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements, except as may be expressly provided otherwise in this Amendment. However, notwithstanding the foregoing, Landlord agrees that the doors and the base Building electrical, heating, ventilation and air conditioning and plumbing systems located in the Expansion Space shall be in good working order as of the date Landlord delivers possession of the Expansion Space to Tenant. Except to the extent caused by the acts or omissions of Tenant or any Tenant Entities or by any alterations or improvements performed by or on behalf of Tenant, if such systems are not in good working order as of the date possession of the Expansion Space is delivered to Tenant and Tenant provides Landlord with notice of the same within ninety (90) days following the date Landlord delivers possession of the Expansion Space to Tenant, Landlord shall be responsible for repairing or restoring the same. Landlord, at its sole cost and expense (except to the extent properly included in Expenses), shall be responsible for correcting any violations of Regulations with respect to the Tenant Alterations. In addition to the foregoing, Landlord shall be responsible for correcting any existing violations of Regulations in effect and enforced as of the Expansion Effective Date with respect to the Expansion Space; provided, however, that any alleged violations with respect to the Expansion Space (notwithstanding the Tenant Alterations) must be specifically identified in writing to Landlord within ten (10) days following the Expansion Effective Date. So long as Tenant notifies Landlord of any such violations of Regulations with respect to the Expansion Space within ten (10) days following the Expansion Effective Date, Landlord shall be responsible for correcting such violations at its sole cost and expense. Notwithstanding the foregoing, Landlord shall have the right to contest any alleged violation in good faith, including, without limitation, the right to apply for and obtain a waiver or deferment of compliance, the right to assert any and all defenses allowed by law and the right to appeal any decisions, judgments or rulings to the fullest extent permitted by law. Landlord, after the exhaustion of any and all rights to appeal or contest, will make all repairs, additions, alterations or improvements necessary to comply with the terms of any final order or judgment. Notwithstanding the foregoing, Tenant, not Landlord, shall be responsible for the correction of any violations that arise out of or in connection with any claims brought under any provision of the Americans With Disabilities Act other than Title III thereof, the specific nature of Tenant’s business in the Premises, the acts or omissions of Tenant or any Tenant Entities, Tenant’s arrangement of any furniture, equipment or other property in the Premises, any repairs, alterations, additions or improvements performed by or on behalf of Tenant (other than the Tenant Alterations) and any design or configuration of the Premises specifically requested by Tenant after being informed that such design or configuration may not be in strict compliance with Regulations. As of the date hereof, Landlord has not received written notice from any governmental agencies that the 1440 Building is in violation of any Regulations.

7.2	Responsibility for Improvements to Expansion Space. Landlord shall perform improvements to the Expansion Space in accordance with the terms of Exhibit B attached hereto. Notwithstanding anything to the contrary set forth in the Lease, Tenant shall have no obligation to remove any of the Tenant Alterations described on the Plans (as defined in Exhibit B hereto) as of the date hereof other than any data and communications cabling.

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8.	Early Access to Expansion Space. Subject to the terms of this Section 8 and provided that this Amendment and the Early Possession Agreement (as defined below) have been fully executed by all parties and Tenant has delivered all prepaid rental, the Additional Security Deposit and insurance certificates required hereunder, Landlord grants Tenant the right to enter the Expansion Space, at Tenant’s sole risk, approximately four (4) weeks prior to Landlord’s estimate of the Expansion Space Effective Date, as determined by Landlord, solely for the purpose of installing telecommunications and data cabling, equipment, furnishings and other personalty and to perform the work specified in Sections 12 and 13 below. Such possession prior to the Expansion Space Effective Date shall be subject to all of the terms and conditions of the Lease, as amended hereby, except that Tenant shall not be required to pay Monthly Installment of Rent or Tenant’s Proportionate Share of Expenses and Taxes with respect to the period of time prior to the Expansion Space Effective Date during which Tenant occupies the Expansion Space solely for such purposes. Notwithstanding the foregoing, if Tenant takes possession of the Expansion Space before the Expansion Space Effective Date for any purpose other than as expressly provided in this Section, such possession shall be subject to the terms and conditions of the Lease, as amended hereby, and Tenant shall pay Monthly Installment of Rent, Tenant’s Proportionate Share of Expenses and Taxes, and any other charges payable hereunder to Landlord for each day of possession before the Expansion Space Effective Date. Said early possession shall not advance the Second Extended Termination Date. Landlord may withdraw such permission to enter the Expansion Space prior to the Expansion Space Effective Date at any time that Landlord reasonably determines that such entry by Tenant is causing a dangerous situation for Landlord, Tenant or their respective contractors or employees, or if Landlord reasonably determines that such entry by Tenant is hampering or otherwise preventing Landlord from proceeding with the completion of the Tenant Alterations described in Exhibit B at the earliest possible date. As a condition to any early entry by Tenant pursuant to this Section 8, Tenant shall execute and deliver to Landlord an early possession agreement (the “Early Possession Agreement”) in the form attached hereto as Exhibit C, provided by Landlord, setting forth the actual date for early possession and the date for the commencement of payment of Monthly Installment of Rent.

9.	Option to Renew. Tenant’s Option to Renew set forth in Article 41 of the Original Lease, as amended by the First Amendment, is hereby deleted in its entirety and of no further force and effect. Provided the Lease, as amended hereby, is in full force and effect and Tenant is not in default under any of the other terms and conditions of the Lease, as amended hereby, beyond applicable notice and cure periods, at the time of notification or commencement, Tenant shall have one (1) option to renew (the ‘‘Renewal Option”) the Term of the Lease for a term of five (5) years (the “Renewal Term”), for the entire Original Premises and/or the entire Expansion Space, or both, provided that such portion(s) of the Premises are then being leased by Tenant as of the date the Renewal Term is to commence, on the same terms and conditions set forth in the Lease, except as modified by the terms, covenants and conditions as set forth below:

9.1	If Tenant elects to exercise the Renewal Option, then Tenant shall provide Landlord with written notice (“Tenant’s Renewal Notice”) of such exercise no earlier than the date which is three hundred sixty-five (365) days prior to the expiration of the then current Term but no later than the date which is one hundred eighty (180) days prior to the expiration of the then current Term. Tenant’s Renewal Notice shall expressly state whether Tenant is exercising the Renewal Option as to the entire Original Premises, the entire Expansion Space, or both; provided, however, if Tenant fails to state in Tenant’s Renewal Notice the portion of the Premises as to which Tenant is exercising the Renewal Option, Tenant shall be deemed to have exercised its Renewal Option for both the Original Premises and the Expansion Space. If Tenant fails to provide Tenant’s Renewal Notice as provided herein, Tenant shall have no further or additional right to extend or renew the Term of the Lease. As used in this Section 9 only, the term “Premises” shall mean and refer only to the portion of the Premises as to which Tenant exercises its Renewal Option pursuant to this Section 9.

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9.2	The Annual Rent and Monthly Installment of Rent in effect at the expiration of the then current Term of the Lease shall be adjusted to reflect the Prevailing Market (defined below) rate for the Premises upon the commencement of the renewal term. Landlord shall advise Tenant of the new Annual Rent and Monthly Installment of Rent for the Premises no later than thirty (30) days after receipt of Tenant’s written request therefor. Said request shall be made no earlier than thirty (30) days prior to the first date on which Tenant may exercise its Renewal Option under this Section.

9.3	If Tenant and Landlord are unable to agree on a mutually acceptable Annual Rent and Monthly Installment of Rent for the Renewal Term not later than sixty (60) days prior to the expiration of the then current Term, then Landlord and Tenant, within five (5) days after such date, shall each simultaneously submit to the other, in a sealed envelope, its good faith estimate of the Prevailing Market rate for the Premises during the Renewal Term (collectively referred to as the “Estimates”), subject to the terms of Section 9.4. If the higher of such Estimates is not more than one hundred five percent (105%) of the lower of such Estimates, then the Prevailing Market rate shall be the average of the two Estimates. If the Prevailing Market rate is not established by the exchange of Estimates, then, within seven (7) days after the exchange of Estimates, Landlord and Tenant shall each select an appraiser to determine which of the two Estimates most closely reflects the Prevailing Market rate for the Premises during the Renewal Term. Each appraiser so selected shall be certified as an MAI appraiser or as an ASA appraiser and shall have had at least five (5) years experience within the previous ten (10) years as a real estate appraiser working in same submarket area in which the Premises is located with Working knowledge of current rental rates and practices. For purposes hereof, an “MAI” appraiser means an individual who holds an MAI designation conferred by, and is an independent member of, the American Institute of Real Estate Appraisers (or its successor organization, or in the event there is no successor organization, the organization and designation most similar), and an “ASA” appraiser means an individual who holds the Senior Member designation conferred by, and is an independent member of, the American Society of Appraisers (or its successor organization, or, in the event there is no successor organization, the organization and designation most similar).

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9.4	Upon selection, Landlord’s and Tenant’s appraisers shall work together in good faith to agree upon which of the two Estimates most closely reflects the Prevailing Market rate for the Premises during the Renewal Term, The Estimates chosen by such appraisers shall be binding on both Landlord and Tenant. If either Landlord or Tenant fails to appoint an appraiser within the seven (7) day period referred to above, the appraiser appointed by the other party shall be the sole appraiser for the purposes hereof. If the two appraisers cannot agree upon which of the two Estimates most closely reflects the Prevailing Market rate within twenty (20) days after their appointment, then, within ten (10) days after the expiration of such twenty (20) day period, the two appraisers shall select a third appraiser meeting the aforementioned criteria. Once the third appraiser (i.e., the arbitrator) has been selected as provided for above, then, as soon thereafter as practicable but in any case within fourteen (14) days, the arbitrator shall make his or her determination of which of the two Estimates most closely reflects the Prevailing Market rate and such Estimate shall be binding on both Landlord and Tenant as the Prevailing Market rate for the Premises. If the arbitrator believes that expert advice would materially assist him or her, he or she may retain one or more qualified persons to provide such: expert advice. The parties shall share equally in the costs of the arbitrator and of any experts retained by the arbitrator. Any fees of any appraiser, counsel or experts engaged directly by Landlord or Tenant, however, shall be borne by the party retaining such appraiser, counsel or expert.

9.5	If the Prevailing Market rate has not been determined by the commencement date of the Renewal Term, Tenant shall pay Monthly Installments of Rent for the Premises at the Monthly Installment of Rent rate and otherwise upon the terms and conditions in effect during the last month of the then current Term until such time as the Prevailing Market rate has been determined. Upon such determination, the Annual Rent and Monthly Installments of Rent for the Premises shall be retroactively adjusted to the commencement of the Renewal Term for the Premises.

9.6	This Renewal Option is not transferable; the parties hereto acknowledge and agree that they intend that the aforesaid option to renew the Lease shall be “personal” to Tenant as set forth above and its Permitted Transferee pursuant to a Permitted Transfer, and that in no event will any other assignee or any sublessee have any rights to exercise this Renewal Option.

9.7	If Tenant validly exercises or fails to exercise this Renewal Option, Tenant shall have no further right to extend the Term of the Lease. If Tenant elects to exercise its Renewal Option for less than the entire Premises in accordance with the terms and conditions of such election set forth in Section 9.1 above, Tenant shall vacate and surrender to Landlord the portion of the Premises for which the Term is not so extended in accordance with the terms and conditions of the Lease.

9.8

For purposes of this Renewal Option, “Prevailing Market” shall mean the arms length fair market annual rental rate per rentable square foot under renewal and new leases and amendments entered into on or about the date on which the Prevailing Market is being determined hereunder for space comparable to the Premises in the Building and buildings comparable to the Building in the same rental market in the Milpitas, California area as of the date the Renewal Term is to commence, taking into account the specific provisions of the Lease, as amended hereby, which will remain constant. The

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determination of Prevailing Market shall take into account any material economic differences between the terms of the Lease, as amended, and any comparison lease or amendment, such as rent abatements, construction costs and other concessions and the manner, if any, in which the landlord under any such lease is reimbursed for operating expenses and taxes.

10.	Right of First Offer.

10.1	Tenant shall have a one-time right of first offer (the “Offer Right”) with respect to the approximately 26,719 rentable square feet of space in the 1390 Building and shown on the demising plan attached hereto as Exhibit E (the “Offer Space”), Tenant’s Offer Right shall be exercised as follows: at any time after Landlord has determined that the Offer Space has become Available (defined below), but prior to leasing the Offer Space to a party other than the existing tenant thereto, Landlord shall advise Tenant (the “Advice”) of the terms under which Landlord is prepared to lease the Offer Space to Tenant. For purposes hereof, the Offer Space shall be deemed to become “Available” when Landlord has determined that the tenant of the Offer Space will not extend or renew the term of its lease, or enter into a new lease, for the Offer Space. Tenant may lease the Offer Space in its entirety only, under the terms set forth in the Advice, by delivering written notice of exercise to Landlord (the “Notice of Exercise”) within seven (7) business days after the date of the Advice, except that Tenant shall have no such Offer Right and Landlord need not provide Tenant with an Advice with respect to the Offer Space, if (i) Tenant is in default under the Lease, as amended hereby, beyond any applicable notice and cure periods, at the time that Landlord would otherwise deliver the Advice; or (ii) the Premises, or any portion thereof, is sublet at the time Landlord would otherwise deliver the Advice; or (iii) the Lease has been assigned (other than pursuant to a Permitted Transfer) prior to the date Landlord would otherwise deliver the Advice; or (iv) Tenant is not occupying the Premises on the date Landlord would otherwise deliver the Advice; or (v) the Offer Space is not intended for the exclusive use of Tenant during the Term; or (vi) the existing tenant in the Offer Space is interested in extending or renewing its lease for the Offer Space or entering into a new lease for the Offer Space.

10.2	The term for the Offer Space (the “Offer Space Term”) shall commence upon the commencement date stated in the Advice and thereupon such Offer Space shall be considered a part of the Premises, provided that all of the terms stated in the Advice shall govern Tenant’s leasing of the Offer Space and only to the extent that they do not conflict with the Advice, the terms and conditions of the Lease, as amended hereby, shall apply to the Offer Space. Notwithstanding the foregoing, if the remaining Term of the Lease following the commencement of the Offer Space Term is greater than thirty six (36) months, then the Offer Space Term shall expire concurrently with the Term of the Lease, as may be extended, and if the remaining Term of the Lease following the commencement: of the Offer Space Term is less than thirty six (36) months, then the Offer Space Term shall be as set forth in the Advice. Tenant shall pay Monthly Installment of Rent, Tenant’s Proportionate Share of Expenses and Taxes and any other additional rent for the Offer Space in accordance with the terms and conditions of the Advice.

10.3	The Offer Space (including improvements and personalty, if any) shall be accepted by Tenant in its condition and as-built configuration existing on the earlier of the date

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Tenant takes possession of the Offer Space or the date the term for such Offer Space commences, unless the Advice specifies work to be performed by Landlord in the Offer Space, in which case Landlord shall perform such work in the Offer Space. If Landlord is delayed delivering possession of the Offer Space due to the holdover or unlawful possession of such space by any party, Landlord shall use reasonable efforts to obtain possession of such space, and the commencement of the term for the Offer Space shall be postponed until the date Landlord delivers possession of the Offer Space to Tenant free from occupancy by any party,

10.4	The rights of Tenant hereunder with respect to the Offer Space shall terminate on the earlier to occur of: (i) twelve (12) months prior to the Second Extended Termination Date; (ii) Tenant’s failure to exercise its Offer Right within the seven (7) business day period provided in Section 10.1 above; and (iii) the date Landlord would have provided Tenant the Advice if Tenant had not been in violation of one or more of the conditions set forth in Section 10.1 above.

10.5	If Tenant exercises its Offer Right, Landlord shall prepare an amendment (the “Offer Space Amendment”) adding the Offer Space to the Premises on the terms set forth in the Advice and reflecting the changes in the Monthly Installment of Rent, rentable square footage of the Premises, Tenant’s Proportionate Share and other appropriate terms, A copy of the Offer Space Amendment shall be sent to Tenant within a reasonable time after Landlord’s receipt of the Notice of Exercise executed by Tenant, and Tenant shall execute and return the Offer Space Amendment to Landlord within ten (10) business days thereafter, but an otherwise valid exercise of the Offer Right shall be fully effective whether or not the Offer Space Amendment is executed.

10.6	Notwithstanding anything herein to the contrary, Tenant’s Offer Right is subject and subordinate to the expansion rights (whether such rights are designated as a right of first offer, right of first refusal, expansion option or otherwise) of NexG, the tenant of the Offer Space on the date hereof, and its successors and assigns.

11.	Temporary Space.

11.1

Effective as of March 9, 2012 (the “Temporary Space Extension Date”), the Temporary Space Term is extended and, notwithstanding anything to the contrary set forth in Section 1.2 of the Second Amendment, shall expire on the tenth (10th) business day immediately following the Expansion Space Effective Date (the “Temporary Space Extended Termination Date”), unless sooner terminated in accordance with the terms of the Lease. The portion of the Temporary Space Term commencing on the Temporary Space Extension Date and ending on the Temporary Space Extended Termination Date is referred to herein as the “Extended Temporary Space Term”. Tenant shall have the right, upon thirty (30) days prior written notice to Landlord, to terminate the Extended Temporary Space Term with respect to the Original Temporary Space only, Upon the later of (i) thirty (30) days following Landlord’s receipt of Tenant’s notice of its intent to terminate the Extended Temporary Space Term in accordance with the foregoing and (ii) the date Tenant vacates the Original Temporary Space, the “Temporary Space” as used herein shall be deemed to be the Additional Temporary Space only and all rentable square footage calculations and Tenant’s Proportionate Share relating to the Temporary Space shall be adjusted accordingly. Notwithstanding anything to the contrary set forth

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in the Lease, Tenant’s occupancy of the Temporary Space during the Extended Temporary Space Term shall be subject to the terms and conditions set forth in this Section 11.

11.2	Effective as of the date that is one (1) day following the date this Amendment has been fully executed by all parties and Tenant has delivered all prepaid rental, the Additional Security Deposit and insurance certificates required hereunder (the “Temporary Space Expansion Effective Date”) and ending on the Extended Temporary Space Termination Date, the: Temporary Space is increased from approximately 5,259 rentable square feet in the 1371 Building to approximately 34,916 rentable square feet in the 1371 Building and the 1455 Building by the addition of the Additional Temporary Space, and during the Extended Temporary Space Term, the Temporary Space and Additional Temporary Space, collectively, shall be deemed the “Premises” and the 1371 Building and the 1455 Building shall be deemed the “Building” for purposes of Articles 10 (Indemnity), 11 (Insurance) and 12 (Waiver of Subrogation) of the Original Lease. The Temporary Space shall be accepted by Tenant in its “as-is” condition and configuration, it being agreed that Landlord shall be under no obligation to perform any work in the Temporary Space or to incur any costs in connection with Tenant’s move in, move out or occupancy of the Temporary Space. Tenant acknowledges that it shall be entitled to use and occupy the Temporary Space at its sole cost, expense and risk. Tenant shall not construct any improvements or make any alterations of any type to the Temporary Space without the prior written consent of Landlord. All costs in connection with making the Temporary Space ready for occupancy by Tenant shall be the sole responsibility of Tenant.

11.3	The Temporary Space shall be subject to ail the terms and conditions of the Lease, as amended hereby, except as expressly modified herein and except that (a) Tenant shall not be entitled to receive any allowances, abatement or other financial concession in connection with the Temporary Space which was granted with respect to the Premises, (ii) the Temporary Space shall not be subject to any renewal or expansion rights of Tenant under the Lease or this Amendment, and (iii) Tenant shall not be required to pay Monthly Installment of Rent for the Temporary Space during the Extended Temporary Space Term. However, Tenant shall be required to pay Tenant’s Proportionate Share of Expenses and Taxes for the entire Temporary Space during the Extended Temporary Space Term in accordance with the terms of Article 4 of the Original Lease. For the period commencing as of the Temporary Space Expansion Effective Date and continuing until the Extended Temporary Space Term, Tenant’s Proportionate Share for the Additional Temporary Space is 87.48% of the 1455 Building and Tenant’s Proportionate Share of the initial Temporary Space and the Additional Temporary Space is, collectively, 5.73% of the Project.

11.4

Upon termination of the Extended Temporary Space Term, Tenant shall vacate the entire Temporary Space and deliver the same to Landlord in the same condition that the Temporary Space was delivered to Tenant, ordinary wear and tear excepted. At the expiration or earlier termination of the Extended Temporary Space Term, Tenant shall remove all debris, all items of Tenant’s personalty, and any trade fixtures of Tenant from the Temporary Space, Tenant shall be fully liable for all damage Tenant, any Tenant Entity, any contractors, or subcontractors cause to the Temporary Space. Tenant shall have no right to hold over or otherwise occupy the Temporary Space or any portion thereof at any time following the expiration or earlier termination of the Extended

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Temporary Space Term, and in the event of such holdover, Landlord shall immediately be entitled to institute dispossessory proceedings to recover possession of the Temporary Space, without first providing notice thereof to Tenant. In the event of holding over by Tenant after expiration or termination of the Extended Temporary Space Term without the written authorization of Landlord, Tenant shall pay, for such holding over, the sum of $1.23 per rentable square foot of the Temporary Space plus Tenant’s Proportionate Share of Expenses and Taxes for the Temporary Space for each month or partial month of holdover plus all damages that Landlord incurs as a result of the Tenant’s hold over. During any such holdover, Tenant’s occupancy of the Temporary Space shall be deemed that of a tenant at sufferance, and in no event, either during the Extended Temporary Space Term or during any holdover by Tenant, shall Tenant be determined to be a tenant-at-will under applicable law. While Tenant is occupying the Temporary Space, Landlord or Landlord’s authorized agents shall be entitled to enter the Temporary Space, upon reasonable notice, to display the Temporary Space to prospective tenants.

12.	Communication Lines. Subject to the terms of this Section, Tenant may install, maintain, replace, remove, use or modify communications or computer wires, fiber conduits, cables and related devices (collectively, the “Lines”) at the Building, which may include connecting the Lines between the 1390 Building and the 1440 Building by installing fiber conduit in the parking lot and landscaping areas between the 1390 Building and the 1440 Building (the “Exterior Areas”). Tenant shall submit to Landlord for Landlord’s prior consent for approval (which approval shall not be unreasonably withheld, conditioned or delayed) detailed plans, schematics, specifications identifying all work to be performed (the “Plans and Specifications”) and the time schedule for completion of the work. Landlord hereby approves of Midstate Electric to provide service to the Lines and of San Jose Construction to perform the proposed work. The exact location of the portions of the Building and the Exterior Areas in which Tenant may install the Lines shall be approved in advance in writing by Landlord in its reasonable discretion and in no event shall Tenant install any Lines or make or permit any penetrations in any other portions of the Building or Project. Landlord shall have a reasonable time in which to evaluate the request after it is submitted by Tenant.

12.1	Tenant shall be solely responsible for obtaining all necessary governmental and regulatory approvals and for the cost of installing, operating, maintaining and removing the Lines. Tenant shall notify Landlord upon completion of the installation, of the Lines. If Landlord reasonably determines that the Lines does not comply with the approved Plans and Specifications, that the Building, Exterior Areas or any other portion of the Project has been damaged during installation of the Lines or that the installation was defective, Landlord shall notify Tenant of any noncompliance or detected problems and Tenant immediately shall cure the defects, If the Tenant fails to immediately cure the defects, Tenant shall pay to Landlord upon demand the cost of correcting any defects and repairing any damage to the Building, the Exterior Areas and the Project caused by such installation. It is further understood and agreed that the installation, maintenance, operation and removal of the Lines is not permitted to damage the Building, including the foundation and concrete floor slabs or the Exterior Areas, or interfere with the use of the Exterior Areas or Project by Landlord, any tenant or occupant of the Project or any other third parties.

12.2	Landlord’s approval of, or requirements concerning, the Lines or any equipment related thereto, the Plans and Specifications or designs related thereto, the contractor or

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subcontractor, or the work performed hereunder, shall not be deemed a warranty as to the adequacy thereof and Landlord hereby disclaims any responsibility or liability for the same. Landlord disclaims all responsibility for the condition or utility of the intrabuilding network cabling (INC) and makes no representation regarding the suitability of the INC for Tenant’s intended use.

12.3	With respect to any work performed by Tenant pursuant to this Section, Tenant shall: (a) pay ail costs in connection therewith, including all costs related to new Lines and all costs for repairs required to the Building and the Project (including the Exterior Areas) as a result of such installation, including without limitation the cost to repair and seal all affected Exterior Areas; (b) comply with all requirements and conditions of this Section and Article 6 of the Original Lease; and (c) use, maintain and operate the Lines and related equipment in accordance with and subject to all Regulations governing the Lines and equipment. Tenant shall further insure that: (i) Tenant’s contractor complies with the provisions of this Section and Landlord’s reasonable requirements governing any work performed; (ii) Tenant’s contractor provides all insurance required by Landlord; (iii) any work performed shall comply with all Regulations; and (iv) as soon as the work is completed, Tenant shall submit “as-built” drawings to Landlord.

12.4	Landlord reserves the right to require that Tenant remove or relocate any Lines located in or about or serving the Building which are installed in violation of these provisions, or which are at any time in violation of any Regulations or present a dangerous or potentially dangerous condition (whether such Lines were installed by Tenant or any other party), within three (3) days after written notice. Landlord reserves the right to relocate the Lines as reasonably necessary during the Term at Landlord’s sole cost and expense; provided that such relocation shall not result in a disruption in communication provided by such Lines. Landlord acknowledges that in the event Landlord elects to relocate the Lines, Landlord will be required to install and connect the relocated Lines before disconnecting the existing Lines. Tenant shall not be required to remove the Lines; provided, however, that Tenant shall be required to cap and secure any or all Lines installed by or on behalf of Tenant, at Tenant’s sole cost and expense, upon termination or any earlier expiration of the Lease and repair any damage to the Building and the Project caused by such capping and securing. All Lines shall become the property of Landlord (without payment by Landlord) upon the expiration or earlier termination of the Lease, as amended hereby. If Tenant fails to cap and secure such Lines as required by Landlord, or violates any other provision of this Section, Landlord may remove such Lines or otherwise remedy such violation at Tenant’s expense (without limiting Landlord’s other remedies available under the Lease or applicable law). Tenant shall not, without the prior written consent of Landlord in each instance, grant to any third party a security interest or lien in or on the Lines, and any such security interest or lien granted without Landlord’s written consent shall be null and void. Tenant’s obligations pursuant to this Section 12.4 shall survive the expiration or earlier termination of the Lease.

12.5

In addition to any other indemnification obligations under the Lease, Tenant shall indemnify, defend and hold harmless Landlord and the Landlord Entities from and against any and all claims, demands, penalties, fines, liabilities, settlements, damages, costs or expenses (including reasonable attorneys’ fees) arising out of or in any way related to the acts and omissions of Tenant any Tenant Entity, contractors,

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subcontractors, subtenants and invitees with respect to: (a) the installation, use, maintenance and removal of any Lines or equipment related thereto installed by or on behalf of Tenant; (b) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to any Lines or equipment installed by or on behalf of Tenant; (c) any lawsuit brought or threatened, settlement reached, or governmental order relating to such Lines or equipment related thereto; and (d) any violations of Regulations or demands of governmental authorities, or any policies or requirements of Landlord, which are based upon or in any way related to such Lines or equipment related thereto. This indemnification and hold harmless agreement shall survive the expiration or earlier termination of the Lease.

12.6	Landlord shall have no liability for damages arising from, and Landlord does not warrant that Tenant’s use of any Lines will be free from the following (collectively called “Line Problems”): (a) any eavesdropping or wire-tapping by unauthorized parties; (b) any failure of any Lines to satisfy Tenant’s requirements; or (c) any shortages, failures, variations, interruptions, disconnections, loss or damage caused by the installation, maintenance, replacement, use or removal of Lines by or for other tenants or occupants at the Building, by any failure of the environmental conditions or the power supply for the Building to conform to any requirements for the Lines or any associated equipment, or any other problems associated with any Lines by any other cause. Under no circumstances shall any Line Problems be deemed an actual or constructive eviction of Tenant, render Landlord liable to Tenant for abatement of rent, or relieve Tenant from performance of Tenant’s obligations under the Lease, as amended hereby. Landlord in no event shall be liable for damages by reason of loss of profits, business interruption or other consequential damage arising; from any Line Problems.

13.	Tenant’s Security System.

13.1

Subject to the terms of the Lease, as amended hereby, including, without limitation, Tenant’s compliance with Article 6 of the Original Lease, Tenant, at Tenant’s sole cost and expense, shall have the right to install and maintain a security and card access system in the Expansion Space and at the entrance to the Expansion Space (“Tenant’s Security System”), subject to the following conditions: (a) Tenant’s plans and specifications for the proposed Tenant’s Security System shall be subject to Landlord’s prior written approval, which approval will not be unreasonably withheld; provided, however, that Tenant shall coordinate the installation and operation of Tenant’s Security System with Landlord to assure that Tenant’s Security System is compatible with the Building’s systems and equipment and to the extent that Tenant’s Security System is not compatible with the Building systems and equipment, Tenant shall not be entitled to install or operate it (and Tenant shall not actually install or operate Tenant’s Security System unless Tenant has obtained Landlord’s reasonable approval of such compatibility in writing prior to such installation or operation); (b) Tenant’s Security System shall be and shall remain compatible with any security and other systems existing in the Building (if any); (c) Tenant’s Security System shall be installed and used in compliance with all other provisions of the Lease and this Section; (d) Tenant shall keep Tenant’s Security System in good operating condition and repair and Tenant shall be solely responsible, at Tenant’s sole cost and expense, for the monitoring, operation and removal of Tenant’s Security System; and (e) Tenant’s Security System shall not make noise or visual alerts or alarms which disturb other occupants of the Project or which result in alarms or false

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alarms to which Landlord or its manager are called to respond. In the event Tenant, with Landlord’s reasonable approval, installs any security cameras in the Expansion Space, Landlord shall have no obligation to monitor Tenant’s security cameras.

13.2	Upon the expiration or earlier termination of the Lease, Tenant shall remove Tenant’s Security System. All costs and expenses associated with the removal of Tenant’s Security System and the repair of any damage to the Expansion Space and the Building resulting from the installation and/or removal of same shall be borne solely by Tenant. Notwithstanding anything to the contrary, neither Landlord nor any Landlord Entities shall be directly or indirectly liable to Tenant, any Tenant Entities or any other person and Tenant hereby waives any and all claims against and releases Landlord and the Landlord Entities from any and all claims arising as a consequence of or related to Tenant’s Security System, or the failure thereof. Furthermore, Tenant agrees to indemnify, defend and hold Landlord and the Landlord Entities harmless from and against any and all damages, losses, claims, liabilities, costs and expenses (including, but not limited to, reasonable attorneys’ and other professional fees), actions or causes of action, or judgments arising in any manner from Tenant’s installation, operation, use and maintenance of Tenant’s Security System and such indemnification obligation shall survive the expiration or earlier termination of the Lease.

14.	Other Pertinent Provisions. Landlord and Tenant agree that, effective as of the date of this Amendment (unless different effective date(s) is/are specifically referenced in this Section), the Lease shall be amended in the following additional respects:

14.1	Tenant’s Insurance. Tenant’s insurance required under the Lease, as amended hereby, shall include the Expansion Space and, during the Extended Temporary Space Term, shall include the Temporary Space (including the Additional Temporary Space). Tenant shall provide Landlord with a certificate of insurance evidencing Tenant’s insurance upon delivery of this Amendment, executed by Tenant to Landlord, and thereafter as necessary to assure that Landlord always has current certificates evidencing Tenant’s insurance.

14.2	Cosmetic Alterations. The limitation on the cost of Cosmetic Alterations set forth in Section 6.1 of the Original Lease is hereby amended to be $50,000.00 in the aggregate during; any twelve (12) month period of the Term.

14.3	Expansion Space Monument Sign.

14.3.1

So long as Tenant is in occupancy of the entire Expansion Space, Tenant shall have the exclusive right to have its name listed on the monument sign for the 1440 Building (the “1440 Monument Sign”), subject to the terms of this Section 14.3. Such right shall include the installation of lighting consistent with Tenant’s existing monument signage currently located in the Project. The design, size and color of Tenant’s signage with Tenant’s name to be included on the 1440 Monument Sign, and the manner in which it is attached to the 1440 Monument Sign, shall comply with all applicable Regulations and shall be subject to the approval of Landlord (which approval shall not be unreasonably withheld) and any applicable governmental authorities. Landlord reserves the

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right to withhold consent to any sign that, in the reasonable judgment of Landlord, is not harmonious with the design standards of the Building and Monument Sign. To obtain Landlord’s consent, Tenant shall submit design drawings to Landlord showing the type and sizes of all lettering; the colors, finishes and types of materials used; and (if applicable and Landlord consents in its sole discretion) any provisions for illumination. Although the 1440 Monument Sign will be maintained by Landlord, Tenant shall pay its Proportionate Share of the cost of any maintenance and repair associated with the 1440 Monument Sign.

14.3.2	Tenant’s name on the 1440 Monument Sign shall be designed, constructed, installed, insured, maintained, repaired and removed from the 1440 Monument Sign all at Tenant’s sole risk, cost and expense. Tenant, at its cost, shall be responsible for the maintenance, repair or replacement of Tenant’s signage on the 1440 Monument Sign, which shall be maintained in a manner reasonably satisfactory to Landlord.

14.3.3	If during the Term (and any extensions thereof) Tenant or its Permitted Transferee leases and occupies less than the entire Expansion Space, then Tenant’s rights granted herein will terminate and Landlord may remove Tenant’s name from the 1440 Monument Sign at Tenants sole cost and expense and restore the 1440 Monument Sign to the condition it was in prior to installation of Tenant’s signage thereon, ordinary wear and tear excepted. The cost of such removal and restoration shall be payable as additional rent within thirty (30) days of Landlord’s demand.

14.4	Parking. In addition to Tenant’s proportionate share of unreserved parking spaces with respect to the Original Premises, effective as of the Expansion Effective Date, Tenant shall be entitled to its proportionate share (which is 166 unreserved spaces as of the date hereof) of unreserved parking spaces for the parking area serving the 1440 Building. Tenant’s use of such additional parking spaces is subject to all of the terms and conditions of the Lease.

14.5	Landscaping. Tenant shall work with a professional landscape company to submit to Landlord Tenant’s requested landscaping changes to the front: landscaping areas of the 1390 Building and the 1440 Building, which changes may include, but are not limited to, the installation of lattice fencing with vines and flowering plants and additional flowering plants. Such landscaping changes shall be subject to Landlord’s reasonable consent and shall be generally consistent with the existing landscaping for the Project. The cost of such changes to the landscaping and additional addition maintenance or other services required as a result thereof shall be included by Landlord in the Expenses payable by Tenant for the 1440 Building and Tenant shall be responsible for paying Tenant’s Proportionate Share of such costs, which costs shall be in addition to any landscaping costs for the Project that are included in Expenses.

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15.	Miscellaneous.

15.1	This Amendment, including Exhibit A (Outline and Location of Expansion Space), Exhibit B (Tenant Alterations), Exhibit C (Early Possession Agreement) and Exhibit D (Expansion Space Effective Date Memorandum), Exhibit E (Outline and Location of Additional Temporary Space) Exhibit F (Form of Letter of Credit) attached hereto, sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Under no circumstances shall Tenant be entitled to any Rent abatement, improvement allowance, leasehold improvements, or other work to the Premises, or any similar economic incentives that may have been provided Tenant in connection with entering into the Lease, unless specifically set forth in this Amendment.

15.2	Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect. In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control. The capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment.

15.3	Tenant shall reasonably comply with Landlord’s recycling policy for the Building, including, without limitation, Tenant shall sort and separate its trash into separate recycling containers as required by law or which may be furnished by Landlord and located in the Premises. Tenant shall comply with all laws regarding the collection, sorting, separation, and recycling of garbage, waste products, trash and other refuse at the Building. Landlord reserves the right to refuse to collect or accept from Tenant any trash that is not separated and sorted as required by law or pursuant to Landlord’s recycling policy, and to require Tenant to arrange for such collection at Tenant’s cost, utilizing a contractor reasonably satisfactory to Landlord.

15.4	Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed and delivered the same to Tenant.

15.5	Tenant hereby represents to Landlord that Tenant has dealt with no broker in connection with this Amendment other than Colliers International Tenant agrees to indemnify and hold Landlord and the Landlord Entities harmless from all claims of any other brokers claiming to have represented Tenant in connection with this Amendment.

15.6

Each signatory of this Amendment represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting. Tenant hereby represents and warrants that neither Tenant, nor any persons or entities holding any legal or beneficial interest whatsoever in Tenant, are (i) the target of any sanctions program that is established by Executive Order of the President or published by the Office of Foreign Assets Control, U.S. Department of the Treasury (“OFAC”); (ii) designated by the President or OFAC pursuant to the Trading with the Enemy Act, 50 U.S.C. App. § 5, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06, the Patriot Act, Public Law 107-56, Executive Order 13224

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(September 23, 2001) or any Executive Order of the President issued pursuant to such statutes; or (iii) named on the following list that is published by OFAC; “List of Specially Designated Nationals and Blocked Persons.” If the foregoing representation is untrue at any time during the Second Extended Term, an Event of Default under the Lease will be deemed to have occurred, without the necessity of notice to Tenant.

15.7	Redress for any claim against Landlord under the Lease and this Amendment shall be limited to and enforceable only against and to the extent of Landlord’s interest in the Building. The obligations of Landlord under the Lease are not intended to and shall not be personally binding on, nor shall any resort be had to the private properties of, any of its trustees or board of directors and officers, as the case may be, its investment manager, the general partners thereof or any beneficiaries, stockholders, employees, or agents of Landlord or the investment manager, and in no case shall Landlord be liable to Tenant hereunder for any lost profits, damage to business, or any form of special, indirect or consequential damages.

IN WITNESS WHEREOF, Landlord and Tenant have entered into and executed this Amendment as of the date first written above.

LANDLORD:			TENANT:

SILICON VALLEY CA-I, LLC,			FIREEYE, INC.,
a Delaware limited liability company			a Delaware corporation

By:	SVCA JV LLC,		By:	/s/ Michael J. Sheridan
	a Delaware limited liability company		Name:	Michael J. Sheridan
	its Manager		Title:	CFO
			Dated:	2/22/12

By:	RREEF America REIT III Corp. GG- QRS, a
Maryland corporation its Manager

	By:	/s/ Mike Walker
	Name:	MIKE WALKER
	Title:	V.P.
3/1/12

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EXHIBIT A – OUTLINE AND LOCATION OF EXPANSION SPACE

attached to and made a part of the Amendment dated as of February 21, 2012, between SILICON VALLEY CA-I, LLC, a Delaware limited liability company, as Landlord and FIREEYE, INC., a Delaware corporation, as Tenant

Exhibit A is intended only to show the general layout of the Expansion Space as of the beginning of Expansion Space Effective Date. It does not in any way supersede any of Landlord’s rights set forth in the Lease with respect to arrangements and/or locations of public parts of the Building and changes in such arrangements and/or locations. It is not to be scaled; any measurements or distances shown should be taken as approximate.

A-1

EXHIBIT B – TENANT ALTERATIONS

attached to and made a part of the Amendment dated as of February 21, 2012, between SILICON VALLEY CA-I, LLC, a Delaware limited liability company, as Landlord and FIREEYE, INC., a Delaware corporation, as Tenant

1. Landlord shall perform improvements to the Expansion Space in accordance with the plans prepared by API, dated February 21, 2012 and attached hereto as Schedule 1 (the “Plans”). In addition, Landlord shall replace thirteen (13) of the existing heating, ventilation and air conditioning units serving the 1440 Building with new comparable HVAC units (collectively, the “Replacement HVAC Units”), as described on Schedule 2 hereto and perform all ducting and cooling work such that the Replacement HVAC Units and associated ducting work are sufficient to provide HVAC to the Expansion Space (excluding the main electrical room, shipping and receiving room, storage, fire sprinkler and restroom areas). In addition to the foregoing improvements, Landlord shall install two (2) 20-ton HVAC units which shall be solely dedicated to provide HVAC to Tenant’s lab space (the “Additional HVAC Units”). The Replacement HVAC Units, Additional HVAC Units, and ducting work are referred to herein as the “HVAC Work”). The improvements to be performed by Landlord in accordance with the Plans and the HVAC Work are collectively hereinafter referred to as the “Tenant Alterations.” It is agreed that construction of the Tenant Alterations, other than the Additional Improvements (defined below), will be completed at Landlord’s sole cost and expense (subject to the terms of Section 2 and 3 below) using Building standard methods, new materials and finishes. Landlord shall enter into a direct contract for the Tenant Alterations with a general contractor selected by Landlord. In addition, Landlord shall have the right to select and/or approve of any subcontractors used in connection with the Tenant Alterations.

2. If Tenant shall request any revisions to the Plans (including any revisions to the HVAC Work), Landlord shall have such revisions prepared at Tenant’s sole cost and expense and Tenant shall reimburse Landlord for the cost of preparing any such revisions, plus any applicable state sales or use tax thereon, upon demand. Promptly upon completion of the revisions, Landlord shall notify Tenant in writing of the increased cost in the Tenant Alterations, if any, resulting from such revisions to the Plans (or if applicable, to the HVAC Work). Tenant, within two (2) business days, shall notify Landlord in writing whether it desires to proceed with such revisions. In the absence of such written authorization, Landlord shall have the option to continue work on the Expansion Space disregarding the requested revision. Tenant shall be responsible for any Tenant Delay in completion of the Expansion Space resulting from any revision to the Plans or the HVAC Work. If such revisions result in an increase in the cost of Tenant Alterations, such increased costs, plus any applicable state sales or use tax thereon, shall be payable by Tenant upon demand. Notwithstanding anything herein to the contrary, all revisions to the Plans shall be subject to the reasonable approval of Landlord.

3. The parties hereby acknowledge that Tenant has requested that Landlord construct, as a part of the Tenant Alterations, four (4) additional offices and one (1) conference room, as shown on the Plans (the “Additional Improvements”). Notwithstanding anything to the contrary set forth herein, the Additional Improvements shall be performed by Landlord at Tenant’s sole cost and expense and the cost of the Additional Improvements, plus any applicable state sales or use tax thereon (collectively the “Additional Improvement Costs”), which is estimated to be $49,406.00, shall be payable by Tenant as additional rent under the Lease. So long as Tenant is not in default under the Lease beyond applicable notice and cure periods, Tenant shall be entitled to an allowance in an amount not to exceed the actual Additional Improvement Costs (the “Additional Improvement Allowance”) from Landlord in order to finance the Additional Improvement Costs during the New Term. Landlord shall apply the Additional

B-1

Improvement Allowance to the Additional Improvement Costs and any such Additional Improvement Allowance so applied by Landlord on behalf of Tenant hereunder shall be repaid to Landlord as additional rent in accordance with this Section 3. Tenant shall pay Landlord the Additional Improvement Allowance in accordance with the following schedule: (i) fifty percent (50%) of the Additional Improvement Allowance upon the commencement of the Tenant Alterations; (b) forty percent (40%) of the Additional Improvement Allowance upon the substantial completion of the Tenant Alterations; and (iii) the remaining 10% of the Additional Improvement Allowance within thirty (30) days following the Expansion Effective Date. If Tenant is in default under the Lease, as amended, after the expiration of applicable cure periods, the entire unpaid balance of the Additional Improvement Allowance applied to the Additional Improvement Cost hereunder shall become immediately due and payable and, except to the extent required by applicable law, shall not be subject to mitigation or reduction in connection with a reletting of the Premises by Landlord.

4. This Exhibit B shall not be deemed applicable to any additional space added to the Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the original Premises or any additions to the Premises in the event of a renewal or extension of the original Term of the Lease, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement to the Lease.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

B-2

SCHEDULE 1 TO EXHIBIT B – PLAN FOR TENANT ALTERATIONS

attached to and made a part of the Amendment dated as of February 21, 2012, between SILICON VALLEY CA-I, LLC, a Delaware limited liability company, as Landlord and FIREEYE, INC., a Delaware corporation, as Tenant

B-3

SCHEDULE 2 TO EXHIBIT B – REPLACEMENT HVAC SPECIFICATIONS

attached to and made a part of the Amendment dated as of February 21, 2012, between SILICON VALLEY CA-I, LLC, a Delaware limited liability company, as Landlord and FIREEYE, INC., a Delaware corporation, as Tenant

Address: 1440 McCarthy Blvd., Milpitas, CA

HVAC Equipment Covered Under Agreement,             : (bldg. comfort air)

Note: All year of manufacture and tonnage capacities are as per the manufacturer’s representative advisement.

EXISTING UNIT #	MAKE	MODEL #	SERIAL #	TONNAGE	YEAR OF MANUFACTURE
AC-1	TRANE	SFCB-C114-LA	C84A-05546	10	1984
AC-2	TRANE	SFHC-B504-HB	C83J-07123	5	1983
AC-3	TRANE	SFCB-B854-LA	C84D-01590	8	1984
AC-4	TRANE	SACC-C174-A	C84C-12141	15	1984
AC-5	TRANE	SFHC-304-HA	C82K-09847	3	1982
AC-6	TRANE	SFCB-C174-LA	C84D-09848	15	1984
AC-7	TRANE	SACC-C144-A	C84A-08776	12	1984
AC-8	TRANE	SFCB-B856-LA	C84D-01577	8	1984
AC-9	TRANE	YSC036A4RHA21	545101262L	3	2005
AC-10	TRANE	SACC-C144-A	C84A-08777	12	1984
AC-11	TRANE	SFCB-B854-LA	C84E-08018	8	1984
AC-12	TRANE	SFHC-B304-HA	C82K-09872	3	1982
AC-13	TRANE	SFHC-B404-HB	C84C-06635	4	1984
AC-14	TRANE	BTC100C400BB	S131144329D	8	1986
EXHAUST FANS (3)	VARIOUS	N/A	N/A	N/A	N/A

Note: The Existing Unit AC-9 listed above will not be replaced.

B-4

EXHIBIT C – EARLY POSSESSION AGREEMENT

attached to and made a part of the Amendment dated as of February 21, 2012, between SILICON VALLEY CA-I, LLC, a Delaware limited liability company, as Landlord and FIREEYE, INC., a Delaware corporation, as Tenant

EARLY POSSESSION AGREEMENT

Landlord and Tenant are parties to that certain lease dated January 15, 2008 (the “Original Lease”), which Original Lease has been previously amended by that certain First Amendment dated April 28, 2010, that certain Second Amendment dated December 5, 2011, and that certain Third Amendment (the “Amendment”) dated             , 2012 (collectively, the “Lease”). Pursuant to the Lease, Landlord has leased to Tenant space currently containing approximately 61,998 rentable square feet comprised of (i) approximately 16,892 rentable square feet (the “Original Premises”) of the building located at 1390 McCarthy Boulevard, Milpitas, California and (ii) approximately 45,106 rentable square feet of the building in the Project located at 1440 McCarthy Boulevard, Milpitas, California (the “Expansion Space”), as well as certain temporary space further described in the Lease. Capitalized terms not defined herein shall have the same meaning as set forth in the Lease.

It is hereby agreed that, notwithstanding anything to the contrary contained in the Amendment but subject to the terms of Section 8 of the Amendment, Tenant may occupy the Expansion Space on             . The first Monthly Installment of Rent for the Expansion Space is due on             .

Landlord and Tenant agree that all the terms and conditions of the above referenced Lease are in full force and effect as of the date of Tenant’s possession of the Expansion Space prior to the Expansion Effective Date pursuant to Section 8 of the Amendment other than the payment of monthly rent.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year first above written.

LANDLORD:	TENANT:

SILICON VALLEY CA-I, LLC,	FIREEYE, INC.,
a Delaware limited liability company	a Delaware corporation

By:
By:	Name:
Name:	Its:
Its:
Date:
Date:

C-1

EXHIBIT D – EXPANSION SPACE EFFECTIVE DATE MEMORANDUM

attached to and made a part of the Amendment dated as of February 21, 2012, between SILICON VALLEY CA-I, LLC, a Delaware limited liability company, as Landlord and FIREEYE, INC., a Delaware corporation, as Tenant

EXPANSION SPACE EFFECTIVE DATE MEMORANDUM

THIS EXPANSION SPACE EFFECTIVE DATE MEMORANDUM, made as of             , 2012, by and between SILICON VALLEY CA-I, LLC, a Delaware limited liability company (“Landlord”) and FIREEYE, INC., a Delaware corporation (“Tenant”).

Recitals:

A.	Landlord and Tenant are parties to that certain lease dated January 15, 2008 (the “Original Lease”), which Original Lease has been previously amended by that certain First Amendment dated April 28, 2010, that certain Second Amendment dated December 5, 2011, and that certain Third Amendment (the “Amendment”) dated , 2012 (collectively, the “Lease”). Pursuant to the Lease, Landlord has leased to Tenant space currently containing approximately 61,998 rentable square feet comprised of (i) approximately 16,892 rentable square feet (the “Original Premises”) of the building located at 1390 McCarthy Boulevard, Milpitas, California and (ii) approximately 45,106 rentable square feet of the building in the Project located at 1440 McCarthy Boulevard, Milpitas, California (the “Expansion Space”), as well as certain temporary space further described in the Lease.

B.	Tenant is in possession of the Expansion Space and the Term of the Lease with respect to the Expansion Space has commenced.

C.	Landlord and Tenant desire to enter into this Memorandum confirming the Expansion Space Effective Date, the Second Extended Termination Date and other matters under the Amendment.

NOW, THEREFORE, Landlord and Tenant agree as follows:

1. The actual Expansion Space Effective Date is                     .

2. The actual Second Extended Termination Date is                     .

3. The schedule of the Annual Rent and the Monthly Installment of Rent with respect to the Original Premises and the Expansion Space set forth in Section 3 of the Amendment is deleted in its entirety, and the following is substituted therefor.

[Insert Rent Schedule]

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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4. Capitalized terms not defined herein shall have the same meaning as set forth in the Lease.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year first above written.

LANDLORD:	TENANT:

SILICON VALLEY CA-I, LLC,	FIREEYE, INC.,
a Delaware limited liability company	a Delaware corporation

By:
By:	Name:
Name:	Its:
Its:
Date:
Date:

D-2

EXHIBIT E – OUTLINE AND LOCATION OF ADDITIONAL TEMPORARY SPACE

attached to and made a part of the Amendment dated as of February 21, 2012, between SILICON VALLEY CA-I, LLC, a Delaware limited liability company, as Landlord and FIREEYE, INC., a Delaware corporation, as Tenant

Exhibit E is intended only to show the general layout of the Additional Temporary Space as of the Additional Temporary Space Commencement Date. It does not in any way supersede any of Landlord’s rights set forth in the Lease with respect to arrangements and/or locations of public parts of the Building and changes in such arrangements and/or locations. It is not to be scaled; any measurements or distances shown should be taken as approximate.

*	shaded area not included

E-1

EXHIBIT F – FORM OF LETTER OF CREDIT

attached to and made a part of the Amendment dated as of February 21, 2012, between SILICON VALLEY CA-I, LLC, a Delaware limited liability company, as Landlord and FIREEYE, INC., a Delaware corporation, as Tenant

FORM OF LETTER OF CREDIT

[Name of Financial Institution]

Irrevocable Standby
Letter of Credit
No.

Issuance Date:

Expiration Date:

Applicant:

Beneficiary

[Insert Name of Landlord]
[Insert Building management office address]

With copies of all notices to Beneficiary

Also delivered to:

[TO BE PROVIDED]

Ladies/Gentlemen:

We hereby establish our Irrevocable Standby Letter of Credit in your favor for the account of the above referenced Applicant in the amount of                      U.S. Dollars ($            ) available for payment at sight by your draft drawn on us when accompanied by the following documents:

1.	An original copy of this Irrevocable Standby Letter of Credit.

2.	Beneficiary’s dated statement purportedly signed by an authorized signatory or agent reading: “This draw in the amount of U.S. Dollars ($ ) under your Irrevocable Standby Letter of Credit No. represents funds due and owing to us pursuant to the terms of that certain lease by and between , as landlord, and , as tenant, and/or any amendment to the lease or any other agreement between such parties related to the lease.”

It is a condition of this Irrevocable Standby Letter of Credit that it will be considered automatically renewed for a one year period upon the expiration date set forth above and upon each anniversary of such date, unless at least 90 days prior to such expiration date or applicable anniversary thereof, we notify you in writing, by certified mail return receipt requested or by recognized overnight courier service, that we elect not to so renew this Irrevocable Standby Letter of Credit. In addition to the foregoing, we understand and agree that you shall be entitled to draw upon this Irrevocable Standby Letter of Credit by complying with items 1 and 2 above in the event that we elect not to renew this Irrevocable Standby Letter of Credit and, in addition, you provide us with a dated statement purportedly signed by an authorized signatory or agent of Beneficiary stating that the Applicant has failed to provide you with an acceptable substitute irrevocable standby letter of credit in accordance with the terms of the above referenced lease. We further acknowledge and agree that: (a) upon receipt of the documentation required herein, we will honor your draws against this Irrevocable Standby Letter of Credit without inquiry into the accuracy of Beneficiary’s signed statement and regardless of whether Applicant disputes the content of such statement and without signatory confirmation by your current lender or banker; (b) this Irrevocable Standby Letter of Credit shall permit partial draws and, in the event you elect to draw upon less than the full stated amount hereof, the stated amount of this Irrevocable Standby Letter of Credit shall be automatically reduced by the amount of such partial draw; and (c) you shall be entitled to transfer your interest in this Irrevocable Standby Letter of Credit from time to time and more than one time without our approval and without charge by competing and delivering to us our Form of Transfer attached hereto as Exhibit A. In the event of a transfer, we reserve the right to require reasonable evidence of such transfer as a condition to any draw hereunder. Any fees or charges that arise or accrue hereunder are for the account of Applicant and shall in no event be a condition to our honoring of your draw request.

Payment against presentations hereunder prior to 10:00 a.m. California time, on a business day shall be made by bank during normal business hours of the bank’s office on the next succeeding business day. Payment against presentations hereunder after 10:00 a.m. California time, on a business day shall be made by bank during normal business hours of the bank’s office on the second succeeding business day. For purposes hereof, business days shall mean calendar days other than weekends and legally recognized bank holidays.

All drafts must be marked “drawn under                      Standby Letter of Credit number                     .”

This Irrevocable Standby Letter of Credit is subject to the terms and conditions of the International Standby Practices (ISP 98).

We hereby engage with you to honor drafts and documents drawn under and in compliance with the terms of this Irrevocable Standby Letter of Credit.

This Irrevocable Standby Letter of Credit sets forth in full the terms of our undertaking which shall not in any way be modified, amended, amplified, or limited by reference to any document, instrument, or agreement, whether or not referred to herein.

All communications to us with respect to this Irrevocable Standby Letter of Credit must be addressed to our office located at                                          to the attention of                     .

Very truly yours,

[name]

[title}

EXHIBIT A TO LETTER OF CREDIT NO.

FORM OF TRANSFER

[Name and Address of Issuing Bank]

Ladies and Gentlemen:

We refer to your enclosed Irrevocable Letter of Credit No.      (the “Letter of Credit”) in the available amount of US $            .

We hereby assign all of our right, title and interest as beneficiary under the Letter of Credit to                      (“Transferee”), whose address is                     .

Upon your acknowledgment of this transfer of the Letter of Credit and receipt by us of your acknowledgment and the acknowledgment by the Transferee of this transfer notice, the Letter of Credit shall be deemed to have been transferred to the Transferee.

(Name of Beneficiary)

By:
Its:	Authorized Representative
Date:

Agreed and Accepted:
(Name of Issuer)

By:
Its:	Authorized Representative
Date:

Acknowledged:

(Name of Transferee)

By:
Its:	Authorized Representative
Date:

EXPANSION SPACE EFFECTIVE DATE MEMORANDUM

THIS EXPANSION SPACE EFFECTIVE DATE MEMORANDUM, made as of July 5, 2012, by and between SILICON VALLEY CA-I, LLC, a Delaware limited liability company (“Landlord”) and FIREEYE, INC., a Delaware corporation (“Tenant”).

R E C I T A L S:

A.	Landlord and Tenant are parties to that certain lease dated January 15, 2008 (the “Original Lease”), which Original Lease has been previously amended by that certain First Amendment dated April 28, 2010, that certain Second Amendment dated December 5, 2011, and that certain Third Amendment (the “Third Amendment”) dated February 21, 2012 (collectively, the “Lease”). Pursuant to the Lease, Landlord has leased to Tenant space currently containing approximately 61,998 rentable square feet comprised of (i) approximately 16,892 rentable square feet of the building located at 1390 McCarthy Boulevard, Milpitas, California (the “Original Premises”), and (ii) approximately 45,106 rentable square feet of the building located at 1440 McCarthy Boulevard, Milpitas, California (the “Expansion Space”). Pursuant to the Lease, Landlord has also leased to Tenant certain temporary space containing approximately 34,916 rentable square feet in the buildings located at 1371 and 1455 McCarthy Boulevard, Milpitas, California (collectively, the “Temporary Space”).

B.	Tenant is in possession of the Expansion Space and the Term of the Lease with respect to the Expansion Space has commenced.

C.	Landlord and Tenant desire to enter into this Memorandum confirming the Expansion Space Effective Date, the Second Extended Termination Date, the Temporary Space Extended Termination Date and other matters under the Amendment.

NOW, THEREFORE, Landlord and Tenant agree as follows:

1.	The actual Expansion Space Effective Date is June 16, 2012.

2.	The actual Second Extended Termination Date is October 31, 2017.

3.	The actual Temporary Space Extended Termination Date is June 29, 2012.

4.	The schedule of the Annual Rent and the Monthly Installment of Rent with respect to the Original Premises set forth in Section 3.2 of the Third Amendment is deleted in its entirety and the following is substituted therefor:

Period of Second Extended Term	Rentable Square Footage	Annual Rate Per Square Foot	Annual Rent	Monthly Installment of Rent
9/1/15 – 6/30/16	16,892	$9.84	$166,217.28	$13,851.44
7/1/16 – 6/30/17	16,892	$10.13	$171,115.96	$14,259.66
7/1/17 – 10/31/17	16,892	$10.43	$176,183.56	$14,681.96

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5.	The schedule of the Annual Rent and the Monthly Installment of Rent with respect to the Expansion Space during the New Term set forth in Section 3.3 of the Third Amendment is deleted in its entirety and the following is substituted therefor:

Months of New Term	Rentable Square Footage	Annual Rate Per Square Foot	Annual Rent	Monthly Installment of Rent
6/16/12 – 6/30/13	45,106	$9.00	$405,954.00	$33,829.50
7/1/13 – 6/30/14	45,106	$9.28	$418,583.68	$34,881.97
7/1/14 – 6/30/15	45,106	$9.55	$430,762.30	$35,896.86
7/1/15 – 6/30/16	45,106	$9.84	$443,843.04	$36,986.92
7/1/16 – 6/30/17	45,106	$10.13	$456,923.78	$38,076.98
7/1/17 – 10/31/17	45,106	$10.43	$470,455.58	$39,204.63

Notwithstanding anything in the Lease to the contrary, so long as Tenant is not in default under the Lease beyond any applicable notice and cure periods, Tenant shall be entitled to an abatement of Monthly Installment of Rent solely with respect to the Expansion Space in the amount of (a) $33,829.50 for the month of July, 2012; (b) $13,084.50 per month for the period commencing on August 1, 2012 and ending on June 30, 2013; (c) $34,881.97 for the month of July, 2013; and (d) $35,896.86 for the month of July, 2014. In addition to the foregoing, so long as Tenant is not in default under the Lease beyond applicable notice and cure periods, Tenant shall be entitled to an abatement of a portion of Tenant’s Proportionate Share of Expenses and Taxes solely with respect to the Expansion Space such that the Expansion Space shall be deemed to be 27,660 rentable square feet solely for purposes of calculating Tenant’s Proportionate Share of Expenses and Taxes for the Expansion Space (estimated to be $4,884.88 per month) for the period commencing on July 1, 2012 and ending on June 30, 2013.

6.	Capitalized terms not defined herein shall have the same meaning as set forth in the Lease.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year first above written.

LANDLORD:			TENANT:

SILICON VALLEY CA-I, LLC,			FIREEYE, INC.,
a Delaware limited liability company			a Delaware corporation

By:	SVCA JV LLC,		By:	/s/ Michael J. Sheridan

	a Delaware limited liability company		Name:	Michael J. Sheridan
	its Manager		Its:	CFO
			Date:	9/6/12

By:	RREEF America REIT III Corp. GG-QRS, a Maryland corporation
its Manager

	By:	/s/ James H. Ida

	Name:	James H. Ida
	Title:	Vice President

2

FOURTH AMENDMENT

THIS FOURTH AMENDMENT (the “Amendment”) is made and entered into as of February 7, 2013, by and between SILICON VALLEY CA-I, LLC, a Delaware limited liability company (“Landlord”), and FIREEYE, INC., a Delaware corporation (“Tenant”).

RECITALS

A.	Landlord and Tenant are parties to that certain lease dated January 15, 2008 (the “Original Lease”), which Original Lease has been previously amended by that certain First Amendment dated April 28, 2010 (the “First Amendment”), that certain Second Amendment dated December 5, 2011, and that certain Third Amendment (the “Third Amendment”) dated February 21, 2012 (collectively, the “Lease”). Pursuant to the Lease, Landlord has leased to Tenant space currently containing approximately 61,998 rentable square feet comprised of (i) approximately 16,892 rentable square feet of the building located at 1390 McCarthy Boulevard, Milpitas, California (the “1390 Building”) and approximately 45,106 rentable square feet of the building located at 1440 McCarthy Boulevard, Milpitas, California (the “1440 Building”) (collectively, the “Premises”). The Premises is part of the project commonly known as Tasman Technology Center (formerly known as Milpitas Business Park) (the “Project”).

B.	Tenant has requested that additional space containing approximately 29,657 rentable square feet described as Suite 2 (the “Temporary Space”) of the building located at 1455 McCarthy Boulevard, Milpitas, California (the “1455 Building”), as shown on Exhibit A hereto, be added to the Premises on a temporary basis, and that the Lease be appropriately amended. Landlord is willing to do all of the foregoing on the following terms and conditions.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.	Expansion and Effective Date.

1.1.	For the period commencing on the Temporary Space Effective Date (defined below) and ending on the Temporary Space Termination Date (as defined below), the Premises, as defined in the Lease, is temporarily increased from approximately 61,998 rentable square feet in the 1390 Building and the 1440 Building to approximately 91,655 rentable square feet in the 1390 Building, the 1440 Building and the 1455 Building by the addition of the Temporary Space, and during the Temporary Space Term (as defined below), the Premises and the Temporary Space, collectively, shall be deemed the Premises, as defined in the Lease and the 1390 Building, the 1440 Building and the 1455 Building collectively shall be deemed the Building, as defined in the Lease.

1.2.

The Term for the Temporary Space (the “Temporary Space Term”) shall commence on the earlier to occur of: (i) the later of (a) the thirtieth (30th) day following the full and final execution of this Amendment and (b) the date upon which the Lighting Work (as defined in the Work Letter attached as Exhibit B hereto) in the Temporary Space has been substantially completed absent any Tenant Delay(s) (defined below), and (ii) the date that Tenant commences using the Premises for the Use specified in the Original Lease (other than for storage as permitted under the Temporary Use License Agreement described below in Section 6) (the “Temporary Space Effective Date”) and shall end

1

on the last day of the sixth (6th) full calendar month following the Temporary Space Effective Date, unless sooner terminated pursuant to the terms of the Lease (the “Temporary Space Termination Date”). The Temporary Space is subject to all the terms and conditions of the Lease except as expressly modified herein and except that Tenant shall not be entitled to receive any allowances, abatement or other financial concession granted with respect to the Premises unless such concessions are expressly provided for herein with respect to the Temporary Space. Tenant anticipates that it will commence using the Temporary Space for the Use specified in the Original Lease on or about February 19, 2013. Notwithstanding the foregoing, if Landlord shall be delayed in substantially completing the Lighting Work in the Temporary Space as a result of the occurrence of a Tenant Delay (defined below), then, for purposes of determining the Temporary Space Effective Date, the date of substantial completion shall be deemed to be the day that said Lighting Work would have been substantially completed absent any such Tenant Delay(s). A “Tenant Delay” means any act or omission of Tenant or its agents, employees, vendors or contractors that actually delays substantial completion of the Lighting Work. The Lighting Work shall be deemed to be substantially completed on the date that Landlord reasonably determines that all Lighting Work has been performed (or would have been performed absent any Tenant Delays), other than any details of construction, mechanical adjustment or any other matter, the noncompletion of which does not materially interfere with Tenant’s use of the Temporary Space. Tenant shall, at Landlord’s request, execute and deliver a memorandum agreement (the “Temporary Space Effective Date Memorandum”) provided by Landlord in the form of Exhibit C attached hereto, setting forth the actual Temporary Space Effective Date and the Temporary Space Termination Date. Should Tenant fail to do so within thirty (30) days after Landlord’s request, the information set forth in such memorandum provided by Landlord shall be conclusively presumed to be agreed and correct.

1.3.

Pursuant to Section 7 below, Tenant shall have three (3) successive Temporary Space Renewal Options (defined below in Section 7) with respect to the Temporary Space only. In the event Tenant validly exercises all three (3) Temporary Space Renewal Options, then upon the expiration of the third (3rd) Temporary Space Renewal Term (defined below in Section 7), so long as Tenant is not in default under the Lease, the Temporary Space Term shall automatically renew for consecutive periods of thirty (30) days each until terminated by either party by written notice of termination delivered to the other party. Any such termination shall be effective as of the last day of the first (1st) full calendar month following the date written notice of termination is delivered to the other party by the terminating party. In no event, however, shall the Temporary Space Term extend beyond August 31, 2015. Notwithstanding the foregoing, so long as Tenant is not in default under the Lease beyond applicable notice and cure periods, in the event Tenant and Landlord enter into a new lease for space in the buildings located at 800 Tasman, 590/596 Alder, 570 Alder and/or 540 Alder in Milpitas, California (each, an “Expansion Building”) during the period when Tenant is occupying the Temporary Space on a month to month basis pursuant to this Section, Tenant may continue to occupy the Temporary Space under the terms and conditions of this Amendment until the commencement date of such new lease unless Tenant terminates the Temporary Space Term pursuant to this Section.

2.

Monthly Installment of Rent. In addition to Tenant’s obligation to pay Monthly Installment of Rent for the Premises, during the Temporary Space Term, Tenant shall pay Landlord the sum of $22,242,75 per month ($0.75 per rentable square foot of the Temporary Space per month) as the

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Monthly Installment of Rent for the Temporary Space, plus applicable state sales and use taxes, with each such installment payable on or before the first day of each month during the period beginning on the Temporary Space Effective Date and ending on the Temporary Space Termination Date, prorated for any partial month within the Temporary Space Term. All such Monthly Installments of Rent, plus applicable state sales and use taxes, shall be payable by Tenant in accordance with the terms of the Lease, as amended hereby. In the event Tenant exercises all three (3) Temporary Space Renewal Options, the Monthly Installment of Rent with respect to the Temporary Space during the applicable thirty (30) consecutive day renewal periods provided for in Section 1.3 above shall be $25,208.45 per month ($0.85 per rentable square foot of the Temporary Space per month) for the first twelve (12) months following the expiration of the third Temporary Space Renewal Term and shall thereafter increase annually by an amount equal to $0.05 per rentable square foot of the Temporary Space per month. The first full month’s Rent applicable to the Temporary Space shall be paid upon the execution of this Amendment.

3.	Additional Security Deposit. Upon Tenant’s execution hereof, Tenant shall pay Landlord the sum of $30,546.71 (the “Additional Security Deposit”) which is added to and becomes part of the Security Deposit, if any, held by Landlord as provided under Article 5 of the Original Lease as security for payment of Rent and the performance of the other terms and conditions of the Lease by Tenant. If Tenant is not in default on the Temporary Space Termination Date, Landlord shall return any unapplied balance of the Additional Security Deposit to Tenant within thirty (30) days after Tenant surrenders the Temporary Space to Landlord in accordance with the terms of the Lease, as amended hereby. In addition to any other deductions Landlord is entitled to make pursuant to the terms hereof, Landlord shall have the right to make a good faith estimate of any unreconciled Expenses and/or Taxes as of the Temporary Space Termination Date and to deduct any anticipated shortfall from the Additional Security Deposit. Such estimate shall be final and binding upon Tenant.

4.	Tenant’s Proportionate Share. For the period commencing with the Temporary Space Effective Date and ending on the Temporary Space Termination Date, as the same may be extended, Tenant shall pay Tenant’s Proportionate Share of Expenses and Taxes for the Temporary Space in the same manner that Tenant pays Tenant’s Proportionate Share of Expenses and Taxes for the Premises as provided in Article 4 of the Original Lease. During such period, Tenant’s Proportionate Share for the Temporary Space is 87.48% of the 1455 Building.

5.	Improvements to Temporary Space.

5.1.

Condition of Temporary Space. Landlord and Tenant have entered into a license agreement (the “Temporary Use License Agreement”) for the Temporary Space. The term for the Temporary Use License Agreement commenced on January 28, 2013 (the “Temporary Use License Agreement Commencement Date”) and Tenant is currently in possession of the Temporary Space for storage purposes pursuant to the Temporary Use License Agreement. Subject to the terms of this Section 5.1, Tenant accepts the Temporary Space “as is” without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements except as expressly set forth herein and in Exhibit B attached hereto. However, notwithstanding the foregoing, Landlord agrees that (i) the doors and (ii) the base Building electrical, heating, ventilation and air conditioning and plumbing systems located in or serving the Temporary Space shall be in or shall be brought into good working order, condition and repair as of the Temporary Space Effective Date (all of the foregoing referred to herein as the “Delivery Condition”). Except to the extent caused

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by the acts or omissions of Tenant or any Tenant Entities or by any alterations or improvements performed by or on behalf of Tenant, if such systems are not in the Delivery Condition as of the Temporary Space Effective Date, and Tenant provides Landlord with notice of the same within ninety (90) days following the Temporary Space Effective Date, Landlord shall repair or restore the same to satisfy the Delivery Condition at Landlord’s sole cost and expense and without contribution from Tenant within thirty (30) days following notice thereof from Tenant (or as soon as reasonably practicable thereafter if such work cannot be reasonably completed within such thirty (30) day period, provided that Landlord shall diligently prosecute the same to completion). Tenant shall vacate the Temporary Space on or prior to the Temporary Space Termination Date, as the same may be extended, and deliver up the Temporary Space to Landlord in as good condition as the Temporary Space was delivered to Tenant, ordinary wear and tear excepted. Tenant hereby agrees and acknowledges that Landlord has fulfilled its obligations with respect to Exhibit “B” of the Third Amendment.

5.2.	Responsibility for Improvements to Temporary Space. Except as expressly provided herein, any construction, alterations or improvements to the Temporary Space shall be performed by Tenant at its sole cost and expense using contractors selected by Tenant and approved by Landlord and shall be governed in all respects by the provisions of Article 6 of the Original Lease. Notwithstanding anything to the contrary contained in Article 6 of the Original Lease, as amended by Section 14.2 of the Third Amendment, the limitation on the cost of Cosmetic Alterations with respect to the Temporary Space shall be $25,000.00 in the aggregate during any six (6) month period of the Temporary Space Term, as the same may be extended.

6.	Early Access to Temporary Space. Subject to the terms of this Section 6 and provided that this Amendment has been fully executed by all parties and Tenant has delivered all prepaid rental, the Additional Security Deposit, and insurance certificates required hereunder, Landlord grants Tenant the right to enter the Temporary Space prior to the Temporary Space Effective Date, at Tenant’s sole risk, solely for the purpose of installing telecommunications and data cabling, equipment, furnishings and other personalty. Such possession prior to the Temporary Space Effective Date shall be subject to all of the terms and conditions of the Lease, except that Tenant shall not be required to pay Monthly Installment of Rent or Tenant’s Proportionate Share of Expenses and Taxes with respect to the period of time prior to the Temporary Space Effective Date during which Tenant occupies the Temporary Space solely for such purposes. However, Tenant shall be liable for any utilities or special services provided to Tenant during such period. Said early possession shall not advance the Temporary Space Termination Date. Landlord may withdraw such permission to enter the Temporary Space prior to the Temporary Space Effective Date at any time that Landlord reasonably determines that such entry by Tenant is hampering or otherwise preventing Landlord from proceeding with Landlord’s completion of the Lighting Work at the earliest possible date.

7.	Option to Renew Temporary Space Term. Provided the Lease, as amended hereby, is in full force and effect and Tenant is not in default under any of the other terms and conditions of the Lease beyond applicable notice and cure periods at the time of notification or commencement, Tenant shall have three (3) successive options to renew (each a “Temporary Space Renewal Option”) the Temporary Space Term for a term of six (6) months each (each, a “Temporary Space Renewal Term”), for the portion of the Temporary Space being leased by Tenant as of the date the applicable Temporary Space Renewal Term is to commence, on the same terms and conditions set forth in the Lease, as amended hereby, except as modified by the terms, covenants and conditions as set forth below:

7.1.	If Tenant elects to exercise a Temporary Space Renewal Option, then Tenant shall provide Landlord with written notice no earlier than the date which is ninety (90) days prior to the expiration of the then current Temporary Space Term but no later than the date which is thirty (30) days prior to the expiration of the then current Temporary Space Term. If Tenant fails to provide such notice, Tenant shall have no further or additional right to extend or renew the Temporary Space Term.

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7.2.	The Monthly Installment of Rent for the Temporary Space during the applicable Temporary Space Renewal Term shall be the following:

Applicable Temporary Space Renewal Term	Monthly Rate Per Square Foot
1st Temporary Space Renewal Term	$0.75
2nd and 3rd Temporary Space Renewal Term	$0.80

7.3.	The Temporary Space Renewal Options are not transferable; the parties hereto acknowledge and agree that they intend that the aforesaid options to renew the Temporary Space Term shall be “personal” to Tenant as set forth above or any Permitted Transferee pursuant to a Permitted Transfer, and that in no event will any other assignee or any sublessee have any rights to exercise the aforesaid options to renew.

7.4.	If Tenant fails to exercise the first Temporary Space Renewal Option, Tenant shall have no further right to extend the Temporary Space Renewal Term, or if Tenant exercises the first Temporary Space Renewal Option but fails to exercise the second Temporary Space Renewal Option, Tenant shall have no further right to extend the Temporary Space Renewal Term. In addition, if all three (3) Temporary Space Renewal Options are validly exercised or if Tenant fails to validly exercise the third Temporary Space Renewal Option, Tenant shall have no further right to extend the Temporary Space Term, other than on a month to month basis following the expiration of the third Temporary Space Renewal Option, as provided in Section 1.3 above.

8.	Holdover. If Tenant should holdover in the Temporary Space after expiration or earlier termination of the Temporary Space Term, any remedies available to Landlord as a consequence of such holdover contained in Article 14 of the Original Lease or otherwise shall be applicable, but only with respect to the Temporary Space and shall not be deemed applicable to the Premises unless and until Tenant holds over in the Premises after expiration or earlier termination of the Term.

9.	Roof Space for Dish/Antenna. During the Temporary Space Term (as may be extended), Tenant shall have the right to lease space on the roof of the 1455 Building for the purposes of installing, operating and maintaining a 24 inch high dish/antenna or other communication device approved by Landlord (the “Temporary Space Dish/Antenna”) in accordance with the provisions of Article 44 of the Original Lease. Upon the expiration or earlier termination of the Temporary Space Term, or if Tenant is in default under the terms of the Lease, as amended hereby, after the expiration of applicable notice and cure periods, the Temporary Space Dish/Antenna will be removed at Tenant’s sole cost and expense in accordance with Section 44.4 of the Original Lease.

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10.	Signage.

10.1.	Temporary Space Signage. During the Temporary Space Term (as the same may be extended) Tenant shall be entitled to install its own signage at the front door of the Temporary Space at a location acceptable to Landlord and in accordance with the Building’s Approved Signage, and otherwise in accordance with the terms of this Lease. Such signage will be designed and constructed at Tenant’s sole cost and expense. All such signage shall be in compliance with applicable Regulations, including those of the City of Milpitas, and shall be subject to Landlord’s approval and approval of any public authorities having jurisdiction. Tenant shall be responsible for any electrical energy used in connection with its signs, repairs and maintenance necessary to maintain the signs in their original condition. All of Tenant’s signage shall at all times remain the property of Tenant and Tenant must remove such signage at the expiration or earlier termination of the Temporary Space Term. Tenant shall repair any damage caused in the removal of its signage and restore the Temporary Space and/or the 1455 Building to its condition prior to the installation of such signage.

10.2.	Monument Sign. During the Temporary Space Term only, Tenant shall have the right to have its name listed on the monument sign for the 1455 Building (the “Temporary Space Monument Sign”) in accordance with the provisions of Article 43 of the Original Lease. Upon the expiration or earlier termination of the Temporary Space Term, or if Tenant is in default under the terms of the Lease, as amended hereby, after the expiration of applicable notice and cure periods, the Temporary Space Monument Sign will be removed at Tenant’s sole cost and expense in accordance with Section 43.3 of the Original Lease.

11.	Other Pertinent Provisions. Landlord and Tenant agree that, effective as of the date of this Amendment (unless different effective date(s) is/are specifically referenced in this Section), the Lease shall be amended in the following additional respects:

11.1.	Tenant’s Insurance.

11.1.1	Section 11.2 of the Original Lease is hereby deleted in its entirety and replaced with the following: “The aforesaid policies shall (i) be provided at Tenant’s expense; (ii) name the Landlord Entities as additional insureds (General Liability) and Landlord as loss payee (Property-Special Form) for alterations, additions, improvements, carpeting, floor covering and fixtures at the Premises; and (iii) be issued by an insurance company with a minimum Best’s rating of “A-VII” during the Term. Tenant shall provide Landlord with ten (10) business days’ prior written notice of cancellation or nonrenewal of any such insurance. A certificate of Liability insurance on ACORD Form 25 and a certificate of Property insurance on ACORD Form 28 shall be delivered to Landlord by Tenant concurrently with Tenant’s execution hereof and promptly upon each renewal of said insurance, but in no event later than ten (10) days following each renewal.”

11.1.2	Tenant’s insurance required under the Lease, as amended hereby, shall include the Temporary Space. Tenant shall provide Landlord with a certificate of insurance evidencing Tenant’s insurance upon delivery of this Amendment, executed by Tenant to Landlord, and thereafter as necessary to assure that Landlord always has current certificates evidencing Tenant’s insurance.

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11.2.	Parking. In addition to Tenant’s proportionate share of unreserved parking spaces with respect to the Premises, effective as of the Temporary Space Effective Date, Tenant shall be entitled to its proportionate share (which is 110 unreserved spaces as of the date hereof) of unreserved parking spaces for the parking area serving the 1455 Building. Tenant’s use of such additional parking spaces is subject to all of the terms and conditions of the Lease.

11.3.	Landlord’s Address for Rent Payment for Temporary Space. Notwithstanding anything to the contrary contained in the Lease, Landlord’s Address for Rent Payment with respect to the Temporary Space only shall be the following:

“Silicon Valley CA-I, LLC
08.M10001 – Milpitas-1455 McCarthy-JV
P.O. Box 9047
Addison, Texas 75001-9047”

11.4.	Landlord’s Address for Notices. Landlord’s Address set forth in the Reference Pages of the Original Lease, as amended by Section 6 of the First Amendment, is hereby deleted in its entirety and replaced by the following:

“Silicon Valley CA-I, LLC
c/o RREEF Real Estate
101 California Street, Suite 2600
San Francisco, California 94111
Attn: Asset Manager

With a copy to:

Silicon Valley CA-I, LLC
c/o CBRE
3303 Octavius Drive, Suite 102
Santa Clara, California 95054
Attn: Property Manager”

11.5.	Tenant’s Address for Notices. Tenant’s Address set forth in the References Pages of the Original Lease is hereby deleted in its entirety and replaced with the following:

“FireEye, Inc.
1440 McCarthy Boulevard
Milpitas, California 95035
Attention: Senior Director of Real Estate”

12.	Miscellaneous.

12.1.	This Amendment, including Exhibit A (Outline and Location of Temporary Space), Exhibit B (Lighting Work) and Exhibit C (Temporary Space Effective Date

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Memorandum) sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Under no circumstances shall Tenant be entitled to any rent abatement, improvement allowance, leasehold improvements, or other work to the Premises, or any similar economic incentives that may have been provided Tenant in connection with entering into the Lease, unless specifically set forth in this Amendment.

12.2.	Tenant shall reasonably comply with Landlord’s recycling policy for the Building, including, without limitation, Tenant shall sort and separate its trash into separate recycling containers as required by law or which may be furnished by Landlord and located in the Premises. Tenant shall comply with all laws regarding the collection, sorting, separation, and recycling of garbage, waste products, trash and other refuse at the Building. Landlord reserves the right to refuse to collect or accept from Tenant any trash that is not separated and sorted as required by law or pursuant to Landlord’s recycling policy, and to require Tenant to arrange for such collection at Tenant’s cost, utilizing a contractor reasonably satisfactory to Landlord.

12.3.	Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect. In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control. The capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment.

12.4.	Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed and delivered the same to Tenant.

12.5.	Tenant hereby represents to Landlord that Tenant has dealt with no broker in connection with this Amendment other than Cornish & Carey Commercial/NKF. Tenant agrees to indemnify and hold Landlord and the Landlord Entities harmless from ail claims of any brokers claiming to have represented Tenant in connection with this Amendment.

12.6.	Each signatory of this Amendment represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting. Tenant hereby represents and warrants that neither Tenant, nor any persons or entities holding any legal or beneficial interest whatsoever in Tenant, are (i) the target of any sanctions program that is established by Executive Order of the President or published by the Office of Foreign Assets Control, U.S. Department of the Treasury (“OFAC”); (ii) designated by the President or OFAC pursuant to the Trading with the Enemy Act, 50 U.S.C. App. § 5, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06, the Patriot Act, Public Law 107-56, Executive Order 13224 (September 23, 2001) or any Executive Order of the President issued pursuant to such statutes; or (iii) named on the following list that is published by OFAC: “List of Specially Designated Nationals and Blocked Persons.” If the foregoing representation is untrue at any time during the Term of the Lease, an Event of Default under the Lease will be deemed to have occurred, without the necessity of notice to Tenant.

12.7.	Limitation of Landlord’s Liability. Redress for any claim against Landlord under the Lease and this Amendment shall be limited to and enforceable only against and to the

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extent of Landlord’s interest in the 1455 Building. The obligations of Landlord under the Lease are not intended to and shall not be personally binding on, nor shall any resort be had to the private properties of, any of its trustees or board of directors and officers, as the case may be, its investment manager, the general partners thereof, or any beneficiaries, stockholders, employees, or agents of Landlord or the investment manager, and in no case shall Landlord be liable to Tenant hereunder for any lost profits, damage to business, or any form of special, indirect or consequential damage.

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written.

LANDLORD:

SILICON VALLEY CA-I, LLC, a Delaware limited liability company

By:	SVCA JV LLC, a Delaware limited liability company its Manager

By:	RREEF America REIT III Corp. GG-QRS, a Maryland corporation its Manager

	By:	/s/ James H. Ida

	Name:	James H. Ida
	Title:	Vice President

TENANT:

FIREEYE, INC., a Delaware corporation

By:	/s/ Frank Verdecanna

Name:	Frank Verdecanna
Title:	VP Finance
FEB 08 2013

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EXHIBIT A

attached to and made a part of the Amendment dated as of February 7, 2013, between SILICON VALLEY CA-I, LLC, a Delaware limited liability company, as Landlord and FIREEYE, INC., a Delaware corporation, as Tenant

OUTLINE AND LOCATION OF TEMPORARY SPACE

A-1

EXHIBIT B

attached to and made a part of the Amendment dated as of February 7, 2013, between SILICON VALLEY CA-I, LLC, a Delaware limited liability company, as Landlord and FIREEYE, INC., a Delaware corporation, as Tenant

LIGHTING WORK

1.	Landlord, at its sole cost and expense (subject to the terms and provisions of Section 2 below) shall perform improvements to the Temporary Space in accordance with the following work list (the “Work List”) using Building standard methods, materials and finishes. The improvements to be performed in accordance with the Work List are hereinafter referred to as the “Lighting Work”. Landlord shall enter into a direct contract for the Lighting Work with a general contractor selected by Landlord. In addition, Landlord shall have the right to select and/or approve of any subcontractors used in connection with the Lighting Work. Notwithstanding anything to the contrary contained in the Amendment, Landlord shall provide Tenant with notice (which notice may be oral or written) of Landlord’s intent to commence the Lighting Work in the Temporary Space, and not later than three (3) days following the date of such notice by Landlord, Tenant shall remove, at Tenant’s sole cost and expense all Tenant’s personal property, furniture, fixtures and equipment (collectively, the “Tenant’s Property”) located within the Temporary Space from the floors and walls of the Temporary Space in a manner reasonably satisfactory to Landlord in order to enable Landlord to perform the Lighting Work. Tenant shall move such Tenant’s Property back into the Premises at Tenant’s sole cost and expense only at such time that Landlord has notified Tenant that the Lighting Work (or the portion thereof affected by the placement of Tenant’s Property) has been completed. Tenant hereby acknowledges and agrees that Landlord shall have no obligation to move any of Tenant’s Property and shall not commence any of the Lighting Work until such Tenant’s Property is removed by Tenant in accordance with this Section 1.

WORK LIST DESCRIBING THE LIGHTING WORK

A.	Lamps and ballast to be in good working order and in building standard color.

B.	Broker switch to be removed and existing office switching to be operable.

2.	All other work and upgrades, subject to Landlord’s approval, shall be at Tenant’s sole cost and expense, plus any applicable state sales or use tax thereon, payable upon demand as additional rent. Tenant shall be responsible for any Tenant Delay in completion of the Lighting Work resulting from any such other work and upgrades requested or performed by Tenant or any failure by Tenant to remove Tenant’s Property from the Temporary Space in accordance with Section 1 above

3.	Landlord’s supervision or performance of any work for or on behalf of Tenant shall not be deemed to be a representation by Landlord that such work complies with applicable insurance requirements, building codes, ordinances, laws or regulations or that the improvements constructed will be adequate for Tenant’s use.

4.	Tenant acknowledges that the Lighting Work may be performed by Landlord in the Temporary Space during normal business hours for the Building. Landlord and Tenant agree to cooperate with each other in order to enable the Lighting Work to be performed in a timely manner. Notwithstanding anything herein to the contrary, any delay in the completion of the Lighting Work or inconvenience suffered by Tenant during the performance of the Lighting Work shall not delay the Temporary Space Effective Date nor shall it subject Landlord to any liability for any loss or damage resulting therefrom or entitle Tenant to any credit, abatement or adjustment of rent or other sums payable under the Lease.

B-1

5.	This Exhibit B shall not be deemed applicable to any additional space added to the Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the original Premises or any additions to the Premises in the event of a renewal or extension of the original Term of the Lease, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement to the Lease.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

B-2

EXHIBIT C

attached to and made a part of the Amendment dated as of February 7, 2013, between SILICON VALLEY CA-I, LLC, a Delaware limited liability company, as Landlord and FIREEYE, INC., a Delaware corporation, as Tenant

TEMPORARY SPACE EFFECTIVE DATE MEMORANDUM

THIS TEMPORARY SPACE EFFECTIVE DATE MEMORANDUM, made as of             , 2013, by and between SILICON VALLEY CA-I, LLC, a Delaware limited liability company (“Landlord”) and FIREEYE, INC., a Delaware corporation (“Tenant”).

Recitals:

A.	Landlord and Tenant are parties to that certain lease dated January 15, 2008 (the “Original Lease”), which Original Lease has been previously amended by that certain First Amendment dated April 28, 2010, that certain Second Amendment dated December 5, 2011, and that certain Third Amendment dated February 21, 2012 and that certain Fourth Amendment dated February 7, 2013 (the “Amendment”) (collectively, the “Lease”). Pursuant to the Lease, Landlord has leased to Tenant space currently containing approximately 91,655 rentable square feet comprised of (i) approximately 16,892 rentable square feet of the building located at 1390 McCarthy Boulevard, Milpitas, California, approximately 45,106 rentable square feet of the building located at 1440 McCarthy Boulevard, Milpitas, California and approximately 29,657 rentable square feet described as Suite 2 (the “Temporary Space”) of the building located at 1455 McCarthy Boulevard, Milpitas, California (collectively, the “Premises”).

B.	Tenant is in possession of the Temporary Space and the Temporary Space Term has commenced.

C.	Landlord and Tenant desire to enter into this Memorandum confirming the Temporary Space Effective Date, the Temporary Space Termination Date (as may be extended pursuant to Section 1 of the Amendment) and other matters under the Amendment.

NOW, THEREFORE, Landlord and Tenant agree as follows:

1.	The actual Temporary Space Effective Date is .

2.	The actual Temporary Space Termination Date is .

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

C-1

Capitalized terms not defined herein shall have the same meaning as set forth in the Lease.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year first above written.

LANDLORD: SILICON VALLEY CA-I, LLC, a Delaware limited liability company	TENANT: FIREEYE, INC., a Delaware corporation

By:	By:

Name:	Name:
Its:	Its:
Date:	Date:

C-2

FIFTH AMENDMENT

THIS FIFTH AMENDMENT (the “Amendment”) is made and entered into as of July 25, 2013, by and between SILICON VALLEY CA-I, LLC, a Delaware limited liability company (“Landlord”), and FIREEYE, INC., a Delaware corporation (“Tenant”).

RECITALS

A.	Landlord and Tenant are parties to that certain lease dated January 15, 2008 (the “Original Lease”), which Original Lease has been previously amended by that certain First Amendment dated April 28, 2010, that certain Second Amendment dated December 5, 2011, that certain Third Amendment (the “Third Amendment”) dated February 21, 2012, that certain Expansion Space Effective Date Memorandum dated July 5, 2012 and that certain Fourth Amendment (the “Fourth Amendment”) dated February 7, 2013 (collectively, the “Lease”). Pursuant to the Lease, Landlord has leased to Tenant space currently containing approximately 91,655 rentable square feet comprised of (i) approximately 16,892 rentable square feet (the “1390 Premises”) of the building located at 1390 McCarthy Boulevard, Milpitas, California (the “1390 Building”) and approximately 45,106 rentable square feet (the (“1440 Premises”) of the building located at 1440 McCarthy Boulevard, Milpitas, California (the “1440 Building”) (the 1390 Premises and the 1440 Premises are collectively referred to herein as the “Original Premises”) and (ii) approximately 29,657 rentable square feet described as Suite 2 of the building located at 1455 McCarthy Drive (the “Temporary Space”). The Original Premises and Temporary Space are part of the project commonly known as Tasman Technology Center (formerly known as Milpitas Business Park) (the “Project”).

B.	Tenant has requested that additional space containing approximately 51,600 rentable square feet (the “Second Expansion Space”) of the building described as 800 Tasman Drive (the “800 Building”) shown on Exhibit A hereto be added to the Original Premises and that the Lease be appropriately amended and Landlord is willing to do the same on the following terms and conditions.

C.	The Term of the lease with respect to the Temporary Space (the “Temporary Space Term”) shall expire on August 31, 2013 (the “Prior Temporary Space Termination Date”) and the Term of the lease with respect to the Original Premises shall expire on October 31, 2017 (the “Prior Termination Date”). The parties desire to extend the Term of the Lease with respect to the Temporary Space and the Second Expansion Space only, all on the following terms and conditions.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.	Expansion.

1.1

Second Expansion Effective Date. Effective as of the Second Expansion Effective Date (defined below), the Premises (exclusive of the Temporary Space), as defined in the Lease, is increased from approximately 61,998 rentable square feet of the 1390 Building and the 1440 Building to approximately 113,598 rentable square feet of the 1390 Building, 1440 Building, and 800 Building by the addition of the Second Expansion Space, and from and after the Second Expansion Effective Date, the Original Premises, Second Expansion Space and Temporary Space, collectively, shall be deemed the “Premises”, as defined in the Lease and referred to in this Amendment, and the “Building”, as defined in the Lease and as

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referred to in this Amendment, shall be deemed to include the 800 Building. Subject to a Landlord Caused Delay (defined below), the “Second Expansion Effective Date” shall mean the date that is the earlier to occur of (i) January 1, 2014 and (ii) the date Tenant occupies all or any portion of the Second Expansion Space for business purposes. The Term for the Second Expansion Space shall commence on the Second Expansion Effective Date and end on the Third Extended Termination Date (defined below). The Second Expansion Space is subject to all the terms and conditions of the Lease except as expressly modified herein and except that Tenant shall not be entitled to receive any allowances, abatements or other financial concessions granted with respect to the Original Premises unless such concessions are expressly provided for herein with respect to the Second Expansion Space.

1.2	Landlord Caused Delay. The Second Expansion Effective Date shall occur as provided in Section 1.1 above, provided that the Second Expansion Effective Date shall be delayed by the number of days of delay to Substantially Complete (as that term is defined below in this Section 1.2) the Tenant Alterations (defined in Exhibit B attached hereto) in the Second Expansion Space which is caused solely by a Landlord Caused Delay. As used in this Section 1.2, “Landlord Caused Delay” shall mean only an actual delay resulting from (i) Landlord’s failure to approve or disapprove the Construction Drawings pursuant to Section 3 of Exhibit B within five (5) business days following Landlord’s receipt thereof, and (ii) a material interference by Landlord, its agents or contractors with the construction of the Tenant Alterations, which interference hinders the scheduled construction of the Tenant Alterations in the Second Expansion Space during normal construction hours for the 800 Building. The parties hereto specifically acknowledge and agree that any delay in the completion of the Tenant Alterations caused by Landlord’s notification to Tenant or its contractor of any violation of applicable laws, codes and ordinances by Tenant, breach of the Project’s rules and regulations by Tenant or failure to construct the Tenant Alterations in accordance with the approved Plans shall not constitute a Landlord Caused Delay. “Substantial Completion” or “Substantially Complete” shall be the date that the construction of the Tenant Alterations are sufficiently complete so that Tenant can legally occupy and utilize the Second Expansion Space for the permitted use under the Lease, subject only to minor “punchlist” items, the completion of which will not materially affect Tenant’s use and occupancy of the Second Expansion Space.

1.3

Determination of Landlord Caused Delay. No notice or cure period shall be applicable to Landlord’s failure to approve or disapprove any Tenant’s Plans within five (5) business days following Landlord’s receipt thereof pursuant to Section 1.2(i) above (i.e., in the event of a Landlord Caused Delay pursuant to Section 1.2(i), the number of days of Landlord Caused Delay in such case shall be the number of days after the fifth (5th) business day described therein that Landlord fails to approve or disapprove any Tenant’s Plans). If Tenant contends that an event of interference by Landlord that may constitute a Landlord Caused Delay under clause (ii) of Section 1.2 has occurred, Tenant shall notify Landlord in writing within five (5) business days of each of (a) the date upon which such event of interference becomes known to Tenant, and (b) the date upon which such event of interference ends (the “Delay Termination Date”). Tenant’s failure to deliver either or both of such notices to Landlord within the required time period shall be deemed to be a waiver by Tenant of the contended Landlord Caused Delay to which such notices would have related. If such actions, inaction or circumstances described in the notice set forth in clause (i), above (the “Delay Notice”) are not cured by Landlord within two (2) business days of receipt of the Delay Notice and if such actions, inaction or

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circumstances otherwise qualify as a Landlord Caused Delay, then a Landlord Caused Delay shall be deemed to have occurred commencing as of the date of Landlord’s receipt of the Delay Notice and ending as of the Delay Termination Date.

2.	Extension. The Term of the Lease with respect to the Second Expansion Space is hereby extended for a period of three (3) months and shall expire on January 31, 2018 (“Third Extended Termination Date”), and the Temporary Space Term is hereby extended for six (6) months and shall expire on February 28, 2014 (the “Extended Temporary Space Termination Date”), unless sooner terminated in accordance with the terms of the Lease. That portion of the Term with respect to the Second Expansion Space commencing on the day immediately following the Prior Termination Date (“Third Extension Date”) and ending on the Third Extended Termination Date shall be referred to herein as the “Third Extended Term”, and that portion of the Temporary Space Term commencing on the day immediately following the Prior Temporary Space Termination Date (the “Temporary Space Extension Date”) and ending on the Extended Temporary Space Termination Date shall be referred to herein as the “Temporary Space Extended Term”.

3.	Tenant’s Proportionate Share. For the period commencing with the Second Expansion Effective Date and ending on the Prior Termination Date, Tenant’s Proportionate Share for the Second Expansion Space is 100% of the 800 Building and Tenant’s Proportionate Share for the Second Expansion Space and the Original Premises is, collectively, 18.65% of the Project (which is the product of 608,968 rentable square feet divided by 113,598 rentable square feet). For the period commencing on the Third Extension Date and ending on the Third Extended Termination Date, Tenant’s Proportionate Share for the Second Expansion Space is 100% of the 800 Building and Tenant’s Proportionate Share for the Second Expansion Space is 8.47% of the Project. For the period commencing with the Temporary Space Extension Date and ending on the Temporary Space Extended Termination Date, as the same may be extended, Tenant shall pay Tenant’s Proportionate Share of Expenses and Taxes for the Temporary Space in accordance with the terms of the Lease.

4.	Annual Rent and Monthly Installment of Rent.

4.1	Schedule for the Second Expansion Space. As of the Second Expansion Effective Date, and in addition to Tenant’s obligation to pay Annual Rent and Monthly Installment of Rent for the Original Premises and the Temporary Space, the schedule of Monthly Installment of Rent and Annual Rent payable with respect to the Second Expansion Space for the balance of the Second Extended Term and the Third Extended Term is the following:

Months of Term or Period	Monthly Rent Per Square Foot	Annual Rent	Monthly Installment of Rent
1/1/14 - 12/31/14	$1.30	$804,960.00	$67,080.00
1/1/15 - 12/31/15	$1.35	$835,920.00	$69,660.00
1/1/16 - 12/31/16	$1.40	$866,880.00	$72,240.00
1/1/17 - 12/31/17	$1.45	$897,840.00	$74,820.00
1/1/18 - 1/31/18	$1.50	n/a	$77,400.00

All such Monthly Installment of Rent and Annual Rent shall be payable by Tenant in accordance with the terms of the Lease, as amended hereby; provided that concurrent with Tenant’s execution and delivery of this Amendment, Tenant shall pay the sum of $78,122.40, representing (a) the Monthly Installment of Rent payable for the Second

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Expansion Space for the second (2nd) full calendar month following the Second Expansion Effective Date in an amount equal to $67,080.00, and (b) the estimated Tenant’s Proportionate Share of Expenses and Taxes payable for the Second Expansion Space for the first (1st) full calendar month following the Second Expansion Effective Date in an amount equal to $ 11,042.40.

Landlord and Tenant acknowledge that the foregoing schedule is based on the assumption that the Second Expansion Effective Date is January 1, 2014. If the Second Expansion Effective Date is other than January 1, 2014, the schedule set forth above with respect to the payment of any installment(s) of Annual Rent and Monthly Installment of Rent for the Second Expansion Space shall be appropriately adjusted on a per diem basis to reflect the actual Second Expansion Effective Date, and the actual Second Expansion Effective Date shall be set forth in a confirmation letter to be prepared by Landlord. However, the effective date of any increases or decreases in the Annual Rent and Monthly Installment of Rent rate shall not be postponed as a result of an adjustment of the Second Expansion Effective Date as provided above.

4.2	Abated Monthly Installment of Rent. Notwithstanding anything in the Lease, as amended hereby, to the contrary, so long as Tenant is not in default under the Lease, Tenant shall be entitled to an abatement of Monthly Installment of Rent solely with respect to the Second Expansion Space in the amount of $67,080.00 for the first full calendar month following the Second Expansion Effective Date (the “Abatement Period”). The maximum total amount of Monthly Installment of Rent abated with respect to the Second Expansion Space in accordance with the foregoing shall equal $67,080.00 (the “Abated Monthly Installment of Rent”). If Tenant defaults under the Lease, as amended hereby, during the Abatement Period and fails to cure such default within any applicable cure period under the Lease, then Tenant shall no longer be entitled to receive Abated Monthly Installment of Rent, Tenant shall be required to pay the full amount of Monthly Installment of Rent for the remainder of the Term, as amended hereby, and the Abated Monthly Installment of Rent for the period of time preceding Tenant’s default shall immediately become due and payable, Only Monthly Installment of Rent for the Second Expansion Space shall be abated pursuant to this Section, as more particularly described herein, and Monthly Installment of Rent with respect to the Original Premises and the Temporary Space and Tenant’s Proportionate Share of Expenses and Taxes with respect to the Second Expansion Space, Original Premises and Temporary Space and all other rent and other costs and charges specified in the Lease, as amended hereby, shall remain as due and payable pursuant to the provisions of the Lease, as amended hereby.

4.3	Schedule for the Temporary Space during the Extended Temporary Space Term. As of the Temporary Space Extension Date, and in addition to Tenant’s obligation to pay Annual Rent and Monthly Installment of Rent for the Original Premises and the Second Expansion Space, the schedule of Monthly Installment of Rent payable with respect to the Temporary Space during the Temporary Space Extended Term is the following:

Period	Monthly Rent Per Square Foot	Monthly Installment of Rent
9/1/13 - 2/28/14	$0.75	$22,242.75

All such Monthly Installment of Rent shall be payable by Tenant in accordance with the terms of the Lease

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5.	Additional Security Deposit. Upon Tenant’s execution hereof, Tenant shall pay Landlord the sum of $88,440.00 (the “Additional Security Deposit”) which is added to and becomes part of the Security Deposit held by Landlord as provided under Article 5 of the Original Lease as security for payment of rent and the performance of the other terms and conditions of the Lease by Tenant. Accordingly, simultaneous with the execution hereof, the Security Deposit is increased from $391,552.57 to $479,992.57.

6.	Additional Rent. For the period commencing with the Second Expansion Effective Date and ending on the Third Extended Termination Date, Tenant shall pay all additional rent payable under the Lease, including Tenant’s Proportionate Share of Expenses and Taxes applicable to the Second Expansion Space, in accordance with the terms of the Lease.

7.	Improvements to Second Expansion Space.

7.1	Condition of Second Expansion Space. Tenant has inspected the Second Expansion Space and agrees to accept the same “as is” without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements, except as may be expressly provided otherwise in this Amendment. Pursuant to California Civil Code Section 1938, Landlord hereby notifies Tenant that as of the date of this Amendment, the Premises has not undergone inspection by a “Certified Access Specialist” to determine whether the Premises meet all applicable construction-related accessibility standards under California Civil Code Section 55.53.

7.2	Responsibility for Improvements to Second Expansion Space. Tenant shall perform the Tenant Alterations to the 800 Building and Second Expansion Space as described in Exhibit B attached hereto, and Tenant shall be entitled to an improvement allowance in connection with such work as more fully described in Exhibit B. Except as provided herein, Tenant shall have no obligation to remove any portion of the Tenant Alterations depicted on the Space Plan attached as Schedule 3 to Exhibit B. Notwithstanding the foregoing, upon the expiration or earlier termination of the Lease with respect to the Second Expansion Space, Tenant shall, at Tenant’s sole cost and expense, (i) remove all data/telecommunications cabling and wiring installed by or on behalf of Tenant in the Second Expansion Space, whether inside walls, under any raised floor or above any ceiling, (ii) restore the vaulted ceilings (described in Schedule 2 of Exhibit B) in the cafe area of the Second Expansion Space, and (iii) remove any supplemental heating and air conditioning units, server equipment and related structures installed by Tenant in five (5) of the newly created parking spaces in the area adjacent to the dock wells of the 800 Building and depicted on Exhibit E attached hereto and restore the parking spaces to their condition existing prior to the installation of such units and structures. Tenant shall not be required to remove or modify any walls installed as part of the Tenant Alterations unless such walls are installed above the existing grid system and such installation requires a realignment in order to facilitate simplified tie-ins with the surrounding grid systems; provided, however, that Tenant shall not be required to remove and restore any portion of the full-height walls depicted on Exhibit D attached hereto.

8.

Early Access to Second Expansion Space. Subject to the terms of this Section 8, Landlord grants Tenant the right to enter the Second Expansion Space one (1) business day following the date this Amendment and the Early Possession Agreement (as defined below) have been fully executed by all parties and Tenant has delivered the Additional Security Deposit, prepaid rent and insurance certificates required hereunder, at Tenant’s sole risk, solely for the purpose of installing

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telecommunications and data cabling, equipment, furnishings and other personality and to perform the Tenant Alterations and otherwise making the Second Expansion Space ready for Tenant’s occupancy for the conduct of Tenant’s business operations therein. Such possession prior to the Second Expansion Effective Date shall be subject to all of the terms and conditions of the Lease, as amended hereby, except that Tenant shall not be required to pay Monthly Installment of Rent or Tenant’s Proportionate Share of Expenses and Taxes for the Second Expansion Space with respect to the period of time prior to the Second Expansion Effective Date during which Tenant is in such possession of the Second Expansion Space solely for such purposes. However, Tenant shall be liable for any utilities or special services provided to Tenant during such period. Said early possession shall not advance the Third Extended Termination Date. As a condition to any early entry by Tenant pursuant to this Section 8, Tenant shall execute and deliver to Landlord an early possession agreement (the “Early Possession Agreement”) in the form attached hereto as Exhibit C, provided by Landlord, setting forth the actual date for early possession.

9.	Other Pertinent Provisions. Landlord and Tenant agree that, effective as of the date of this Amendment (unless different effective date(s) is/are specifically referenced in this Section), the Lease shall be amended in the following additional respects:

9.1	Landlord’s Address for Rent Payment for Second Expansion Space. Notwithstanding anything to the contrary contained in the Lease, Landlord’s Address for Rent Payment with respect to the Second Expansion Space only shall be the following:

“Silicon Valley CA-I, LLC

08.M10007 – Milpitas-800 Tasman-JV

P.O. Box 9047

Addison, Texas 75001-9047”

9.2	Parking. In addition to Tenant’s proportionate share of unreserved parking spaces with respect to the Original Premises and the Temporary Space, effective as of the Second Expansion Effective Date, Tenant shall be entitled to its proportionate share with respect to the Second Expansion Space (which is 191 unreserved spaces as of the date hereof) of unreserved parking spaces for the parking area serving the 800 Building. Tenant’s use of such additional parking spaces is subject to all of the terms and conditions of the Lease, as amended hereby. Tenant acknowledges that Tenant’s construction of the Patio Area (defined below in Section 9.11) as part of the Tenant Alterations shall be located in the parking facility for the Building and that eleven (11) parking spaces utilized for the Patio Area will be deducted from the total parking spaces allocated to Tenant pursuant to the Lease, as amended hereby. Tenant acknowledges and agrees that as part of the Tenant Alterations, Tenant shall create a minimum of eleven (11) new comparable parking spaces in the area depicted on the space plan attached hereto as Exhibit E, to Landlord’s reasonable satisfaction.

9.3	Tenant’s Insurance. Tenant’s insurance required under the Lease, as amended hereby, shall include the Second Expansion Space. Tenant shall provide Landlord with a certificate of insurance evidencing Tenant’s insurance upon delivery of this Amendment, executed by Tenant to Landlord, and thereafter as necessary to assure that Landlord always has current certificates evidencing Tenant’s insurance.

9.4

Utilities. If applicable, to the extent any utility is not separately metered to the Second Expansion Space, Landlord may install and shall have access to the Second Expansion Space to monitor a separate meter (or submeter) to determine the actual use of any utility in the Premises or any shared common area and may make available and share actual

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whole-project energy and water usage data as necessary to maintain the Building’s “green building” certification, if any. If there is no meter or submeter in the Second Expansion Space or if Tenant pays any electricity costs with respect to the Premises directly to the utility company, then, upon request, Tenant shall provide monthly utility usage to Landlord in electronic or paper format or provide permission for Landlord to request information regarding Tenant’s utility usage directly from the utility company.

9.5	Roof Space for Dish/Antenna. During the Term of the Lease with respect to the Second Expansion Space (as may be extended), Tenant shall have the right to utilize space on the roof of the 800 Building for the purposes of installing, operating and maintaining a 24 inch high dish/antenna or other communication device approved by Landlord (the “Second Expansion Space Dish/Antenna”) in accordance with the provisions of Article 44 of the Original Lease, as amended by Section 9 of the Fourth Amendment. Upon the expiration or earlier termination of the Term with respect to the Second Expansion Space, or if Tenant is in default under the terms of the Lease, as amended hereby, after the expiration of applicable notice and cure periods, the Second Expansion Space Dish/Antenna will be removed at Tenant’s sole cost and expense in accordance with Section 44.4 of the Original Lease.

9.6	Tenant’s Security System. During the Term, as may be extended, Tenant shall have the right to install and maintain a security and card access system in the Second Expansion Space and at the entrances of the Second Expansion Space (the “Tenant’s Security System”) in accordance with the provisions of Section 13 of the Third Amendment. Upon the expiration or earlier termination of the Term, the Tenant’s Security System shall be removed at Tenant’s sole cost and expense in accordance with Section 13 of the Third Amendment.

9.7	Option to Renew. With respect to the following provisions of this Section 9.7, each deletion and replacement of the provisions of Section 9 of the Third Amendment provided for therein shall be effective as of the date of this Amendment, terms that are used in such replacement provision that are defined in this Amendment shall be the meanings provided for herein, and the phrase “as amended hereby” shall mean the Original Lease as amended by all of the amendments thereto, including this Amendment.

9.7.1	The second (2nd) sentence of the first paragraph of Section 9 of the Third Amendment is hereby deleted in its entirety and replaced with the following:

“Provided the Lease, as amended hereby, is in full force and effect and Tenant is not in default under any of the other terms and conditions of the Lease, as amended hereby, beyond applicable notice and cure periods, at the time of notification or commencement, Tenant shall have one (1) option to renew (the “Renewal Option”) the Term of the Lease for a term of five (5) years (the “Renewal Term”), for the entire Original Premises and/or the entire Expansion Space and/or the entire Second Expansion Space, and/or the entirety of any Offer Space then leased by Tenant, if any, or any combination of the foregoing, provided that such portion(s) of the Premises are then being leased by Tenant as of the date the Renewal Term is to commence, on the same terms and conditions set forth in the Lease, except as modified by the terms, covenants and conditions as set forth below: (for the avoidance of doubt, pursuant to the foregoing (i) a renewal of the Term of the Lease that is applicable to the Original Premises and/or the Expansion Space and/or any

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such Offer Space shall be for a period from November 1, 2017 to October 21, 2022, and (ii) a renewal of the Term of the Lease that is applicable to the Second Expansion Space shall be for the period from February 1, 2018 to January 31, 2023):”

9.7.2	The first (1st) and second (2nd) sentence of Section 9.1 of the Third Amendment is hereby deleted in its entirety and replaced with the following:

“If Tenant elects to exercise the Renewal Option, Tenant shall provide Landlord with written notice (“Tenant Renewal Notice”) of such exercise no earlier than November 1, 2016 but no later than April 30, 2017. Tenant’s Renewal Notice shall expressly state whether Tenant is exercising the Renewal Option as to the entire Original Premises, the entire Expansion Space, the entire Second Expansion Space, any Offer Space then leased by Tenant, if any, or any combination of the foregoing; provided, however, if Tenant fails to state in Tenant’s Renewal Notice the portion of the Premises as to which Tenant is exercising the Renewal Option, Tenant shall be deemed to have exercised its Renewal Option for the Original Premises, the Expansion Space and the Second Expansion Space and any such Offer Space then leased by Tenant, if any.”

9.7.3	The first (1st) sentence of Section 9.2 of the Third Amendment is hereby deleted in its entirety and replaced with the following:

“The Annual Rent and Monthly Installment of Rent in effect at the expiration of the then current Term of the Lease (as the expiration of the Term of the Lease is applicable to each portion of the Premises being renewed) shall be adjusted to reflect the Prevailing Market (defined below) rate for each such portion of the Premises upon the commencement of the Renewal Term, as applicable.”

9.8	Right of First Offer. Section 10 of the Third Amendment is hereby deleted in its entirety and is of no further force or effect.

9.8.1

Provided Tenant is not then in default under the terms, covenants and conditions of the Lease, as amended hereby, beyond applicable notice and cure periods, Tenant shall have an on-going right of first offer (the “Offer Right”) to lease any Available (defined below) space in the following buildings: (i) 596 Alder, Milpitas, California and commonly known as Building 12, (ii) 620 Alder, Milpitas, California and commonly known as Building 11, (iii) 888 Tasman, Milpitas, California and commonly known as Building 7, and (iv) 750 Tasman, Milpitas, California and commonly known as Building 9 (with each such building referred to herein as a “Potential Offer Building” and with each such space referred to herein as a “Potential Offer Space”), at the then-current Prevailing Market (hereinafter defined) rate for such Potential Offer Space. Tenant’s Offer Right shall be exercised as follows: at any time after Landlord has determined that the Potential Offer Space in a Potential Offer Building has become Available, Landlord shall advise Tenant (the “Advice”) of the terms under which Landlord is prepared to lease such Potential Offer Space (the “Offer Space”) to Tenant, which terms shall reflect the Prevailing Market rate for such Offer Space as

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reasonably determined by Landlord. For purposes hereof, an Offer Space shall be deemed to become “Available” as follows: (a) if the Offer Space is not under lease to a third party as of the date of mutual execution and delivery of this Amendment, the Offer Space shall be deemed to first become Available if, after Landlord’s first leasing of the Offer Space following the date this Amendment is mutually executed and delivered but prior to Landlord’s next leasing of the Offer Space (other than to the existing tenant) Landlord has located a prospective tenant (other than the existing tenant) that may be interested in leasing the Offer Space; and (b) thereafter, or if the Offer Space is under lease to a third party as of the date of mutual execution and delivery of this Amendment, the Offer Space shall be deemed to become Available when Landlord has determined that the third-party tenant of the Offer Space will not extend or renew the term of its lease, or enter into a new lease, for the Offer Space. Tenant may lease such Offer Space in its entirety only, under such terms, by delivering written notice of exercise to Landlord (the “Notice of Exercise”) within seven (7) business days after the date of Landlord’s delivery of the Advice, failing which Landlord may lease the subject Offer Space to any third party on whatever basis Landlord desires, and Tenant shall have no further rights with respect to such subject Offer Space (except as otherwise provided in Section 9.8.7 below). If Tenant exercises its Offer Right for the Offer Space in accordance with the terms and conditions of this Section 9.8, effective as of the date Landlord delivers the subject Offer Space, such Offer Space shall automatically be included within the Premises and subject to all the terms and conditions of the Lease, as amended hereby, except as set forth in the Advice and as follows:

9.8.2	Tenant’s Proportionate Share shall be recalculated, using the total square footage of the Premises, as increased by the subject Offer Space, as the case may be.

9.8.3	The subject Offer Space shall be leased on an “as is” basis and Landlord shall have no obligation to improve the subject Offer Space or grant Tenant any improvement allowance thereon except as may be provided in Landlord’s Advice.

9.8.4	The term for the subject Offer Space shall commence upon the commencement date stated in the Advice and thereupon such Offer Space shall be considered a part of the Premises, provided that all of the terms stated in the Advice, including the termination date set forth in the Advice, shall govern Tenant’s leasing of the Offer Space and only to the extent that they do not conflict with the Advice, the terms and conditions of the Lease shall apply to the Offer Space. Notwithstanding the foregoing, if the remaining Term of the Lease following the commencement of the Offer Space Term is greater than thirty six (36) months, then the Offer Space Term shall expire concurrently with the Term of the Lease, as may be extended, and if the remaining Term of the Lease following the commencement of the Offer Space Term is less than thirty six (36) months, then the Offer Space Term shall be as set forth in the Advice. Tenant shall pay Monthly Installment of Rent, Tenant’s Proportionate Share of Expenses and Taxes and any other additional rent for the Offer Space in accordance with the terms and conditions of the Advice.

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9.8.5	Notwithstanding anything to the contrary set forth herein, Tenant shall have no such Offer Right with respect to the subject Offer Space, as the case may be, and Landlord need not provide Tenant with an Advice, if: (a) Tenant is in default under the Lease, as amended hereby, beyond any applicable notice and cure period at the time that Landlord would otherwise deliver its Advice for the subject Offer Space as described above; (b) more than twenty percent (20%) of the Premises is sublet at the time Landlord would otherwise deliver its written notice of the subject Offer Right as described above; (c) the Lease has been assigned (other than pursuant to a Permitted Transfer) prior to the date Landlord would otherwise deliver its written notice of the subject Offer Right as described above; (d) Tenant is not occupying the Premises on the date Landlord would otherwise deliver its written notice of the Offer Right as described above; (e) the subject Offer Space is not intended for the exclusive use of Tenant during the Term; or (f) Landlord or an affiliate of Landlord no longer owns the Potential Offer Building in which the subject Offer Space is located (provided, however, that the Offer Right shall remain in effect following a sale of the Project to the extent that the Building and any Potential Offer Building are owned by the same person or entity or by affiliated persons or entities).

9.8.6	If Landlord is delayed delivering possession of the subject Offer Space due to the holdover or unlawful possession of such space by any party, Landlord shall use reasonable efforts to obtain possession of such space, and the commencement of the term for the subject Offer Space shall be postponed until the date Landlord delivers possession of the subject Offer Space to Tenant free from occupancy by any party.

9.8.7

The rights of Tenant hereunder with respect to any Potential Offer Space in any particular instance in which such Potential Offer Space becomes Available shall terminate on the earlier to occur of the following: (a) January 31, 2017 (unless Tenant has validly exercised its Renewal Option, in which event the date shall be twelve (12) months before the scheduled expiration of the Renewal Term; provided that in such event, the procedure for determining the Prevailing Market rate with respect to the Premises shall apply only to the Premises then being leased by Tenant, and the Annual Rent and Monthly Installment of Rent payable for the subject Offer Space, the Term of the Lease with respect to such Offer Space and all other material terms with respect to the such Offer Space shall be as set forth in the applicable Advice); (b) Tenant’s failure to exercise its Offer Right within the seven (7) business day period provided in Section 9.8.1 above (except as otherwise expressly provided below); and (c) the date Landlord would have provided Tenant an Advice if Tenant had not been in violation of one or more of the conditions set forth in Section 9.8.1 above. Notwithstanding the foregoing, if (i) Tenant was entitled to exercise its Right of First Offer, but failed to provide Landlord with a Notice of Exercise within the seven (7) business day period provided in Section 9.8.1 above, and (ii) Landlord does not enter into a lease for the Offer Space with a third party within a period of six (6) months following the date of the Advice, Tenant shall once again have a Right of First Offer with respect to such Offer Space, subject to the limitations set forth herein and in Section 9.8.1 above. In addition, if Landlord provides Tenant with an Advice for any Potential Offer Space that

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contains expansion rights (whether such rights are described as an expansion option, right of first refusal, right of first offer or otherwise) with respect to any other portion of the Potential Offer Space (such other portion of the Offer Space subject to such expansion rights is referred to herein as the “Encumbered Potential Offer Space”) and Tenant does not exercise its Offer Right to lease such Offer Space, Tenant’s Offer Right with respect to the Encumbered Potential Offer Space shall be subject and subordinate to all such expansion rights contained in the Advice.

9.8.8	If Tenant exercises its Offer Right as to a subject Offer Space, Landlord shall prepare an amendment (an “Offer Amendment”) adding the subject Offer Space to the Premises on the terms set forth in the Advice and reflecting the changes in the Monthly Installment of Rent, Annual Rent, rentable square footage of the Premises, Tenant’s Proportionate Share and other appropriate terms. A copy of the Offer Amendment shall be sent to Tenant within a reasonable time after Landlord’s receipt of the Notice of Exercise executed by Tenant, and Tenant shall execute and return the Offer Amendment to Landlord within ten (10) business days thereafter, but an otherwise valid exercise of the Offer Right shall be fully effective whether or not the Offer Amendment is executed.

9.8.9	Notwithstanding anything herein to the contrary, Tenant’s Offer Right is subject and subordinate to the expansion rights (whether such rights are designated as a right of first offer, right of first refusal, expansion option or otherwise) of Trimble Navigation, the tenant of the building located at 888 Tasman Drive, Milpitas, California and its successors and assigns.

9.9	Monument Sign.

9.9.1	So long as (a) Tenant is not in default under the terms of the Lease, as amended hereby, beyond any applicable notice and cure period, and (b) Tenant has not assigned the Lease (other than pursuant to a Permitted Transfer) or sublet more than twenty percent (20%) of the Premises, Tenant shall have the exclusive right to replace the current Project monument sign with the name “Tasman Technology Park” and located at the corner of Tasman Drive and McCarthy Boulevard with Tenant’s own monument which shall contain Tenants name and/or logo (the “Tenant’s Project Monument Sign”), subject to the terms of this Section 9.9. The design, size and color of Tenant’s signage with Tenant’s name/logo to be displayed on Tenant’s Project Monument Sign, and the manner in which it is attached to the Tenant’s Project Monument Sign, shall comply with all applicable Regulations and shall be subject to the approval of Landlord (which approval shall not be unreasonably withheld) and any applicable governmental authorities, including, without limitation, the City of Milpitas. Landlord reserves the right to withhold consent to any sign that, in the reasonable judgment of Landlord, is not harmonious with the design standards of the Project. Tenant must obtain Landlord’s written consent to any proposed signage and lettering prior to its fabrication and installation, which consent shall not be unreasonably withheld, conditioned or delayed, To obtain Landlord’s consent, Tenant shall submit design drawings to Landlord showing the type and sizes of all lettering; the colors, finishes and types of materials used; and (if applicable and Landlord consents thereto in its reasonable discretion) any provisions for illumination.

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9.9.2	Tenant’s Project Monument Sign shall be designed, constructed, installed, insured, maintained, repaired and removed all at Tenant’s sole risk, cost and expense. Tenant, at its cost, shall be responsible for the maintenance, repair or replacement of Tenant’s Project Monument Sign, which shall be maintained in a manner reasonably satisfactory to Landlord.

9.9.3	Upon the expiration or earlier termination of the Lease or if during the Term (and any extensions thereof) (a) Tenant is in default under the terms of the Lease after the expiration of applicable notice and cure periods; (b) Tenant leases and occupies less than eighty percent (80%) of the Premises; or (c) Tenant assigns the Lease (other than pursuant to a Permitted Transfer), then Tenant’s rights granted pursuant to this Section 9.9 will terminate and Tenant shall remove Tenant’s Project Monument Sign at Tenant’s sole cost and expense and restore the Project Monument Sign to the condition it was in prior to installation of Tenant’s Project Monument Sign, ordinary wear and tear excepted.

9.9.4	The rights provided in this Section 9.9 shall be non-transferable (other than pursuant to a Permitted Transfer) unless otherwise agreed by Landlord in writing in its sole discretion.

9.10	Communication Lines. The terms of Section 12 of the Third Amendment regarding Tenant’s right to install, maintain, replace, remove, use and modify Lines shall be applicable to the 800 Building, including the connection of Lines between the 800 Building and the 1390 Building, the 1440 Building and the Temporary Space in the manner described in Section 12 of the Third Amendment.

9.11	Outdoor Patio Area.

9.11.1

Tenant shall have the right to install, as part of the Tenant Alterations, a patio area (the “Patio Area”) as depicted on the Space Plan attached hereto as Schedule 3 to Exhibit B. The Patio Area shall be used by Tenant solely as an outdoor seating area for Tenant’s employees and invitees and for no other purpose. Tenant shall be entitled to place seats and tables (“Tenant’s Outdoor Furniture”) in the Patio Area; provided that the color, design, material, finish, size, location and method of installation of Tenant’s Outdoor Furniture and any trash containers located therein shall be subject to Landlord reasonable prior approval and shall comply with all Regulations. Tenant shall not install any exterior lighting, exterior decorations, radio or television antenna, loud speaker or other device in, on or about the Patio Area. The use of the Patio Area by Tenant and any Tenant Entities shall comply with all of the terms and conditions of the Lease, as amended hereby. Without limiting the foregoing, Tenant shall not store anything in the Patio Area other than such tables and chairs and shall not do, permit or suffer in, on or about the Patio Area anything that is unsafe or otherwise may create a hazardous condition, or that may increase Landlord’s insurance rates, or cause a cancellation or modification of Landlord’s insurance coverage. Tenant shall not hold any special events in the Patio Area without the prior

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written consent of Landlord in its reasonable discretion. Tenant shall be solely responsible for securing, at Tenant’s sole cost and expense, any permits or other governmental approvals required for Tenant’s use of the Patio Area in accordance with this Section 9.11. Tenant agrees that Landlord shall not be liable therefor and that the availability or non-availability of the Patio Area as a result of any applicable Regulation and Tenant’s right to use the Patio Area shall not affect any of Tenant’s other obligations under the Lease, as amended hereby.

9.11.2	Tenant shall maintain Tenant’s Outdoor Furniture and the Patio Area in good condition and repair at Tenant’s sole cost and expense. Tenant’s obligations pursuant to this Section 9.11.2 shall include, without limitation, the obligations of Tenant to (a) be responsible for cleaning any spills or waste in the Patio Area, and (b) cause any trash containers located in the Patio Area to be emptied on a regular basis prior to their overflowing, and substitute a replacement container during the time period when containers are being emptied, and keep and maintain all trash containers in a clean and attractive condition and appearance at all times. If Tenant fails to perform its obligations with respect to the Patio Area, Landlord may elect to perform such obligations on behalf of Tenant and charge Tenant for the performance of said work.

9.11.3	All terms and provisions of the Lease, as amended hereby, shall be applicable to the Patio Area, including, without limitation, Sections 10 (Indemnification), 11 (Insurance) and 12 (Waiver of Subrogation). Landlord need not supply any services to the Patio Area and the Patio Area shall not be part of the “Premises” for purposes of calculating the rentable square footage of the Premises or Tenant’s Proportionate Share.

9.12	Café Area. Tenant intends to use a portion of the Second Expansion Space as a cafeteria providing pre-prepared foods and beverages for Tenant’s employees and invitees. The cafeteria shall not be open to the public. No cooking shall be done or permitted by any employee or invitee of Tenant in any portion of the Second Expansion Space, except that Underwriters’ Laboratory approved microwave ovens or equipment for heating pre-prepared foods, brewing coffee, tea, hot chocolate and similar beverages shall be permitted provided that such equipment and use is in accordance with all applicable Regulations. Tenant shall not store, display, sell or distribute any alcoholic beverages without the prior written consent of Landlord. Tenant shall obtain, maintain and conspicuously display any and all permits, licenses and approvals required by any governmental authority for the operation of a cafeteria in the Second Expansion Space. Tenant shall store its garbage (“wet” and “dry”), trash and other refuse generated from the cafe in rat-proof and insect-proof containers within the Premises, and remove the same frequently and regularly and, if directed by Landlord, in the manner, by such means, and at such times as Landlord shall designate. Tenant, at its sole cost and expense, shall procure and maintain in full force and effect during the Term, a pest control contract for the pest extermination services in the cafeteria portion of the Second Expansion Space to control cockroaches, rodents and other pests with a pest control firm reasonably acceptable to Landlord. Tenant shall follow all reasonable recommendations of said contractor with respect to pest control. A copy of the then current pest contract shall be delivered to Landlord annually. The pest contract shall require the contractor to perform extermination services at the cafeteria portion of the Second Expansion Space on a monthly basis.

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10.	Miscellaneous.

10.1	This Amendment, including Exhibit A (Outline and Location of Second Expansion Space), Exhibit B (Tenant Alterations), Exhibit C (Early Possession Agreement), Exhibit D (Space Plan Depicting Location of Full Height Walls), and Exhibit E (Space Plan Depicting Location of Patio Area, Dock Wells and Replacement Parking) attached hereto, sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Under no circumstances shall Tenant be entitled to any Rent abatement, improvement allowance, leasehold improvements, or other work to the Premises, or any similar economic incentives that may have been provided Tenant in connection with entering into the Lease, unless specifically set forth in this Amendment.

10.2	Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect. In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control. The capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment.

10.3	Tenant shall reasonably comply with Landlord’s recycling policy for the 800 Building, including, without limitation, Tenant shall sort and separate its trash into separate recycling containers as required by law or which may be furnished by Landlord and located in the Second Expansion Space. Tenant shall comply with all laws regarding the collection, sorting, separation, and recycling of garbage, waste products, trash and other refuse at the 800 Building. Landlord reserves the right to refuse to collect or accept from Tenant any trash that is not separated and sorted as required by law or pursuant to Landlord’s recycling policy, and to require Tenant to arrange for such collection at Tenant’s cost, utilizing a contractor reasonably satisfactory to Landlord. If Tenant is billed directly by a public utility with respect to Tenant’s electrical usage at the Premises, then, upon request, Tenant shall provide monthly electrical utility usage for the Premises to Landlord for the period of time requested by Landlord (in electronic or paper format) or, at Landlord’s option, provide any written authorization or other documentation required for Landlord to request information regarding Tenant’s electricity usage with respect to the Premises directly from the applicable utility company.

10.4	Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed and delivered the same to Tenant.

10.5	Tenant hereby represents to Landlord that Tenant has dealt with no broker in connection with this Amendment other than Cornish & Carey Newmark Knight Frank. Tenant agrees to indemnify and hold Landlord and the Landlord Entities harmless from all claims of any other brokers claiming to have represented Tenant in connection with this Amendment.

10.6

Each signatory of this Amendment represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting. Tenant hereby represents and warrants that neither Tenant, nor any persons or entities holding any legal or beneficial interest whatsoever in Tenant, are (i) the target of any sanctions program that is established by Executive Order of the President or published by the Office of Foreign Assets Control, U.S. Department of the Treasury (“OFAC”); (ii)

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designated by the President or OFAC pursuant to the Trading with the Enemy Act, 50 U.S.C. App. § 5, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06, the Patriot Act, Public Law 107-56, Executive Order 13224 (September 23, 2001) or any Executive Order of the President issued pursuant to such statutes; or (iii) named on the following list that is published by OFAC: “List of Specially Designated Nationals and Blocked Persons.” If the foregoing representation is untrue at any time during the Term, an Event of Default under the Lease will be deemed to have occurred, without the necessity of notice to Tenant.

10.7	This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same Amendment. In order to expedite the transaction contemplated herein, telecopied signatures or signatures transmitted by electronic mail in so-called “pdf” format may be used in place of original signatures on this Amendment. Landlord and Tenant intend to be bound by the signatures on the telecopied or e-mailed document, are aware that the other party will rely on the telecopied or e-mailed signatures, and hereby waive any defenses to the enforcement of the terms of this Amendment based on such telecopied or e-mailed signatures. Promptly following transmission of the telecopied or e-mailed signatures, Tenant shall promptly deliver to Landlord with original signatures on this Amendment.

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10.8	Redress for any claim against Landlord under the Lease and this Amendment shall be limited to and enforceable only against and to the extent of Landlord’s interest in the Building. The obligations of Landlord under the Lease are not intended to and shall not be personally binding on, nor shall any resort be had to the private properties of, any of its trustees or board of directors and officers, as the case may be, its investment manager, the general partners thereof, or any beneficiaries, stockholders, employees, or agents of Landlord or the investment manager, and in no case shall Landlord be liable to Tenant hereunder for any lost profits, damage to business, or any form of special, indirect or consequential damages.

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written.

LANDLORD:			TENANT:

SILICON VALLEY CA-I, LLC,			FIREEYE, INC.,
a Delaware limited liability company			a Delaware corporation

By:	SVCA JV LLC,		By:	/s/ Frank Verdecanna
	a Delaware limited liability company		Name:	Frank Verdecanna
	its Manager		Title:	VP Finance
			Dated:	8/2/2013
By:	RREEF America REIT III Corp. GG- QRS, a Maryland corporation its Manager

	By:	/s/ Mike Walker
	Name:	MIKE WALKER
	Title:	V.P.
	Dated:	8/3/13

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EXHIBIT A - OUTLINE AND LOCATION OF SECOND EXPANSION SPACE

attached to and made a part of the Amendment dated as of July 25, 2013, between

SILICON VALLEY CA-I, LLC, a Delaware limited liability company, as Landlord and

FIREEYE, INC., a Delaware corporation, as Tenant

Exhibit A is intended only to show the general layout of the Second Expansion Space as of the beginning of Expansion Effective Date. It does not in any way supersede any of Landlord’s rights set forth in the Lease with respect to arrangements and/or locations of public pans of the Building and changes in such arrangements and/or locations. It is not to be scaled; any measurements or distances shown should be taken as approximate.

A-1

EXHIBIT B - TENANT ALTERATIONS

attached to and made a part of the Amendment dated as of July 25, 2013, between

SILICON VALLEY CA-I, LLC, a Delaware limited liability company, as Landlord and

FIREEYE, INC., a Delaware corporation, as Tenant

1. Tenant, following the delivery of the Second Expansion Space by Landlord and the full and final execution and delivery of the Amendment to which this Exhibit B is attached and the Early Possession Agreement, the delivery of all prepaid rental, the Additional Security Deposit and insurance certificates required under the Amendment, shall perform (i) certain Market Ready Improvements to the Second Expansion Space, the general scope of which is set forth on Schedule 1 (the “Market Ready Improvements”) and (ii) other additional tenant improvements to the Second Expansion Space pursuant to this Exhibit B (the “Additional Tenant Improvements”). Subject to the Allowance (defined below) and Tenant’s removal and restoration obligations set forth in Section 7.2 of the Amendment, Tenant may elect to upgrade certain portions of the materials or finishes used in the Market Ready Improvements as described on Schedule 2. The Market Ready Improvements and the Additional Tenant Improvements are collectively referred to herein as the “Tenant Alterations”. Notwithstanding the foregoing, Tenant and its contractors shall not have the right to perform the Tenant Alterations in the Second Expansion Space unless and until Tenant has complied with all of the terms and conditions of Article 6 of the Original Lease and this Exhibit B, including, without limitation, approval by Landlord of the Plans (defined below) for the Tenant Alterations and the general contractor to be retained by Tenant to perform such Tenant Alterations. Tenant shall be responsible for all elements of the design of Tenant’s Plans (including, without limitation, compliance with law, functionality of design, the structural integrity of the design, the configuration of the 800 Building and the Second Expansion Space and the placement of Tenant’s furniture, appliances and equipment), and Landlord’s approval of Tenant’s Plans shall in no event relieve Tenant of the responsibility for such design. In addition to the foregoing, Tenant shall be solely liable for all costs and expenses associated with or otherwise caused by Tenant’s performance and installment of the Tenant Alterations (including, without limitation, any legal compliance requirements arising outside of the Second Expansion Space and 800 Building).

2. Tenant has retained, and Landlord has approved, the following architect and engineers to prepare all architectural plans for the Tenant Alterations and all engineering working drawings relating to the structural, mechanical, electrical, plumbing, HVAC, lifesafety, and sprinkler work in the Second Expansion Space: (i) Dennis Kobza and Associates, Inc. (the “Architect”), and (ii) Reade & Associates (mechanical engineers), Stuart & Sons (electrical engineers) and Ireland Engineering (structural) (collectively, the “Engineers”). The plans and drawings to be prepared by the Architect and the Engineers hereunder shall be referred to herein collectively as the “Plans.” All Plans shall (a) comply with the drawing format and specifications required by Landlord, (b) be consistent with Landlord’s then current requirements for avoiding aesthetic, engineering or other conflicts with the design and function of the balance of the Project to the extent affecting or visible from the exterior of the Building, and (c) otherwise be subject to Landlord’s approval, which shall not be unreasonably withheld. Tenant shall cause the Architect to verify, in the field, the dimensions and conditions as shown on the relevant portions of the base Building plans, and Landlord shall have no responsibility in connection therewith. Landlord’s review of the Plans and approval of the Approved Construction Drawings (defined below) shall be for its sole benefit and shall not create or imply any obligation on the part of Landlord to review the same for Tenant’s benefit, whether with respect to quality, design, compliance with law or any other matter.

3. Tenant has caused the Architect to prepare a space plan for the Additional Tenant Improvements and Landlord has approved such space plan, dated June 26, 2013 and attached hereto as Schedule 3 (the “Space Plan”). Tenant shall cause the Architect and the Engineers to complete the architectural, engineering and final architectural working drawings for the Tenant Alterations in a form that is sufficient to enable subcontractors to bid on the work and to obtain all applicable permits (collectively, the “Construction Drawings”), and shall deliver four (4) copies of the Construction Drawings, signed by Tenant, to Landlord for its approval. Notwithstanding the foregoing, at Tenant’s option, the Construction Drawings may be prepared in two phases (first the architectural drawings, then engineering drawings consistent with the previously provided architectural drawings), provided that each phase shall be subject to Landlord’s approval. Landlord shall provide Tenant with written notice approving or reasonably disapproving the Construction Drawings (or the applicable component thereof) within five (5) business days after the later of Landlord’s receipt thereof or the mutual execution and delivery of the Amendment to which this Exhibit B is attached. If Landlord disapproves the Construction Drawings (or any component thereof), Landlord’s notice of disapproval shall describe with reasonable specificity the basis for such disapproval and the changes that would be necessary to resolve Landlord’s objections. If Landlord disapproves the Construction Drawings (or any component thereof), Tenant shall cause the Construction Drawings to be modified and resubmitted to Landlord for its approval. Such procedure shall be repeated as necessary until Landlord has approved the Construction Drawings (or the applicable component thereof). Tenant shall not commence construction of the Tenant Alterations until after the Construction Drawings are approved by Landlord. No revision may be made to the approved Construction Drawings (the “Approved Construction Drawings”) without Landlord’s prior written consent, which shall not be unreasonably withheld.

4. Tenant shall submit the Approved Construction Drawings to the appropriate municipal authorities and otherwise apply for and obtain from such authorities all applicable building permits necessary to allow the Contractor to construct the Tenant Alterations (the “Permits”). Tenant shall coordinate with Landlord in order to allow Landlord, at its option, to take part in all phases of the permitting process and shall supply Landlord, as soon as possible, with all plan check numbers and dates of submittal. Notwithstanding anything to the contrary in this Section 4, Tenant, and not Landlord or its consultants, shall be responsible for obtaining any Permit or certificate of occupancy; provided, however, that Landlord shall cooperate with Tenant in executing permit applications and performing other ministerial acts reasonably necessary to enable Tenant to obtain any Permit or certificate of occupancy. Tenant shall not commence construction of any particular portion of the work for the Tenant Alterations until the Permits for such portion of the work are obtained (provided, however, but subject to the other terms and conditions of this Exhibit B, Tenant may commence demolition work following issuance of a demolition permit and may commence construction of portions of the Tenant Alterations prior to issuance of Permits therefor to the extent allowed by the City of Milpitas).

5. Tenant shall retain a general contractor (the “Contractor”) to perform the Tenant Alterations. The Contractor shall be selected by Tenant, by written notice to Landlord, from a list of general contractors provided by Landlord or, at Landlord’s option, from a list of general contractors provided by Tenant and approved in writing by Landlord. Notwithstanding anything to the contrary contained herein or in the Lease, Tenant shall obtain at least one (1) bid for the Tenant Alterations from a union Contractor. For purposes of this Section 5, Landlord’s approval of a proposed general contractor shall not be considered unreasonably withheld if such general contractor (a) does not have trade references reasonably acceptable to Landlord, (b) does not maintain insurance as required under the terms of the Lease, (c) cannot be bonded for the work in an amount equal to 150% of the total Final Costs (defined below), (d) does not provide current financial statements reasonably acceptable to Landlord, or (e) is not licensed as a contractor in the state/municipality in which the Second Expansion Space is located. Tenant acknowledges that the foregoing is not an exclusive list of the reasons why Landlord may reasonably disapprove a proposed general contractor. Notwithstanding the foregoing, Landlord hereby approves of the following Contractors: (i) G. Swanson; (ii) Technical Builders; and (iii) SouthBay Construction. Any subcontractors used by Tenant shall comply with the Responsible Contractor Policy Statement provided by Landlord.

6. Provided Tenant is not in default under the Lease, as amended hereby, beyond any applicable notice and cure period, Landlord agrees to contribute the sum of $2,754,408.00 (i.e, $53.38 per rentable square foot of the Second Expansion Space) (the “Allowance”) toward the cost of performing the Tenant Alterations. Except as expressly provided herein, the Allowance may only be used for the cost of preparing design and construction documents and mechanical and electrical plans, permit and inspection fees, and other soft costs for the Tenant Alterations and for hard costs in connection thereof. The Allowance shall be paid to Tenant in accordance with Section 7 below. In addition to the Allowance, Landlord and Tenant acknowledge that two (2) Trane package units that are to be installed as part of the Market Ready Improvements as noted on Schedule 1 are being provided by Landlord and are located on site at the 800 Building. Tenant shall utilize such units in the construction of the Market Ready Improvements and the cost thereof has been paid by Landlord and shall not be charged as part of the Allowance or otherwise charged to Tenant.

7. The Allowance shall be paid to Tenant in periodic disbursements within thirty (30) days after receipt of the following documentation: (a) a request for payment of the Architect/Engineers and the Contractor, approved by Tenant, and, in the case of the Contractor’s request for payment, showing the schedule, by trade, of percentage of completion of the Tenant Alterations, and detailing the portion of the work completed and the portion not completed, (b) executed conditional mechanic’s lien releases from the contractor, subcontractors and material suppliers which shall cover all Tenant Alterations for which disbursement is being requested and which shall comply with the appropriate provisions, as reasonably determined by Landlord, of California Civil Code Section 8132, and (c) all such invoices, contracts, or other supporting data as Landlord or Landlord’s mortgagee may reasonably require. Within thirty (30) days following receipt of the foregoing, Landlord shall deliver a check to Tenant in payment of the lesser of (i) the amounts so requested by Tenant, less a ten percent (10%) retention (the aggregate amount of such retentions to be referred to as the “Final Retention”), and (b) the balance of any remaining available portion of the Allowance (not including the Final Retention). Upon completion of the Tenant Alterations, the Final Retention shall be delivered by Landlord to Tenant within thirty (30) days following receipt by Landlord of (A) general contractor and architect’s completion affidavits; (B) full and final waivers of lien; (C) receipted bills covering all labor and materials expended and used; (D) as-built plans of the Tenant Alterations; and (E) the certification of Tenant and its architect that the Tenant Alterations have been installed in a good and workmanlike manner in accordance with the approved plans, and in accordance with applicable laws, codes and ordinances. In no event shall Landlord be required to disburse the Allowance more than one time per month. If the Tenant Alterations exceed the Allowance, Tenant shall be entitled to the Allowance in accordance with the terms hereof, but each individual disbursement of the Allowance shall be disbursed in the proportion that the Allowance bears to the total cost for the Tenant Alterations, less the Final Retention. Notwithstanding anything herein to the contrary, Landlord shall not be obligated to disburse any portion of the Allowance during the continuance of an uncured default under the Lease, and Landlord’s obligation to disburse shall only resume when and if such default is cured. Tenant shall be responsible for all applicable state sales or use taxes, if any, payable in connection with the Tenant Alterations and/or Allowance. In no event shall the Allowance be used for the purchase of equipment, furniture or other items of personal property of Tenant. If Tenant does not submit a request for payment for the entire Allowance to Landlord in accordance with the provisions contained in the Exhibit B by July 31, 2014, any unused amount shall accrue to the sole benefit of Landlord, it being understood that Tenant shall not be entitled to any credit, abatement or other concession in connection therewith. Landlord shall be entitled to deduct from the Allowance a construction management fee for Landlord’s oversight of the Tenant Alterations in an amount equal to one percent (1%) of the Allowance. In no event shall the Final Retention be paid to Tenant until Tenant has completed all of the Market Ready Improvements.

8. Tenant agrees to accept the Second Expansion Space in its “as-is” condition and configuration, it being agreed that Landlord shall not be required to perform any work or, except as provided above with respect to the Allowance, incur any costs in connection with the construction or demolition of any improvements in the Second Expansion Space.

9. This Exhibit B shall not be deemed applicable to any additional space added to the Second Expansion Space at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the original Premises or any additions to the Premises in the event of a renewal or extension of the original Term of the Lease, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement to the Lease. Further, for the avoidance of doubt, the scope and quality of the Additional Tenant Improvements provided for in this Exhibit B for the Second Expansion Space shall not become the standard to which tenant improvements in other space that Tenant may lease from Landlord in the Project are to be built.

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SCHEDULE 1 TO EXHIBIT B – SCOPE OF MARKET READY IMPROVEMENTS

800 Tasman – Market Ready Design Scope Document

•	T-Bar – 15/16” Grid – Armstrong – Installed at 10’ just above exterior window mullions – new throughout

•	Ceiling Tile – Armstrong Second Look II – new throughout

•	T-Bar Light Fixtures – Lightolier -2 x 4 Coffaire II Recessed Fluorescent – Direct /Indirect with perforated basket – 2 Lamp T5 – new throughout

•	Interior Doors, Frames and Hardware – Full Height Clear Maple Doors, Clear Anodized Aluminum Frames, Lever Hardware

•	Offices have Sidelites – 24” Single Pane

•	Carpet – Shaw Contract Group – Style – Signed 5A114 Pattern Loop with 4” Rubber Top Set Base throughout

•	Fire Sprinklers – Relocate and add/subtract at ceiling level to meet code – Design Build – Separate Submittal

•	New Monitored AllGuard Fire Panel with Horns and Strobes throughout to satisfy code

•	Electrical Design Build

•	New Primary Electrical Switch Gear

•	Existing large secondary breaker panel at back building wall and its enclosing room to be demoed

•	Bathroom Accessories – Bobrick Stainless Steel

•	Bathroom Partitions – Powder Coated Metal – Floor Mount

•	Bathroom Vanity – Solid Surface Top with Integral sink

•	Bathroom Faucets and Soap Dispensers – Battery Operated Auto – American Standard

•	Toilets – Wall Hung American Standard Flushometer

•	Bathroom Tile – Floors: Mfg. DalTile, style ERA, color Arke unpolished, # P710 12x24

•	Bathroom Tile – Walls: Mfg. DalTile, style Kimona Silk, color Rice Paper, # P321 12x12

•	Bathroom Can Lights – 42 Watt Compact Fluorescents

•	Drinking Fountain – ADA Compliant Stainless Steel

•	Break Room Cabinets and Sink – P Lam Upper, Lower, and Counter Top with Stainless ADA Sink and Faucet

•	Break Room Flooring – Armstrong VCT

•	Conference and Break Room Glass Wall – 3/8” Tempered Glass – Silicon Butt Glazed where occurs

•	Sheet Rock Walls – Level 4 smooth finish throughout, under grid, full bat insulation

•	Exterior CMU Enclosure currently containing the chiller, pumps, and Cooling Tower to be demolished and equipment removed.

•	Other Existing CMU and Tilt-up matching enclosures to remain

•	All existing Truck High Docks to remain

•	All existing Dock Levelers to remain

•	HVAC – 2 new 75 ton each Trane Packaged units to be installed with Titus VAV Boxes and a new boiler to provide reheat – Heat at all perimeter VAV Boxes

•	28 VAV Zones with control by pneumatic programmable T- Stats – Conference Room on a separate Zone, 3 interior offices per zone, 2 executive offices per zone

•	Sheet metal high pressure supply distribution ducting with Aluma Flex low pressure ducting after the VAV Boxes with 2 x 2 lay in Standard Diffusers throughout

•	HVAC System – Ducted Return

•	Rest Room Exhaust – One Exhaust fan for each side of the large rest room and one exhaust fan for the combined small rest rooms, ducted through the roof

•	Exterior Doors – Existing to remain as-is

•	Exterior Mullion Systems and Glazing – Existing to remain as-is

•	Full Time Project Supervision

•	Daily Clean-up and Final Janitorial

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SCHEDULE 2 TO EXHIBIT B –

MARKET READY IMPROVEMENTS DESIGN SCOPE DEVIATIONS

800 Tasman- Market Ready Design Scope Document deviations

•	T-Bar ceiling will be at 11’-0” in the dining room/café with 3 vaulted areas of 12’-6”

•	Ceiling tile will be Armstrong Dune Second Look.

•	T-Bar ceiling light fixtures will be Lithonia Avante Series 2x4 fixture, Cat. No. 2AVG 2 54T5HO MDR MVOLT GEB10PS, 841 (add EL for Emergency ballast) Direct/Indirect

•	2x2 fixture is Cat. No. 2AVG 2 24T5HO MDR MVOLT GEB10PS, 841 Direct/ Indirect

•	Carpet: (all 18”x36”)

C-1: Shaw style “Blur” #59596 color #95750 blend

C-2: Shaw style “Overlay” #59598 color #95750 blend

C-3: Shaw style “Scale” 59595 color #95870 Sundried

C-4: Shaw Style “Scale” 59595 color #95505 Black

C-5: Shaw Style “Scale” 59595 color # 95155 Mineralite

C-6: Shaw Style “Scale” 59595 color # 95761 Portabella

•	Bathroom Partitions:

PL-1: (Stall partitions) Wilsonart Laminate #4944-38 Casual Linen

•	Bathroom Tile- Floor/Walls:

CT-1: (Floor/Wall) Crossville-“Empire” color #VS77-UP Parisian White 14”xl4”

CT-2: (Cove base) Crossville -“Empire” color #VS77-UP Parisian White 6”x14”

CT-3: (Bullnose) Crossville- “Empire” color #VS77-UP Parisian White 3”x14”

CT-4: (Mosaic Accent) Crossvile - “Ebb & Flow” color # EF 03 Flora and Fauna Linear Mixed Mosaics

CT-5: (Shower Floor) Crossville- “Empire” color #VS77-UP Parisian White Mosaic 1”x1”

CT-6: (Floor insert) “Empire” color #VS77-UP Parisian White 21”x21”

•	Break Room Cabinets and Sink :

Q-2: (Break Room Countertop) Caesarstone - #6600 Nougat (solid surface)

•	Break Room Flooring:

VP-1: (Cafeteria / Break Room) The Patton Group Mats inc. “Floor Works” Plank Collection Bamboo color: W8011 – Dark Blend Bamboo (4”x36”) with Straight edge

(Contact: Brian Richards 415-298-6287)

•	No drinking fountain being provided.

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SCHEDULE 3 TO EXHIBIT B – APPROVED SPACE PLANS

KEY NOTES:

GENERAL WALL LEGEND:

1 FLOOR PLAN

KEY PLAN

FireEye

FLOOR PLAN

A-2

EXHIBIT C – EARLY POSSESSION AGREEMENT

attached to and made a part of the Amendment dated as of July 25, 2013, between

SILICON VALLEY CA-I, LLC, a Delaware limited liability company, as Landlord and

FIREEYE, INC., a Delaware corporation, as Tenant

EARLY POSSESSION AGREEMENT

Landlord and Tenant are parties to that certain lease dated January 15, 2008 (the “Original Lease”), which Original Lease has been previously amended by that certain First Amendment dated April 28, 2010, that certain Second Amendment dated December 5, 2011, that certain Third Amendment dated February 21, 2012, that certain Expansion Space Effective Date Memorandum dated July 5, 2012, that certain Fourth Amendment dated February 7, 2013 and that certain Fifth Amendment (the “Amendment”) dated July 25, 2013 (collectively, the “Lease”). Pursuant to the Lease, Landlord has leased to Tenant space currently containing approximately 113,598 rentable square feet comprised of (i) approximately 16,892 rentable square feet of the building located at 1390 McCarthy Boulevard, Milpitas, California, and approximately 45,106 rentable square feet of the building located at 1440 McCarthy Boulevard, Milpitas, California (collectively, the “Original Premises”) and (ii) approximately 51,600 rentable square feet of the building located at 800 Tasman Drive, Milpitas, California (the “Second Expansion Space”), as well as certain temporary space further described in the Lease. Capitalized terms not defined herein shall have the same meaning as set forth in the Lease.

It is hereby agreed that in accordance with Section 7 of the Amendment, Tenant may occupy the Second Expansion Space on                     .

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C-1

Landlord and Tenant agree that all the terms and conditions of the above referenced Lease are in full force and effect as of the date of Tenant’s possession of the Second Expansion Space prior to the Second Expansion Effective Date pursuant to Section 7 of the Amendment other than the payment of monthly rent.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year first above written.

LANDLORD:		TENANT:

SILICON VALLEY CA-I, LLC,		FIREEYE, INC.,
a Delaware limited liability company		a Delaware corporation

By:	SVCA JV LLC,	By:
	a Delaware limited liability company	Name:
	its Manager	Its:
Date:
By:	RREEF America REIT III Corp. GG- QRS,
a Maryland corporation
its Manager

By:
Name:
Title:
Dated:

C-2

EXHIBIT D – SPACE PLAN DEPICTING LOCATION OF FULL-HEIGHT WALLS

attached to and made a part of the Amendment dated as of July 25, 2013, between

SILICON VALLEY CA-I, LLC, a Delaware limited liability company, as Landlord and

FIREEYE, INC., a Delaware corporation, as Tenant

(see attached)

D-1

EXHIBIT D

1 FLOOR PLAN
FireEye
FireEye
FLOOR PLAN
A 2

D-2

EXHIBIT E – SPACE PLAN DEPICTING LOCATION OF PATIO AREA, DOCK WELLS

REPLACEMENT PARKING

attached to and made a part of the Amendment dated as of July 25, 2013, between

SILICON VALLEY CA-I, LLC, a Delaware limited liability company, as Landlord and

FIREEYE, INC., a Delaware corporation, as Tenant

PARCEL TWO
PROPERTY LINE
800 TASMAN DRIVE
ONE STORY BLDG
27.9' FF TO TOP OF PARAPET
(PER EXTERIOR DIMENSIONS)
PROPERTY LINE
PROPERTY LINE
PARKING COUNT
FUTURE STRUCTURES
SITE PLAN
FireEye
SITE PLAN
A-1.1

EXHIBIT E

E-1

EARLY POSSESSION AGREEMENT

Landlord and Tenant are parties to that certain lease dated January 15, 2008 (the “Original Lease”), which Original Lease has been previously amended by that certain First Amendment dated April 28, 2010, that certain Second Amendment dated December 5, 2011, that certain Third Amendment dated February 21, 2012, that certain Expansion Space Effective Date Memorandum dated July 5, 2012, that certain Fourth Amendment dated February 7, 2013 and that certain Fifth Amendment (the “Amendment”) dated July 25, 2013 (collectively, the “Lease”). Pursuant to the Lease, Landlord has leased to Tenant space currently containing approximately 113,598 rentable square feet comprised of (i) approximately 16,892 rentable square feet of the building located at 1390 McCarthy Boulevard, Milpitas, California, and approximately 45,106 rentable square feet of the building located at 1440 McCarthy Boulevard, Milpitas, California (collectively, the “Original Premises”) and (ii) approximately 51,600 rentable square feet of the building located at 800 Tasman Drive, Milpitas, California (the “Second Expansion Space”), as well as certain temporary space further described in the Lease. Capitalized terms not defined herein shall have the same meaning as set forth in the Lease.

It is hereby agreed that in accordance with Section 8 of the Amendment, Tenant may occupy the Second Expansion Space on August 5, 2013.

Landlord and Tenant agree that all the terms and conditions of the above referenced Lease are in full force and effect as of the date of Tenant’s possession of the Second Expansion Space prior to the Second Expansion Effective Date pursuant to Section 8 of the Amendment other than the payment of monthly rent.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year first above written.

LANDLORD:			TENANT:

SILICON VALLEY CA-I, LLC,			FIREEYE, INC.,
a Delaware limited liability company			a Delaware corporation

By:	SVGA JV LLC,		By:	/s/ Frank Verdecanna
	a Delaware limited liability company		Name:	Frank Verdecanna
	its Manager		Its:	VP Finance
			Date:	8/2/2013
By:	RREEF America REIT III Corp. GG- QRS,
a Maryland corporation

	By:	/s/ Mike Walker
	Name:	MIKE WALKER
	Title:	V.P.
	Dated:	8/3/13